EXHIBIT 10.01

EXECUTION VERSION
Published CUSIP Numbers:
Deal: Y3003AAD3
Revolver: Y3003AAE1

CREDIT AGREEMENT
Dated as of January 7, 2021
among
FLEX LTD.
and
CERTAIN SUBSIDIARIES,
as the Borrowers,
BANK OF AMERICA, N.A.,
as the Administrative Agent, an L/C Issuer and a Swing Line Lender,
The Other L/C Issuers and Swing Line Lenders Party Hereto,
CITIBANK, N.A.,
as the Syndication Agent,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
BANK OF CHINA, NEW YORK BRANCH,
BARCLAYS BANK PLC,
BNP PARIBAS,
HSBC BANK USA, N.A.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA,
TRUIST BANK,
U.S. BANK NATIONAL ASSOCIATION
and
UNICREDIT BANK AG, NEW YORK BRANCH,
as Co-Documentation Agents,
BNP PARIBAS
and
UNICREDIT BANK AG, NEW YORK BRANCH,
as Co-Sustainability Coordinators
and
The Other Lenders Party Hereto
BOFA SECURITIES, INC.,
CITIBANK, N.A.,
BANCO SANTANDER, S.A., NEW YORK BRANCH,
BANK OF CHINA, NEW YORK BRANCH,
BARCLAYS BANK PLC,
BNP PARIBAS SECURITIES CORP.,
HSBC SECURITIES (USA), INC.,
JPMORGAN CHASE BANK, N.A.,
MIZUHO BANK, LTD.,
MUFG BANK, LTD.,
SUMITOMO MITSUI BANKING CORPORATION,
THE BANK OF NOVA SCOTIA,
TRUIST SECURITIES, INC.,
U.S. BANK NATIONAL ASSOCIATION
and
UNICREDIT BANK AG, NEW YORK BRANCH,
as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

SCHEDULES

1.01	Sustainability Table
2.01	Commitments and Applicable Percentages
5.14	Subsidiaries
5.19	Identification Numbers for the Company
7.01	Existing Indebtedness
10.02	Administrative Agent’s Office; Certain Addresses for Notices
EXHIBITS
Form of

A	Loan Notice
B	Swing Line Loan Notice
C-1	Incremental Term Note
C-2	Revolving Credit Note
D	Compliance Certificate
E	Assignment and Assumption
F	Company Guaranty
G	Subsidiary Guaranty
H	Designated Borrower Request and Assumption Agreement
I	Designated Borrower Notice
J	Administrative Questionnaire
K	U.S. Tax Certificates
L	Letter of Credit Report
M	Swing Line Loan Report
N	Pricing Certificate

CREDIT AGREEMENT
This CREDIT AGREEMENT (this “Agreement”) is entered into as of January 7, 2021, among FLEX LTD., a Singapore registered public company limited by shares and having company registration no. 199002645H, acting (subject to Section 10.20) through its Bermuda branch, having a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton HM08 Bermuda (the “Company”), certain Subsidiaries of the Company from time to time party hereto pursuant to Section 2.14 (each a “Designated Borrower” and, together with the Company, the “Borrowers” and each, a “Borrower”), each Lender from time to time party hereto, BANK OF AMERICA, N.A., as the Administrative Agent, an L/C Issuer and a Swing Line Lender, each other L/C Issuer from time to time party hereto, and each other Swing Line Lender party hereto.
The Company has requested that the Lenders provide senior credit facilities, which are intended to replace and refinance the Existing Credit Agreement, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“2019 KPI Metrics Report” means the Sustainability Report including the KPI Metrics Auditor’s verification statement of the method of calculation of each KPI Metric (other than Incident Rate) as of December 31, 2019, dated July 10, 2020.
“Acceptable Discount” has the meaning specified in Section 2.05(a)(ii).
“Acceptable Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).
“Acceptance Date” has the meaning specified in Section 2.05(a)(ii).
“Act” has the meaning specified in Section 6.09.
“Adjusted Revenues” means, in respect of any Subsidiary of the Company for any period, total revenues for such Subsidiary for such period, less Intercompany Revenues for such period.
“Adjustment” has the meaning specified in Section 3.03(c).
“Administrative Agent” means Bank of America (or any of its designated branch offices or affiliates) in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.
“Administrative Agent’s Office” means, with respect to any currency, the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Company and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit J or any other form approved by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent Parties” has the meaning specified in Section 10.02(c).
“Aggregate Commitments” means the Commitments of all the Lenders.
“Aggregate Revolving Credit Commitments” means the sum of the Revolving Credit Commitments of the Revolving Credit Lenders. The Aggregate Revolving Credit Commitments on the Closing Date shall be $2,000,000,000.
“Agreement” has the meaning specified in the introductory paragraph hereto.
“Agreement Currency” has the meaning specified in Section 10.19.
“Alternative Currency” means Euro, Sterling, Yen and each other currency (other than Dollars) that is approved in accordance with Section 1.06.
“Alternative Currency Equivalent” means, at any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as determined by the Administrative Agent or, in the case of a Letter of Credit issued in an Alternative Currency, the applicable Alternative Currency L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
“Alternative Currency L/C Issuer” means each of (a) Bank of America, in its capacity as an L/C Issuer, (b) Citibank, N.A., in its capacity as an L/C Issuer and (c) JPMorgan Chase Bank, N.A., in its capacity as an L/C Issuer.
“Alternative Currency Sublimit” means, on any date of determination, an amount equal to 20% of the Aggregate Revolving Credit Commitments as of such date of determination. The Alternative Currency Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Anti-Boycott Rules” has the meaning specified in Section 1.10(a).
“Applicable Currency” means Dollars or any Alternative Currency that bears interest at a rate based on an Applicable Reference Rate, as applicable.
“Applicable Discount” has the meaning specified in Section 2.05(a)(ii).
“Applicable Foreign Obligor Documents” has the meaning specified in Section 5.18(a).

“Applicable Percentage” means (a) in respect of any Incremental Term Facility, with respect to any Incremental Term Lender under such Incremental Term Facility at any time, the percentage (carried out to the tenth decimal place) of the Incremental Term Facility represented by the principal amount of such Incremental Term Lender’s Incremental Term Loan under such Incremental Term Facility at such time and (b) in respect of the Revolving Credit Facility, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the tenth decimal place) of the Revolving Credit Facility represented by such Revolving Credit Lender’s Revolving Credit Commitment at such time. If the commitment of each Revolving Credit Lender to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have been terminated pursuant to Section 8.02, or if the Revolving Credit Commitments have expired, then the Applicable Percentage of each Revolving Credit Lender in respect of the Revolving Credit Facility shall be determined based on the Applicable Percentage of such Revolving Credit Lender in respect of the Revolving Credit Facility most recently in effect, giving effect to any subsequent assignments and to any such Revolving Credit Lender’s status as a Defaulting Lender at such time. The initial Applicable Percentage of each Lender in respect of each Facility is set forth opposite the name of such Lender on Schedule 2.01, in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or in any documentation executed by such Lender pursuant to Section 2.15 or Section 2.16, as applicable.
“Applicable Rate” means, as of any date of determination, the following percentages per annum, based upon the Debt Rating as set forth below:

Pricing Level	Debt Ratings S&P/Moody’s/Fitch	Commitment Fee	Eurocurrency Rate Loans and Letter of Credit Fee	Base Rate Loans
1	BBB or better/Baa2 or better/ BBB or better	0.150%	1.250%	0.250%
2	BBB-/Baa3/BBB-	0.200%	1.375%	0.375%
3	BB+/Ba1/BB+	0.250%	1.625%	0.625%
4	BB or worse/Ba2 or worse/BB or worse	0.300%	1.875%	0.875%
“Debt Rating” means, as of any date of determination, (a) the long term issuer credit rating of the Company as determined by S&P, (b) the issuer rating (PDR) of the Company as determined by Moody’s (or, if no such issuer rating is in effect, then the corporate family rating of the Company as determined by Moody’s), and/or (c) the long term issuer credit rating (IDR) of the Company as determined by Fitch; provided, that, (i) if two of the three respective Debt Ratings issued by the foregoing rating agencies are the same level, then the Pricing Level for such Debt Ratings shall apply; (ii) if the respective Debt Ratings issued by the foregoing rating agencies all differ, then the Pricing Level for the middle level of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 4 being the lowest); (iii) if the Company has only two Debt Ratings and such Debt Ratings issued by the two rating agencies differ by one level, then the Pricing Level for the lower of such Debt Ratings shall apply (with the Debt Rating for Pricing Level 1 being the highest and the Debt Rating for Pricing Level 4 being the lowest); (iv) if the Company has only two Debt Ratings and such Debt Ratings issued by the foregoing rating agencies differ by more than one level, then the Pricing Level that is one level lower than the Pricing Level of the higher Debt Rating shall apply; (v) if the Company has only one Debt Rating, the Pricing Level that is one level lower than that of such Debt Rating shall apply; and (vi) if the Company does not have any Debt Rating, Pricing Level 4 shall apply.

Initially, the Applicable Rate shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(ix). Thereafter, each change in the Applicable Rate resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.
It is hereby understood and agreed that (a) the Commitment Fee shall be adjusted from time to time based upon the Sustainability Fee Adjustment (to be calculated and applied as set forth in Section 2.19) and (b) the Applicable Rate with respect to Eurocurrency Rate Loans, Base Rate Loans and the Letter of Credit Fee shall be adjusted from time to time based upon the Sustainability Rate Adjustment (to be calculated and applied as set forth in Section 2.19).
“Applicable Reference Rate” means (a) for any Eurocurrency Rate Loan denominated in any LIBOR Quoted Currency, LIBOR, and (b) for any Eurocurrency Rate Loan denominated in a Non-LIBOR Quoted Currency, the rate designated with respect to such Non-LIBOR Quoted Currency at the time such Non-LIBOR Quoted Currency is approved pursuant to Section 1.06.
“Applicable Revolving Credit Percentage” means with respect to any Revolving Credit Lender at any time, such Revolving Credit Lender’s Applicable Percentage in respect of the Revolving Credit Facility at such time.
“Applicable Successor Rate” has the meaning specified in Section 3.03(c).
“Applicable Time” means, with respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be, to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
“Applicant Borrower” has the meaning specified in Section 2.14(a).
“Appropriate Lender” means, at any time, (a) with respect to any Incremental Term Facility or the Revolving Credit Facility, a Lender that has a Commitment with respect to such Facility or holds an Incremental Term Loan or a Revolving Credit Loan, respectively, at such time, (b) with respect to the Letter of Credit Sublimit, (i) the L/C Issuers and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lenders and (ii) if any Swing Line Loans are outstanding pursuant to Section 2.04(a), the Revolving Credit Lenders.
“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Arranger” means each of BofA Securities, Citibank, N.A., Banco Santander, S.A., New York Branch, Bank of China, New York Branch, Barclays Bank PLC, BNP Paribas Securities Corp., HSBC Securities (USA), Inc., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Truist Securities, Inc., U.S. Bank National Association and UniCredit Bank AG, New York Branch, in each case in its capacities as a joint lead arranger and a joint bookrunner.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form (including electronic documentation generated by use of an electronic platform) approved by the Administrative Agent.
“Auction Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Company (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Discounted Loan Prepayment pursuant to Section 2.05(a)(ii); provided, that, the Company shall not designate the Administrative Agent as the Auction Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Auction Agent); provided, further, that, neither the Company nor any of its Affiliates may act as the Auction Agent.
“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).
“Auto-Reinstatement Letter of Credit” has the meaning specified in Section 2.03(b)(iv).
“Availability Period” means the period from and including the Closing Date to the earliest of (a) the Maturity Date for the Revolving Credit Facility, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.06, and (c) the date of termination of the commitment of each Revolving Credit Lender to make Revolving Credit Loans and of the obligation of the L/C Issuers to make L/C Credit Extensions pursuant to Section 8.02.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank of America” means Bank of America, N.A. and its successors.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. §101, et seq.), as amended.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 1/2 of 1%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) the Eurocurrency Rate plus 1.00%; provided, that, if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change to the Base Rate due to a change in such rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“BofA Fee Letter” means the fee letter agreement dated December 4, 2020, among the Company, Bank of America and BofA Securities.
“BofA Securities” means BofA Securities, Inc.
“Borrower” and “Borrowers” each has the meaning specified in the introductory paragraph hereto.
“Borrower Materials” has the meaning specified in Section 6.01.
“Borrowing” means a Revolving Credit Borrowing, a Swing Line Borrowing or an Incremental Term Borrowing, as the context may require.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, the state where the Administrative Agent’s Office with respect to Obligations denominated in Dollars is located and:
(a)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Dollars, any fundings, disbursements, settlements and payments in Dollars in respect of any such Eurocurrency Rate Loan, or any other dealings in Dollars to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means any such day that is also a London Banking Day;
(b)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in Euro, any fundings, disbursements, settlements and payments in Euro in respect of any such Eurocurrency Rate Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan, means a TARGET Day;
(c)    if such day relates to any interest rate settings as to a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and

(d)    if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars or Euro in respect of a Eurocurrency Rate Loan denominated in a currency other than Dollars or Euro, or any other dealings in any currency other than Dollars or Euro to be carried out pursuant to this Agreement in respect of any such Eurocurrency Rate Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.
“Capital Lease” means any lease obligation that, in accordance with GAAP, is required to be capitalized on the books of a lessee.
“Cash Collateral” and “Cash Collateralize” have the meaning specified in Section 2.03(g).
“CFC” means a “controlled foreign corporation” described in Section 957(a) of the Code.
“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided, that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.
“Change of Control” means the occurrence of any of the following events: (a) the acquisition after the Closing Date by any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934 (as amended, the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under the Exchange Act) of 50% or more of the outstanding Equity Securities of the Company entitled to vote for members of the board of directors (or similar governing body); or (b) the acquisition after the Closing Date by any person or group of persons (within the meaning of Section 13 or 14 of the Exchange Act) of all or substantially all of the assets of the Company and its Subsidiaries (whether now owned or hereafter acquired); or (c) during any period of 12 consecutive calendar months, individuals who are directors of the Company on the first day of such period (“Initial Directors”) and any directors of the Company who are specifically approved by two-thirds of the Initial Directors and previously approved directors shall cease to constitute a majority of the board of directors of the Company before the end of such period; or (d) the Company shall for any reason cease (at any time during which such Subsidiary is a Designated Borrower) to own and control, of record and beneficially, directly or indirectly, 100% of the outstanding Equity Securities of any Designated Borrower.
“Closing Date” means January 7, 2021.
“CO2 Intensity” means the ratio between the location-based CO2e emissions from all of the Company’s and its Subsidiaries’ locations, measured in metric tons CO2e, and the Company’s and its Subsidiaries’ revenue over the same calendar year, measured in millions of Dollars. The metric tons of CO2e include Scope 1 (direct) and 2 (energy indirect, location-based) emissions according to the World Resources Institute (WRI) and the World Business Council for Sustainable Development (WBCSD) Greenhouse Gas Protocols. The CO2e emission factors are from the Environmental Protection Agency

(EPA) and International Energy Agency (IEA). The Global Warming Potential (GWP) factors are from the IPCCC. The consolidation methodology for CO2e emissions uses an operational control approach.
“CO2 Intensity Applicable Rate Adjustment Amount” means, with respect to any calendar year, (a) positive 0.025%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is more than the CO2 Intensity Threshold A for such calendar year, (b) 0.000%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is less than or equal to the CO2 Intensity Threshold A for such calendar year but more than the CO2 Intensity Target A for such calendar year, and (c) negative 0.025%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is less than or equal to CO2 Intensity Target A for such calendar year.
“CO2 Intensity Commitment Fee Adjustment Amount” means, with respect to any calendar year, (a) positive 0.005%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is more than the CO2 Intensity Threshold A for such calendar year, (b) 0.000%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is less than or equal to the CO2 Intensity Threshold A for such calendar year but more than the CO2 Intensity Target A for such calendar year, and (c) negative 0.005%, if the CO2 Intensity for such calendar year as set forth in the KPI Metrics Report is less than or equal to CO2 Intensity Target A for such calendar year.
“CO2 Intensity Target A” means, with respect to any calendar year, the CO2 Intensity Target A for such calendar year as set forth in the Sustainability Table.
“CO2 Intensity Threshold A” means, with respect to any calendar year, the CO2 Intensity Threshold A for such calendar year as set forth in the Sustainability Table.
“Code” means the Internal Revenue Code of 1986 as amended.
“Commitment” means a Revolving Credit Commitment or an Incremental Term Commitment, as the context may require.
“Commitment Fee” has the meaning specified in Section 2.09(a).
“Communication” has the meaning specified in Section 10.18.
“Company” has the meaning specified in the introductory paragraph hereto.
“Company Guaranty” means any Company Guaranty made by the Company in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit F.
“Competitor” has the meaning specified in the definition of “Disqualified Institution”.
“Compliance Certificate” means a certificate substantially in the form of Exhibit D.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Tangible Assets” means, as of any date of determination, with respect to the Company and its Subsidiaries, the aggregate amount of assets as of such date (determined on a consolidated basis and in accordance with GAAP) after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, unamortized debt discount and expense, treasury stock and other like intangibles (in each case, determined on a consolidated basis and in accordance with GAAP).

“Contingent Obligation” means, without duplication, with respect to any Person, (a) any Guaranty Obligation of that Person and (b) any direct or indirect obligation or liability, contingent or otherwise, of that Person (i) in respect of any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments or (ii) in respect of any Rate Contract that is not entered into in connection with a bona fide hedging operation that provides offsetting benefits to such Person. The amount of any Contingent Obligation shall (subject, in the case of Guaranty Obligations, to the last sentence of the definition of “Guaranty Obligation”) be deemed equal to the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time), and shall, with respect to any item included pursuant to clause (b)(ii) of this definition, be marked to market on a current basis.
“Contractual Obligation” of any Person means any indenture, note, lease, loan agreement, security, deed of trust, mortgage, security agreement, guaranty, instrument, contract, agreement or other form of contractual obligation or undertaking to which such Person is a party or by which such Person or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Convertible Indebtedness” means Indebtedness of the Company having a feature which entitles the holder thereof to convert or exchange all or a portion of such Indebtedness into or by reference to Equity Securities of the Company.
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning specified in Section 10.24.
“Credit Extension” means each of the following: (a) a Borrowing; and (b) an L/C Credit Extension.
“Debt/EBITDA Ratio” means, with respect to the Company and its Subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with GAAP, of:
(a)    the total Indebtedness of the Company and its Subsidiaries on such date; provided, that, in computing the foregoing sum, (i) there shall be excluded therefrom any Indebtedness to the extent the proceeds thereof are (A) legally segregated from the Company’s or such Subsidiaries’ other assets and (B) either (1) only held in the form of cash or cash equivalents or (2) used by the Company or its Subsidiaries for a purpose approved in advance from time to time by the Required Lenders, (ii) there shall be included as a component of total Indebtedness, without duplication and regardless of whether constituting Indebtedness as defined herein, all Securitization Attributable Indebtedness and (iii) any Subordinated Convertible Indebtedness shall only be included therein to the extent it would be classified as indebtedness in accordance with GAAP, to
(b)    EBITDA for the four fiscal quarter period ending on such date.

“Debt Rating” has the meaning specified in the definition of “Applicable Rate”.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, suspension of payments, rearrangement, receivership, insolvency, judicial management, composition, arrangement, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means: (a) when used with respect to Obligations other than Letter of Credit Fees, an interest rate equal to the Base Rate plus (i) the Applicable Rate, if any, applicable to Base Rate Loans plus (ii) 2% per annum; provided, that, with respect to a Eurocurrency Rate Loan, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Rate) otherwise applicable to such Loan plus 2% per annum; and (b) when used with respect to Letter of Credit Fees, a rate equal to the Applicable Rate plus 2% per annum.
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.18(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Company in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, any L/C Issuer, any Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified the Company, the Administrative Agent, an L/C Issuer or a Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Company, to confirm in writing to the Administrative Agent and the Company that it will comply with its prospective funding obligations hereunder (provided, that, such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Company), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided, that, a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through

(d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.18(b)) as of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to the Company, the L/C Issuers, the Swing Line Lenders and each other Lender promptly following such determination.
“Designated Borrower” has the meaning specified in the introductory paragraph hereto.
“Designated Borrower Notice” means a notice sent by the Administrative Agent in substantially the form of Exhibit I or any other form approved by the Administrative Agent.
“Designated Borrower Request and Assumption Agreement” has the meaning specified in Section 2.14(a).
“Designated Borrower Sublimit” means, as of any date of determination, an amount equal to 100% of the Aggregate Revolving Credit Commitments as of such date of determination. The Designated Borrower Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Designated Jurisdiction” means any country or territory to the extent that such country or territory itself is the subject of any Sanction.
“Discount Range” has the meaning specified in Section 2.05(a)(ii).
“Discount Range Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).
“Discount Range Prepayment Notice” means a written notice of Discount Range Prepayment Offers made pursuant to Section 2.05(a)(ii) in form reasonably satisfactory to the Auction Agent.
“Discount Range Prepayment Offer” means the irrevocable written offer by a Lender submitted in response to an invitation to submit offers following the Auction Agent’s receipt of a Discount Range Prepayment Notice.
“Discount Range Prepayment Response Date” has the meaning specified in Section 2.05(a)(ii).
“Discounted Loan Prepayment” has the meaning specified in Section 2.05(a)(ii).
“Discounted Prepayment Determination Date” has the meaning specified in Section 2.05(a)(ii).
“Discounted Prepayment Effective Date” means in the case of Discount Range Prepayment Offer or Solicited Discounted Prepayment Offer, five (5) Business Days following the Discount Range Prepayment Response Date or the Solicited Discounted Prepayment Response Date, as applicable, in accordance with Section 2.05(a)(ii), unless a shorter period is agreed to between the Company and the Auction Agent.
“Disqualified Institution” means, as of any date of determination, (a) any Person that is a competitor of the Company or any of its Subsidiaries that has been identified by legal name to the Administrative Agent prior to such date (any such Person, a “Competitor”), or (b) any Affiliate of any Competitor that (i) has been identified by legal name in writing to the Administrative Agent prior to such date, or (ii) is obviously (based solely on the similarity of the legal name of such Affiliate to the name of the Competitor) an Affiliate of such Competitor; provided, that, (A) the foregoing shall not apply retroactively to disqualify any Person that previously acquired an assignment of, or participation in, the

Commitments and/or Loans to the extent such Person was not a Disqualified Institution at the time of such assignment or participation, as applicable and (ii) the Disqualified Institutions shall not include any bona fide fixed income investor or debt fund that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course of its business and whose managers are not involved with the equity investment decisions of any other person described in clause (a) or clause (b) above.
“Dollar” and “$” means lawful money of the United States.
“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be, at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
“Domestic Subsidiary” means any Subsidiary that is organized under the laws of any state or other political subdivision of the United States.
“DQ List” has the meaning specified in Section 10.06(i)(iv).
“EBITDA” means, with respect to the Company and its Subsidiaries, for any period, the sum, determined on a consolidated basis in accordance with GAAP, of the following:
(a)    the net income or net loss of the Company and its Subsidiaries for such period before provision for income taxes;
plus
(b)    the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of (i) all Interest Expense of the Company and its Subsidiaries accruing during such period, (ii) all depreciation and amortization expenses of the Company and its Subsidiaries accruing during such period and (iii) any other noncash charges of the Company and its Subsidiaries incurred in such period, including noncash charges for stock options, performance shares or other equity-based compensation (it being understood and agreed that the term “noncash charges” does not include charges which consist of, or require an accrual of or cash reserve for, cash charges in any other periods);
plus
(c)    an amount, not to exceed the greater of (i) $150,000,000 and (ii) ten percent (10%) of EBITDA for such period (determined prior to giving effect to any of the add-backs described in this clause (c) for such period), equal to the sum (without duplication and to the extent deducted in calculating net income or loss in clause (a) above) of one-time (A) merger- or acquisition-related expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with any merger or acquisition entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (B) restructuring costs incurred by the Company or any of its Subsidiaries in connection with any restructuring entered into or consummated by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (C) net losses from the early extinguishment of notes or other Indebtedness, (D) expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with investments made by the Company or any of its Subsidiaries, (E) expenses (including legal fees, investment banking fees and other similar fees and expenses) in connection with the repayment of Indebtedness by the Company or any of its Subsidiaries which is otherwise permitted under this Agreement, (F) expenses relating to pension payments or programs, including those pension and post-retirement contributions, payments and estimates publicly reported and (G) transaction costs relating to this Agreement and the other Loan Documents; in each case paid in such period and calculated in accordance with GAAP; provided, that, no one-time cash charges in connection with merger- or acquisition-related or other investment-related expenses shall be added to the calculation of EBITDA if the Company and its Subsidiaries, in connection with any Specified Transaction to which such expenses relate, shall have adjusted EBITDA on a pro forma basis to give effect to such Specified Transaction as if such Specified Transaction had occurred as of the first day of such period as described in the last sentence of this definition.
If the Company or any of its Subsidiaries consummates any Specified Transaction during any period in respect of which EBITDA is to be determined, (x) such EBITDA for such period may, in the sole discretion of the Company, be determined on a pro forma basis as if such Specified Transaction occurred as of the first day of such period or (y) solely with respect to any Specified Asset Acquisition, to the extent that the Company (A) determines that the portion of EBITDA for such period attributable to the assets or property acquired in such Specified Asset Acquisition is not reasonably determinable or obtainable for such period and (B) for the avoidance of doubt, does not give pro forma effect to such Specified Asset Acquisition pursuant to clause (x) above, then, the portion of EBITDA attributable to the assets or property acquired in such Specified Asset Acquisition for such period may, in the sole discretion of the Company, be determined based on available historical information for such period regarding costs of goods sold (it being understood, for the avoidance of doubt, that such costs of goods sold shall not include any amounts that are margin or profit) and volume for the products manufactured and/or services provided with the assets or property acquired in such Specified Asset Acquisition, in each case, for such period and by applying a margin that is based solely on contractual commitments (to the extent such contractual commitments are in existence as of the applicable date of calculation) to which such assets or property are subject for such period; provided, that, no EBITDA shall be included pursuant to the foregoing clauses (x) or (y) for any period to the extent duplicative of any items otherwise included in the calculation of EBITDA for such period, whether through a pro forma adjustment or otherwise.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Electronic Copy” has the meaning specified in Section 10.18.
“Electronic Record” has the meaning assigned to such term by 15 U.S.C. §7006.

“Electronic Signature” has the meaning assigned to such term by 15 U.S.C. §7006.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b) (subject to such consents, if any, as may be required under Section 10.06(b)). For the avoidance of doubt, any Disqualified Institution is subject to Section 10.06(i).
“Employee Benefit Plan” means any employee benefit plan within the meaning of section 3(3) of ERISA maintained or contributed to by any Borrower, any Material Subsidiary or any ERISA Affiliate, other than a Multiemployer Plan.
“Environmental Laws” means all the Governmental Rules and Contractual Obligations relating to the protection of human health and the environment, including those pertaining to the reporting, licensing, permitting, investigation or remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling of, or exposure to, Hazardous Materials.
“Equity Securities” of any Person means (a) all common stock, preferred stock, participations, shares, partnership interests, membership interests, beneficial interests in a trust or other equity interests in such Person (regardless of how designated and whether or not voting or non-voting) and (b) all warrants, options and other rights to acquire any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any Person which is treated as a single employer with any Borrower or any Material Subsidiary under Section 414 of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Euro” and “€” mean the single currency of the Participating Member States.
“Eurocurrency Rate” means:
(a)    for any Interest Period, with respect to any Credit Extension:
(i)    denominated in a LIBOR Quoted Currency, the rate per annum equal to the London Interbank Offered Rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate for the applicable currency for a period equal in length to such Interest Period) (“LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (the “LIBOR Rate”) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period; and
(ii)    denominated in a Non-LIBOR Quoted Currency, (A) the rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the Revolving Credit Lenders pursuant to Section 1.06(a) or (B) with respect to any LIBOR Quoted Currency that becomes a Non-LIBOR Quoted Currency after the Closing Date, the rate per annum determined by the Administrative Agent and the Revolving Credit Lenders at or after the time in which such currency is no longer a LIBOR Quoted Currency; and
(b)    for any interest rate calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the LIBOR Rate, at or about 11:00 a.m., London time, determined two Business Days prior to such date for Dollar deposits being delivered in the London interbank market for deposits in Dollars with a term of one month commencing that day;
provided, that, to the extent a comparable or successor rate is approved by the Administrative Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent; and if the Eurocurrency Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.
“Eurocurrency Rate Loan” means a Loan (other than a Swing Line Loan) that bears interest at a rate based on clause (a) of the definition of “Eurocurrency Rate.” Eurocurrency Rate Loans may be denominated in Dollars or in an Alternative Currency. All Loans denominated in an Alternative Currency must be Eurocurrency Rate Loans.
“Event of Default” has the meaning specified in Section 8.01.
“Exchange Act” has the meaning specified in the definition of “Change of Control”.
“Excluded Subsidiary” has the meaning specified in Section 6.07.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes; (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Company under Sections 3.06(b) or 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office; (c) Taxes attributable to such Recipient’s failure (other than as a result of a Change in Law) to comply with Section 3.01(g); and (d) any withholding Taxes imposed under FATCA. Notwithstanding anything to the contrary contained in this definition, “Excluded Taxes” shall not include any withholding tax, other than taxes described in clauses (a)(i) and (ii) above, imposed at any time on payments made by or on behalf of a Foreign Obligor to any Lender hereunder or under any other Loan Document, provided, that, such Lender shall have complied with Section 3.01(g).
“Existing Credit Agreement” means the Credit Agreement, dated as of June 30, 2017, as amended, among the Company, the “Designated Borrowers” party thereto, Bank of America, as the administrative agent, and the “Lenders” party thereto.

“Existing Indebtedness” means the Indebtedness existing on the Closing Date specified on Schedule 7.01.
“Extended Letter of Credit” has the meaning specified in Section 2.03(a)(ii)(B).
“Facility” means an Incremental Term Facility or the Revolving Credit Facility, as the context may require.
“FASB” means the Financial Accounting Standards Board.
“FASB ASC” means the Accounting Standards Codification of FASB.
“FATCA” means Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Rate” means, for any day, the rate per annum calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, that, if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Fee Letter” means each of (a) the BofA Fee Letter, and (b) any other fee letter agreement between the Company and an L/C Issuer with respect to the fronting fees payable to such L/C Issuer for the Letters of Credit issued by such L/C Issuer.
“Financial Statements” means, with respect to any accounting period for any Person, statements of income, shareholders’ equity and cash flows of such Person for such period, and a balance sheet of such Person as of the end of such period, setting forth in each case in comparative form figures for the corresponding period in the preceding fiscal year if such period is less than a full fiscal year or, if such period is a full fiscal year, corresponding figures from the preceding annual audit, all prepared in reasonable detail and in accordance with GAAP.
“Fitch” means Fitch Ratings Inc. and any successor thereto.
“Foreign Lender” means, with respect to any Borrower, (a) if such Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if such Borrower is not a U.S. Person, a Lender that is resident or organized under the Governmental Rules of a jurisdiction other than that in which such Borrower is resident for tax purposes. For purposes of this definition, the United States, each state thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Obligor” means the Company and any other Loan Party that is a Foreign Subsidiary.
“Foreign Plan” means any employee benefit plan maintained or contributed to by any Borrower or any of its Subsidiaries which is mandated or governed by any Governmental Rule of any Governmental Authority other than the United States.

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States, a state thereof or the District of Columbia.
“FRB” means the Board of Governors of the Federal Reserve System of the United States.
“Fronting Exposure” means, at any time there is a Defaulting Lender which is a Revolving Credit Lender, (a) with respect to any L/C Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding L/C Obligations other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, and (b) with respect to any Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof.
“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of FASB or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied and subject to Section 1.03.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Governmental Charges” means, with respect to any Person, all levies, assessments, fees, claims or other charges imposed by any Governmental Authority upon such Person or any of its property or otherwise payable by such Person.
“Governmental Rule” means any law, rule, regulation, ordinance, order, code interpretation, judgment, decree, directive, guidelines, policy or similar form of decision of any Governmental Authority.
“Granting Lender” has the meaning specified in Section 10.06(g).
“Guaranty Obligation” means, with respect to any Person, subject to the last sentence of this definition, any direct or indirect liability of that Person with respect to any indebtedness, lease, dividend, letter of credit or other obligation (other than endorsements of instruments for collection or deposits in the ordinary course of business) (the “primary obligations”) of another Person (the “primary obligor”), including any obligation of that Person, whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation, or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof. The amount of any Guaranty Obligation shall be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof (subject to reduction as the underlying liability so guaranteed is reduced from time to time); provided, that, with respect to (A) any Guaranty Obligation by the Company or any of its Subsidiaries in respect of a primary obligation (other than any Indebtedness for borrowed money) of the Company or any of its Subsidiaries and (B) any Guaranty Obligation of the Company or any of its Subsidiaries in respect of the primary obligation of a lessor in connection with a transaction relating to Synthetic Lease Obligations entered into by the Company or any of its Subsidiaries, such Guaranty Obligation shall, in each case, be deemed to be equal to the maximum reasonably anticipated liability in respect thereof which shall be deemed to be limited to an amount that actually becomes past due from time to time with respect to such primary obligation.
“Hazardous Materials” means all pollutants, contaminants and other materials, substances and wastes which are hazardous, toxic, caustic, harmful or dangerous to human health or the environment, including petroleum and petroleum products and byproducts, radioactive materials, asbestos and polychlorinated biphenyls.
“HMT” has the meaning specified in the definition “Sanction”.
“Honor Date” has the meaning specified in Section 2.03(c).
“Identified Participating Lenders” has the meaning specified in Section 2.05(a)(ii).
“Identified Qualifying Lenders” has the meaning specified in Section 2.05(a)(ii).
“Impacted Loans” has the meaning specified in Section 3.03(a).
“Incident Rate” means the Total Case Incident Rate defined as the number of work-related injuries per 100 full-time workers during a one-year period across the Company’s and its Subsidiaries’ logistic and manufacturing sites, and calculated in accordance with the U.S. Bureau of Labor Statistics (BLS) and the Occupational Safety and Health Administration (OSHA) requirements.
“Incident Rate Applicable Rate Adjustment Amount” means, with respect to any calendar year, (a) positive 0.025%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is more than the Incident Rate Threshold B for such calendar year, (b) 0.000%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is less than or equal to the Incident Rate Threshold B for such calendar year but more than the Incident Rate Target B for such calendar year, and (c) negative 0.025%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is less than or equal to Incident Rate Target B for such calendar year.
“Incident Rate Commitment Fee Adjustment Amount” means, with respect to any calendar year, (a) positive 0.005%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is more than the Incident Rate Threshold B for such calendar year, (b) 0.000%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is less than or equal to the Incident Rate Threshold B for such calendar year but more than the Incident Rate Target B for such calendar year, and (c) negative 0.005%, if the Incident Rate for such calendar year as set forth in the KPI Metrics Report is less than or equal to Incident Rate Target B for such calendar year.

“Incident Rate Target B” means, with respect to any calendar year, the Incident Rate Target B for such calendar year as set forth in the Sustainability Table.
“Incident Rate Threshold B” means, with respect to any calendar year, the Incident Rate Threshold B for such calendar year as set forth in the Sustainability Table.
“Increase Effective Date” has the meaning specified in Section 2.15(c).
“Incremental Term Borrowing” means a borrowing under an Incremental Term Facility consisting of simultaneous Incremental Term Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Incremental Term Lenders under such Incremental Term Facility pursuant to Section 2.16.
“Incremental Term Commitment” means, as to each Incremental Term Lender, with respect to any Incremental Term Facility, its obligation to make an Incremental Term Loan under such Incremental Term Facility to the applicable Borrower pursuant to Section 2.16 in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Incremental Term Lender’s name in the documentation evidencing such Incremental Term Facility under the caption “Incremental Term Commitment”, as such amount may be adjusted from time to time in accordance with this Agreement.
“Incremental Term Facility” means the term loans collectively comprising a term loan tranche established pursuant to Section 2.16.
“Incremental Term Lender” means, with respect to any Incremental Term Facility, (a) at any time on or prior to the date such Incremental Term Facility is funded, any Lender that has an Incremental Term Commitment at such time and (b) at any time after the date such Incremental Term Facility is funded, any Lender that holds an Incremental Term Loan under such Incremental Term Facility at such time.
“Incremental Term Loan” means a term loan made by an Incremental Term Lender pursuant to Section 2.16.
“Incremental Term Loans Funding Date” has the meaning specified in Section 2.16(c).
“Incremental Term Note” means a promissory note made by the Company in favor of an Incremental Term Lender evidencing Incremental Term Loans made by such Lender, substantially in the form of Exhibit C-1.
“Indebtedness” of any Person means, without duplication, the following:
(a)    all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments and all other obligations of such Person for borrowed money (including obligations to repurchase receivables and other assets sold with recourse); provided, that, “Indebtedness” shall not at any date of determination include obligations of such Person for the deferred purchase price of property evidenced by notes, bonds, debentures or similar instruments to the extent (i) such obligations have a regularly-scheduled maturity date that is less than one year after such date, and (ii) solely for purposes of Section 8.01(e), the non-payment of such obligations as of such date is subject to a good faith dispute, including by virtue of a bona fide right of setoff by such Person;
(b)    all obligations of such Person for the deferred purchase price of property or services (including obligations under letters of credit and other credit facilities which secure or finance such purchase price), and the capitalized amount reported for income tax purposes with respect to Synthetic Lease Obligations; provided, that, “Indebtedness” shall not at any date of determination include obligations consisting of accounts payable for property or services or the deferred purchase price of property to the extent (i) such obligations have a regularly-scheduled maturity date or payment due date that is less than one year after such date, and (ii) solely for purposes of Section 8.01(e), the non-payment of such obligations as of such date is subject to a good faith dispute, including by virtue of a bona fide right of setoff by such Person;
(c)    all obligations of such Person under conditional sale or other title retention agreements with respect to property (other than inventory) acquired by such Person (to the extent of the value of such property if the rights and remedies of the seller or lender under such agreement in the event of default are limited solely to repossession or sale of such property);
(d)    all obligations of such Person as lessee under or with respect to Capital Leases and Synthetic Lease Obligations;
(e)    all Guaranty Obligations of such Person with respect to the Indebtedness of any other Person, and all other Contingent Obligations (other than Guaranty Obligations) of such Person;
(f)    all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment (other than payments made solely with other Equity Securities) in respect of any Equity Securities in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends; and
(g)    all obligations of other Persons of the types described in clauses (a) through (f) above to the extent secured by (or for which any holder of such obligations has an existing right, contingent or otherwise, to be secured by) any Lien in any property (including accounts and contract rights) of such Person, even though such Person has not assumed or become liable for the payment of such obligations, valued at the lesser of (i) the fair market value of the property securing such obligations and (ii) the stated principal amount of such obligations.
The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b).
“Information” has the meaning specified in Section 10.07.
“Initial Directors” has the meaning specified in the definition “Change of Control”.
“Intercompany Receivables” means, in respect of the Company or any of its consolidated Subsidiaries, at any time of determination, assets consisting of receivables owing to such Person by the Company or any consolidated Subsidiary of the Company as of such time of determination.

“Intercompany Revenues” means, in respect of any Subsidiary of the Company for any period, revenues of such Subsidiary that would not, after taking into account offsetting entries in the consolidation process, be recognized in accordance with GAAP as revenues of the Company in the consolidated Financial Statements of the Company and its Subsidiaries for such period.
“Interest Coverage Ratio” means, with respect to the Company and its Subsidiaries, as of any date of determination, the ratio, determined on a consolidated basis in accordance with GAAP, of:
(a)    EBITDA for the four fiscal quarter period ending on such date to
(b)    aggregate Interest Expense of the Company and its Subsidiaries for the four fiscal quarter period ending on such date.
“Interest Expense” means, with respect to any Person for any period, (a) the amount which would, in conformity with GAAP, be set forth opposite the caption “interest expense” or any like caption on a consolidated income statement of such Person and its Subsidiaries minus (b) the amount of non-cash interest (including interest paid by the issuance of additional securities) included in such amount; provided, that, for any period during which there shall exist any securitization or similar program relating to the accounts receivable of such Person or its Subsidiaries, “Interest Expense” shall be adjusted to include (without duplication) an amount equal to the interest (or other fees in the nature of interest or discount) accrued and paid or payable in cash for such period by the applicable special purpose entity to the financiers of such securitization or similar program.
“Interest Payment Date” means, (a) as to any Loan other than a Base Rate Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, that, if any Interest Period for a Eurocurrency Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan (including a Swing Line Loan), the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with any Swing Line Loan being deemed made under the Revolving Credit Facility for purposes of this clause (b)); and (c) as to any Swing Line Loan that is not a Base Rate Loan, the last Business Day of each March, June, September and December (or such dates as may be agreed by the applicable Swing Line Lender and the Company in respect of the applicable Swing Line Borrowing) and the Maturity Date for the Revolving Credit Facility.
“Interest Period” means, as to each Eurocurrency Rate Loan, the period commencing on the date such Eurocurrency Rate Loan is disbursed or converted to or continued as a Eurocurrency Rate Loan and ending on the date one, two, three or six months thereafter (in each case, subject to availability for the interest rate applicable to the relevant currency), as selected by the applicable Borrower in its Loan Notice, or such other period that is twelve months or less that is requested by the applicable Borrower in its Loan Notice and is consented to by all of the Lenders providing such Eurocurrency Rate Loan; provided, that:
(a)    any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(b)    any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(c)    no Interest Period shall extend beyond the Maturity Date of the Facility under which such Eurocurrency Rate Loan was made.
“IRS” means the United States Internal Revenue Service.
“ISAE 3000” means the globally recognized assurance standard for audit and review of non-financial information issued by the International Federation of Accountants (IFAC).
“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.
“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance).
“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Company (or any Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.
“Judgment Currency” has the meaning specified in Section 10.19.
“KPI Metric” means each of the CO2 Intensity and the Incident Rate.
“KPI Metrics Auditor” means DNV GL, or any replacement auditor thereof as designated from time to time by the Company; provided, that, any such replacement KPI Metrics Auditor (a) shall be (i) a nationally recognized auditing firm or (ii) another auditing firm designated by the Company and identified to the Lenders, so long as Lenders constituting the Required Lenders do not object to such designation pursuant to this clause (a)(ii) within 5 Business Days after notice thereof, and (b) shall apply substantially the same auditing standards and methodology used in the 2019 KPI Metrics Report (or, with respect to the auditing of the Incident Rate, shall apply the ISAE 300 verification standard or any equivalent globally recognized auditing standard for non-financial information), except for any changes to such standards and/or methodology that (i) are consistent with then generally accepted industry standards or (ii) if not so consistent, are proposed by the Company and notified to the Lenders, so long as Lenders constituting Required Lenders do not object to such changes within 5 Business Days after notice thereof.
“KPI Metrics Report” means an annual report (it being understood that this annual report may take the form of the annual Sustainability Report) audited by the KPI Metrics Auditor that sets forth the calculations for each KPI Metric for a specific calendar year.
“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its Applicable Revolving Credit Percentage. All L/C Advances shall be denominated in Dollars.
“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing. All L/C Borrowings shall be denominated in Dollars.

“L/C Commitment” means, as to each L/C Issuer, its obligation to issue Letters of Credit pursuant to Section 2.03 in an aggregate principal amount at any one time outstanding not to exceed (a) $30,000,000, in the case of Bank of America (or such greater amount as Bank of America shall otherwise agree in its sole discretion), as such amount may be adjusted from time to time in accordance with this Agreement and (b) $11,200,000, in the case of each other L/C Issuer that is party to this Agreement on the Closing Date (or such greater amount as such L/C Issuer shall otherwise agree in its sole discretion), as such amount may be adjusted from time to time in accordance with this Agreement.
“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.
“L/C Issuer” means each of the following, in its capacity as issuer of Letters of Credit hereunder, (a) Bank of America, Citibank, N.A., Bank of China, New York Branch, Barclays Bank PLC, BNP Paribas, HSBC Bank USA, N.A., JPMorgan Chase Bank, N.A., Mizuho Bank, Ltd., MUFG Bank, Ltd., Sumitomo Mitsui Banking Corporation, The Bank of Nova Scotia, Truist Bank, U.S. Bank National Association and UniCredit Bank AG, New York Branch, in each case through itself or through one of its designated Affiliates or branch offices, and (b) any other Lender which shall agree in writing with the Company (and with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed)) to act as an L/C Issuer hereunder.
“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.
“Lender” means any Person making a Loan pursuant to Section 2.01, Section 2.15 or Section 2.16, and, as the context requires, includes each Swing Line Lender; provided, that, for purposes of making Loans to any Borrower, any Lender may from time to time delegate in its stead one or more of its Affiliates as such lenders, duly authorized to engage in such lending activities in the jurisdiction of such Borrower, in which event the term “Lender” shall also include any such designated Affiliate as in effect from time to time; provided, further, that, for all purposes of voting or consenting with respect to (a) any amendment, supplementation or modification of any Loan Document, (b) any waiver of any requirements of any Loan Document or any Default or Event of Default and its consequences, or (c) any other matter as to which a Lender may vote or consent pursuant to this Agreement, the Lender making such delegation shall be deemed the “Lender” rather than such Affiliate, which shall not be entitled to vote or consent.
“Lender Rate Contract” has the meaning specified in Section 8.04.
“Lending Office” means, as to any L/C Issuer or any Lender, the office or offices of such Person described as such in such Person’s Administrative Questionnaire, or such other office or offices as such Person may from time to time notify the Company and the Administrative Agent which office or offices may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate. Unless the context otherwise requires, each reference to an L/C Issuer or a Lender shall include its applicable Lending Office.
“Letter of Credit” means any standby or commercial letter of credit issued hereunder. Letters of Credit may be issued in Dollars or in an Alternative Currency.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer.
“Letter of Credit Expiration Date” means the day that is seven days prior to the Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).
“Letter of Credit Fee” has the meaning specified in Section 2.03(i).
“Letter of Credit Report” means a certificate substantially the form of Exhibit L or any other form approved by the Administrative Agent.
“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $175,000,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“LIBOR” has the meaning specified in the definition of “Eurocurrency Rate”.
“LIBOR Quoted Currency” means each of the following currencies: Dollars, Euro, Sterling and Yen, in each case as long as there is a published LIBOR with respect thereto.
“LIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.
“LIBOR Successor Rate” has the meaning specified in Section 3.03(c).
“Lien” means, with respect to any property or asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such property or asset or the income therefrom, including any agreement to provide any of the foregoing, (b) the interest of a vendor or a lessor under any conditional sale agreement, Capital Lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Loan” means an extension of credit by a Lender to a Borrower under Article II in the form of an Incremental Term Loan, a Revolving Credit Loan or a Swing Line Loan.
“Loan Documents” means this Agreement, each amendment to this Agreement, each Designated Borrower Request and Assumption Agreement, each Note, each Issuer Document, any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17, each Fee Letter, each Company Guaranty, each Subsidiary Guaranty and any subordination agreement entered into by the Administrative Agent in connection with Subordinated Convertible Indebtedness.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Eurocurrency Rate Loans, in each case pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit A or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the applicable Borrower.
“Loan Parties” means, collectively, the Company, each Subsidiary Guarantor (if any) and each Designated Borrower (if any).

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Margin Stock” has the meaning given to that term in Regulation U issued by the FRB.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Company and its Subsidiaries, taken as a whole (excluding, solely for purposes of the closing certificate delivered by the Company pursuant to Section 4.01(a)(ix), any such changes resulting solely from macroeconomic or financial market or electronics manufacturing industry events or circumstances that have not affected and are not expected to affect the operations, business, assets or financial condition of the Company and its Subsidiaries taken as a whole to an extent that is or would be disproportionate to that of other members of its industry), (b) the ability of any Borrower to pay or perform its Obligations in accordance with the terms of this Agreement and the other Loan Documents, (c) at any time there is one or more Subsidiaries Guarantors, the ability of the Subsidiary Guarantors (taken as a whole) to pay or perform the Obligations in accordance with the terms of this Agreement and the other Loan Documents or (d) the rights and remedies of the Administrative Agent or any Lender under this Agreement, the other Loan Documents or any related document, instrument or agreement.
“Material Subsidiary” means, at any time of determination: (a) any Subsidiary that (i) had Adjusted Revenues during the immediately preceding fiscal year equal to or greater than 5% of the consolidated total revenues of the Company and its Subsidiaries during such preceding year or (ii) held assets, excluding Intercompany Receivables and investments in the Company or any other Subsidiary, on the last day of the immediately preceding fiscal year equal to or greater than 10% of the consolidated total assets of the Company and its Subsidiaries on such date, in each case as set forth or reflected in the audited Financial Statements of the Company and its Subsidiaries dated March 31, 2020 or the then most-recently available audited Financial Statements provided pursuant to Section 6.01; and (b) following any Material Subsidiary Recalculation Event, any Subsidiary that, on a pro forma basis (after giving effect to such Material Subsidiary Recalculation Event and all other Material Subsidiary Recalculation Events occurring on or prior to the date thereof), (i) had Adjusted Revenues during the twelve-month period ended as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available, greater than 5% of the consolidated total revenues of the Company and its Subsidiaries during such twelve-month period or (ii) holds assets, excluding Intercompany Receivables and investments in the Company or any other Subsidiary, equal to or greater than 10% of the consolidated total assets of the Company and its Subsidiaries (including the assets of such Subsidiary and any other Subsidiaries acquired) as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available (such tests in this clause (b), together, the “Pro Forma MS Test”). For purposes of the Pro Forma MS Test in clause (b)(i), a Material Subsidiary Recalculation Event shall be deemed to have occurred as of the first day of the applicable twelve month period.
“Material Subsidiary Recalculation Event” means any of the following: (a) the consummation of any acquisition by the Company or any of its Subsidiaries of any Person that becomes a Subsidiary (or part of a Subsidiary) as a result thereof (or the acquisition of all or substantially all of the assets of any Person or of any line of business of any Person) that would result in an additional Material Subsidiary, based on the Pro Forma MS Test, as applied as of such date; or (b) any sale or disposition (including by merger) of any material portion of the Equity Securities of any Subsidiary of the Company, or the sale or transfer of all or substantially all of the assets of any Subsidiary of the Company.
“Maturity Date” means (a) with respect to the Revolving Credit Facility, January 7, 2026 and (b) with respect to any Incremental Term Facility, the agreed maturity date applicable thereto; provided, that, if any such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.

“Maximum Increase Amount” means, at any time, an amount equal to (a) $500,000,000 minus (b) the sum of (i) the aggregate amount of increases in the Aggregate Revolving Credit Commitments which have theretofore occurred or are pending pursuant to Section 2.15, plus (ii) the aggregate principal amount of Incremental Term Loans which have been funded or are pending pursuant to Section 2.16.
“Maximum Rate” has the meaning specified in Section 10.09.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any multiemployer plan within the meaning of section 3(37) of ERISA maintained or contributed to by any Borrower, any Material Subsidiary or any ERISA Affiliate.
“Non-Core Assets” means those assets and businesses (including the Equity Securities of any Subsidiary engaged exclusively in such businesses) designated in good faith by the board of directors of the Company from time to time as “Non-Core Assets” and set forth in a certificate or certificates of a Responsible Officer delivered by the Company to the Administrative Agent to the effect that the Company’s board of directors has duly designated such assets and businesses as “Non-Core Assets” in good faith.
“Non-Extension Notice Date” has the meaning specified in Section 2.03(b).
“Non-LIBOR Quoted Currency” means any currency other than a LIBOR Quoted Currency.
“Non-Reinstatement Deadline” has the meaning specified in Section 2.03(b).
“Note” means an Incremental Term Note or a Revolving Credit Note, as the context may require.
“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Offered Amount” has the meaning specified in Section 2.05(a)(ii).
“Offered Discount” has the meaning specified in Section 2.05(a)(ii).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, or filing or similar taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Outstanding Amount” means (a) with respect to Incremental Term Loans, Revolving Credit Loans and Swing Line Loans on any date, the Dollar Equivalent amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Incremental Term Loans, Revolving Credit Loans and Swing Line Loans, as the case may be, occurring on such date and (b) with respect to any L/C Obligations on any date, the Dollar Equivalent amount of the aggregate outstanding amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements by the Company of Unreimbursed Amounts.
“Overnight Rate” means, for any day, (a) with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Rate and (ii) an overnight rate determined by the Administrative Agent, the applicable L/C Issuer, or the applicable Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation, and (b) with respect to any amount denominated in an Alternative Currency, the rate of interest per annum at which overnight deposits in the applicable Alternative Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of the Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable, in the applicable offshore interbank market for such currency to major banks in such interbank market.
“Participant” has the meaning specified in Section 10.06(d).
“Participant Register” has the meaning specified in Section 10.06(d).
“Participating Lender” has the meaning specified in Section 2.05(a)(ii).
“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“PBGC” means the Pension Benefit Guaranty Corporation.
“Permitted Indebtedness” has the meaning specified in Section 7.01.
“Permitted Liens” has the meaning specified in Section 7.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan of Reorganization” has the meaning specified in Section 10.06(i)(iii).
“Platform” has the meaning specified in Section 6.01.
“Pre-Adjustment Successor Rate” has the meaning specified in Section 3.03(c).
“Pricing Certificate” means a certificate substantially in the form of Exhibit N executed by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Company and attaching (a) true and correct copies of the KPI Metrics Report for the most recently ended calendar year and setting forth each of the Sustainability Fee Adjustment and the Sustainability Rate Adjustment for the period covered thereby and computations in reasonable detail in respect thereof and (b) a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
“Pricing Certificate Inaccuracy” has the meaning specified in Section 2.19(d).
“Pro Forma Calculation Subsidiary” means any Subsidiary as to which the Company has properly elected to present its EBITDA on a pro forma basis, as set forth in the last sentence of the definition “EBITDA”.
“Pro Forma MS Test” has the meaning specified in the definition “Material Subsidiary”.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Public Lender” has the meaning specified in Section 6.01.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning specified in Section 10.24.
“Qualifying Lender” has the meaning specified in Section 2.05(a)(ii).
“Rate Contract” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided, that, no phantom stock, deferred compensation arrangement or similar plan providing for payments only on account of past or future services provided by current or former directors, officers, employees or consultants of any Borrower or its Subsidiaries shall be a Rate Contract.
“Receivables Assets” means accounts receivable, indebtedness and other obligations owed to or owned by the Company or any Subsidiary (whether now existing or arising or acquired in the future) arising in the ordinary course of business from the sale of goods or services (including any indebtedness or obligation constituting an account, chattel paper, instrument or general intangible), together with all related security, collateral, collections, contracts, contract rights, guarantees or other obligations in respect thereof, all proceeds and supporting obligations and all other related assets which are of the type customarily transferred in connection with a sale, factoring, financing or securitization transaction involving accounts receivable.
“Recipient” means (a) the Administrative Agent, (b) any Lender, (c) any L/C Issuer and (d) any other recipient of any payment to be made by or on behalf of any Loan Party.
“Register” has the meaning specified in Section 10.06(c).

“Related Adjustment” means, in determining any LIBOR Successor Rate, the first relevant available alternative set forth in the order below that can be determined by the Administrative Agent applicable to such LIBOR Successor Rate: (a) the spread adjustment, or method for calculating or determining such spread adjustment, that has been selected or recommended by the Relevant Governmental Body for the relevant Pre-Adjustment Successor Rate (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto) and which adjustment or method (i) is published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion or (ii) solely with respect to Term SOFR, if not currently published, which was previously so recommended for Term SOFR and published on an information service reasonably acceptable to the Administrative Agent; or (b) the spread adjustment that would apply (or has previously been applied) to the fallback rate for a derivative transaction referencing the ISDA Definitions (taking into account the interest period, interest payment date or payment period for interest calculated and/or tenor thereto).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.
“Replacement Date” has the meaning specified in Section 3.03(c).
“Reportable Event” means a reportable event within the meaning of Section 4043 of ERISA and applicable regulations thereunder, but shall not include a reportable event for which the notice requirement has been waived.
“Request for Credit Extension” means (a) with respect to a Borrowing, or a conversion or continuation of Loans, a Loan Notice, (b) with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.
“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of (a) the Aggregate Revolving Credit Commitments as of such date of determination plus (b) the aggregate outstanding principal amount of the Incremental Term Loans as of such date of determination; provided, that, if the commitments of the Revolving Credit Lenders to make Revolving Credit Loans and the obligation of the L/C Issuers to make L/C Credit Extensions have expired or been terminated, “Required Lenders” means Lenders holding in the aggregate more than 50% of the Total Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition); provided, further, that, the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.
“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of the (a) Total Revolving Credit Outstandings as of such date of determination (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations and Swing Line Loans being deemed “held” by such Revolving Credit Lender for purposes of this definition) plus (b) aggregate unused Revolving Credit Commitments as of such date of determination; provided, that, the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.
“Requirements of Law” applicable to any Person means (a) the articles or certificate of incorporation and by-laws, constitution, partnership agreement or other organizational, constitutional or governing documents of such Person, (b) any Governmental Rule applicable to such Person, (c) any license, permit, approval or other authorization granted by any Governmental Authority to or for the benefit of such Person and (d) any judgment, decision or determination of any Governmental Authority or arbitrator, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, with respect to any Loan Party, such Loan Party’s chief executive officer, chief financial officer, treasurer, vice president - finance, controller, assistant controller, assistant treasurer, director of treasury operations, corporate secretary, assistant secretary, director or any other officer or authorized representative of such Loan Party designated from time to time by its board of directors or equivalent governing body to execute and deliver any document, instrument or agreement hereunder, and, solely for purposes of giving notices pursuant to Article II, any other officer or employee of the applicable Loan Party so designated in a written notice delivered by an officer or representative identified on an incumbency certificate delivered by the applicable Loan Party to the Administrative Agent from time to time or any other officer or employee of the applicable Loan Party designated in or pursuant to an agreement between the applicable Loan Party and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted Finance Party” has the meaning set forth in Section 1.10(b).
“Revaluation Date” means (a) with respect to any Loan, each of the following: (i) each date of a Borrowing of a Eurocurrency Rate Loan denominated in an Alternative Currency, (ii) each date of a continuation of a Eurocurrency Rate Loan denominated in an Alternative Currency pursuant to Section 2.02, and (iii) such additional dates as the Administrative Agent shall in good faith determine or the Required Lenders shall in good faith require; and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit denominated in an Alternative Currency, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof (solely with respect to the increased amount), (iii) each date of any payment by the applicable Alternative Currency L/C Issuer under any Letter of Credit denominated in an Alternative Currency, and (iv) such additional dates as the Administrative Agent or the applicable Alternative Currency L/C Issuer shall in good faith determine or the Required Lenders shall in good faith require.
“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01.
“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01, (b) purchase participations in L/C Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the Dollar Equivalent of the amount set forth opposite such

Lender’s name on Schedule 2.01 under the caption “Revolving Credit Commitment”, opposite such caption in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, or opposite such caption in any documentation executed by such Lender pursuant to Section 2.15, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.
“Revolving Credit Exposure” means, as to any Revolving Credit Lender at any time, (a) the aggregate Outstanding Amount of the Revolving Credit Loans of such Revolving Credit Lender at such time, plus (b) such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all L/C Obligations at such time, plus (c) such Revolving Credit Lender’s Applicable Revolving Credit Percentage of the Outstanding Amount of all Swing Line Loans at such time.
“Revolving Credit Facility” means, at any time, the Aggregate Revolving Credit Commitments at such time.
“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time or that, after the Aggregate Revolving Credit Commitments have expired or been terminated, holds a Revolving Credit Loan or a participation in a Letter of Credit or Swing Line Loan at such time.
“Revolving Credit Loan” has the meaning specified in Section 2.01.
“Revolving Credit Note” means a promissory note made by a Borrower in favor of a Revolving Credit Lender evidencing Revolving Credit Loans or Swing Line Loans, as the case may be, made by such Revolving Credit Lender, substantially in the form of Exhibit C-2.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of McGraw-Hill Financial Inc. and any successor thereto.
“Same Day Funds” means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be, to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Alternative Currency.
“Sanction” means any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury (“HMT”), the Government of Japan, or other relevant sanctions authority.
“Scheduled Unavailability Date” has the meaning specified in Section 3.03(c).
“Screen Rate” means the Applicable Reference Rate quote for an Applicable Currency on the applicable screen page the Administrative Agent designates to determine such Applicable Reference Rate for such Applicable Currency (or such other commercially available source providing such quotations for such Applicable Currency as may be designated by the Administrative Agent from time to time).
“SEC” means the U.S. Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Securitization Attributable Indebtedness” means the amount of obligations outstanding under the legal documents entered into as part of any accounts receivable securitization, repurchase or similar transaction relating to accounts receivable originated by the Company or its Subsidiaries on any date of determination that corresponds to the outstanding net investment (including loans, advances or amounts funded subject to a repurchase obligation) of, or cash purchase price paid by, the unaffiliated third party purchasers or financial institutions participating in such transaction and, as such, would be characterized as principal if such securitization, repurchase or similar transaction were structured as a secured lending transaction rather than as a purchase (or, to the extent structured as a secured lending transaction, is principal). For the avoidance of doubt, “Securitization Attributable Indebtedness” shall not include (a) obligations that correspond to a deferred purchase price or other consideration owing to the Company or any of its Subsidiaries funded on a deferred basis from the proceeds of the collections on such receivables, a subordinated or residual interest held by the Company or any of its Subsidiaries or the reserve or over-collateralization established or maintained for the benefit of the unaffiliated third party purchasers or financial institutions participating in such transaction (in each case irrespective of whether a lien is granted therein to secure the repayment of the related Securitization Attributable Indebtedness), and (b) obligations arising under uncommitted factoring arrangements and similar uncommitted sale transactions.
“Significant Subsidiary” means, at any time of determination: (a) any Subsidiary that (i) had Adjusted Revenues during the immediately preceding fiscal year equal to or greater than $250,000,000 or (ii) had net worth on the last day of the immediately preceding fiscal year equal to or greater than $250,000,000; and (b) in respect of any Subsidiary formed or acquired during the term of this Agreement, any such Subsidiary that (i) had Adjusted Revenues during the twelve-month period ended as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available greater than $250,000,000 or (ii) had net worth (determined on a pro forma basis as of the last day of the immediately preceding fiscal quarter for which Financial Statements are available) equal to or greater than $250,000,000.
“SOFR” means, with respect to any Business Day, the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source) at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day and, in each case, that has been selected or recommended by the Relevant Governmental Body.
“Solicited Discount Proration” has the meaning specified in Section 2.05(a)(ii).
“Solicited Discounted Prepayment Amount” has the meaning specified in Section 2.05(a)(ii).
“Solicited Discounted Prepayment Notice” means a written notice of the Company of Solicited Discounted Prepayment Offers made pursuant to Section 2.05(a)(ii) in form reasonably satisfactory to the Auction Agent.
“Solicited Discounted Prepayment Offer” means the irrevocable written offer by each Lender submitted following the Administrative Agent’s receipt of a Solicited Discounted Prepayment Notice.
“Solicited Discounted Prepayment Response Date” has the meaning specified in Section 2.05(a)(ii).
“SPC” has the meaning specified in Section 10.06(g).
“Special Notice Currency” means, at any time, any Alternative Currency other than the currency of a country that is a member of the Organization for Economic Cooperation and Development at such time located in North America or Europe.

“Specified Asset Acquisition” means any Specified Transaction of the type referred to in clause (d) of the definition thereof.
“Specified Subsidiary” means (a) any Subsidiary of the Company designated as a “Specified Subsidiary” in the certificate signed by a Responsible Officer of the Company and delivered to the Administrative Agent pursuant to Section 4.01(a)(ix), and (b) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (a) above.
“Specified Transaction” means any acquisition (whether by purchase, merger, consolidation or otherwise) by the Company or any of its Subsidiaries of (a) all or substantially all of the assets or property of another Person, (b) any division or line of business of another Person, (c) any Person that becomes a Subsidiary pursuant to such acquisition or (d) assets or property of another Person (excluding, for the avoidance of doubt, acquisitions of all or substantially all of the assets or property of another Person but including acquisitions of any division or line of business of another Person which do not constitute all or substantially all of the assets or property of such other Person) for which the aggregate consideration paid by the Company and its Subsidiaries in connection with such acquisition contemplated by this clause (d) exceeds $25,000,000.
“Spot Rate” for a currency means the rate determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable, to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 8:00 a.m. on the date two Business Days prior to the date as of which the foreign exchange computation is made; provided, that, the Administrative Agent or such Alternative Currency L/C Issuer may obtain such spot rate from another financial institution designated by the Administrative Agent or such Alternative Currency L/C Issuer if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency; provided, further, that, any Alternative Currency L/C Issuer may use such spot rate quoted on the date as of which the foreign exchange computation is made in the case of any Letter of Credit denominated in an Alternative Currency.
“Sterling” means the lawful currency of the United Kingdom.
“Submitted Amount” has the meaning specified in Section 2.05(a)(ii).
“Submitted Discount” has the meaning specified in Section 2.05(a)(ii).
“Subordinated Convertible Indebtedness” means Convertible Indebtedness issued by the Company after the Closing Date that, as of any date of determination, (a) does not mature, and has no scheduled principal payments, prepayments, repurchases, redemptions or sinking fund or like payments of any kind required at any time on or before the twentieth (20th) anniversary of the date of issuance thereof (other than customary put rights upon a change of control or a termination of trading of the Company’s common Equity Securities, so long as, in each case, the holders thereof have agreed in the subordination agreement required pursuant to clause (c) below not to exercise such put right unless and until the Obligations shall have been paid in full), (b) provides that the Company may defer the payment of interest at any time, at the Company’s option and (c) has been made expressly subordinate and junior in right of payment to the payment of the principal of, premium, if any, and interest on the Obligations pursuant to a reasonable and customary subordination agreement and/or subordination provisions for the benefit of the Administrative Agent, in each case, reasonably satisfactory to the Administrative Agent.
“Subsidiary” of any Person means (a) any corporation of which more than 50% of the issued and outstanding Equity Securities having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries, (b) any partnership, joint venture, limited liability company or other association of which more than 50% of the equity interest having the power to vote, direct or control the management of such partnership, joint venture or other association is at the time owned and controlled by such Person, by such Person and one or more of the other Subsidiaries or by one or more of such Person’s other Subsidiaries, or (c) any other Person included in the Financial Statements of such Person on a consolidated basis. All references in this Agreement and the other Loan Documents to Subsidiaries shall, unless otherwise indicated, (i) refer to a “Subsidiary” or “Subsidiaries” of the Company, and (ii) include any of the other Borrowers and their Subsidiaries. Notwithstanding the foregoing, except where expressly included herein, an Unrestricted Subsidiary shall not be considered a “Subsidiary”.
“Subsidiary Guarantor” means each Subsidiary of the Company that has executed a Subsidiary Guaranty.
“Subsidiary Guaranty” means any Subsidiary Guaranty (including counterparts thereof and joinders and supplements thereto) made by one or more Subsidiary Guarantors in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit G (or such other document as the Administrative Agent and the Company shall deem appropriate).
“Successor Rate” has the meaning specified in Section 3.03(c).
“Successor Rate Conforming Changes” means, with respect to any proposed Successor Rate, any conforming changes to the definition of Base Rate, the definition of Interest Period, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definition of Business Day, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Supported QFC” has the meaning specified in Section 10.24.
“Surety Instruments” means all letters of credit (including standby and commercial), banker’s acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.
“Sustainability Fee Adjustment” means, with respect to any KPI Metrics Report for any calendar year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the CO2 Intensity Commitment Fee Adjustment Amount, plus (b) the Incident Rate Commitment Fee Adjustment Amount, in each case for such calendar year.
“Sustainability Pricing Adjustment Date” has the meaning specified in Section 2.19(a).
“Sustainability Rate Adjustment” with respect to any KPI Metrics Report for any calendar year, an amount (whether positive, negative or zero), expressed as a percentage, equal to the sum of (a) the

CO2 Intensity Applicable Rate Adjustment Amount, plus (b) the Incident Rate Applicable Rate Adjustment Amount, in each case for such calendar year.
“Sustainability Report” means the annual non-financial disclosure form according to the GRI Standard for Sustainability Reporting publicly reported by the Company and published on an Internet or intranet website to which each Lender and the Administrative Agent have been granted access free of charge (or at the expense of the Company).
“Sustainability Table” means the Sustainability Table set forth on Schedule 1.01.
“SWIFT” has the meaning specified in Section 2.03(f).
“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.
“Swing Line Commitment” means, (a) with respect to Bank of America, its obligation to provide Swing Line Loans to the Company pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $90,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, (b) with respect to Citibank, N.A., its obligation to provide Swing Line Loans to the Company pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $90,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, (c) with respect to JPMorgan Chase Bank, N.A., its obligation to provide Swing Line Loans to the Company pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $90,000,000, as such amount may be adjusted from time to time in accordance with this Agreement, and (d) with respect to Mizuho Bank, Ltd., its obligation to provide Swing Line Loans to the Company pursuant to Section 2.04 in an aggregate principal amount at any one time outstanding not to exceed $90,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.
“Swing Line Lender” means each of Bank of America, Citibank, N.A., JPMorgan Chase Bank, N.A. and Mizuho Bank, Ltd., each in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.
“Swing Line Loan” has the meaning specified in Section 2.04(a).
“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b), which shall be substantially in the form of Exhibit B or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Company.
“Swing Line Loan Report” means a certificate substantially the form of Exhibit M or any other form approved by the Administrative Agent
“Swing Line Sublimit” means an amount equal to the lesser of (a) $360,000,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.
“Synthetic Lease Obligation” means the monetary obligation of a Person as a lessee under (a) a so-called synthetic or tax retention lease, where such transaction is considered borrowed money indebtedness for tax purposes or bankruptcy purposes but is classified as an operating lease in accordance with GAAP or (b) a lease, funding agreement or other arrangement for the use or possession of real or personal property pursuant to which the lessor is treated as the owner of such property for accounting purposes and the lessee is treated as the owner of such property for federal income tax purposes and which creates obligations that do not appear as borrowed money indebtedness on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the borrowed money indebtedness of such Person (without regard to accounting treatment).
“TARGET Day” means any day on which TARGET2 (or, if such payment system ceases to be operative, such other payment system, if any, determined by the Administrative Agent to be a suitable replacement) is open for the settlement of payments in Euro.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilizes a single shared platform and which was launched on November 19, 2007.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including back-up withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means the forward-looking term rate for any period that is approximately (as reasonably determined by the Administrative Agent) as long as any of the Interest Period options set forth in the definition of “Interest Period” and that is based on SOFR and that has been selected or recommended by the Relevant Governmental Body, in each case as published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion.
“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.
“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all Swing Line Loans and all L/C Obligations.
“Trade Date” has the meaning specified in Section 10.06(i)(i).
“Type” means, with respect to a Loan, its character as a Base Rate Loan or a Eurocurrency Rate Loan.
“UCP” means, with respect to any Letter of Credit, the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“United States” and “U.S.” mean the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.
“U.S. Special Resolution Regimes” has the meaning specified in Section 10.24.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(g).
“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).
“Unrestricted Subsidiary” means (a)(i) any Person which would otherwise constitute a “Subsidiary” of the Company, but which is designated by the Company (by notice to the Administrative Agent) as an “Unrestricted Subsidiary”, so long as (A) less than 100% of the issued and outstanding Equity Securities of such Person are owned, directly or indirectly, by the Company, and (B) the assets or businesses of such Person (including the Equity Securities of any Subsidiary engaged exclusively in such businesses) are Non-Core Assets, as certified by a Responsible Officer of the Company in the notice designating such entity as an “Unrestricted Subsidiary”, and (ii) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (a)(i) above, and (b)(i) any Specified Subsidiary, but only to the extent (A) such Specified Subsidiary would otherwise constitute a “Subsidiary” of the Company, (B) such Specified Subsidiary is designated by the Company (by notice to the Administrative Agent) as an “Unrestricted Subsidiary”, (C) less than 100% of the issued and outstanding Equity Securities of such Specified Subsidiary are owned, directly or indirectly, by the Company, and (D) upon giving pro forma effect to the designation of such Specified Subsidiary as an Unrestricted Subsidiary, the Company would be in compliance with the financial covenants set forth in Section 7.08 as of the most recent fiscal quarter end for which the Company was required to deliver financial statements pursuant to Section 6.01(a) or (b), and (ii) any Person owned, directly or indirectly, in whole or in part, by the Persons identified in clause (b)(i) above; provided, that, notwithstanding anything contained in clause (a) or (b) above, no Loan Party may be an Unrestricted Subsidiary. As of the Closing Date, there are no Unrestricted Subsidiaries.
“Value” means, with respect to any property or assets (including Equity Securities), the lower of (a) the book value of such property or assets, and (b) the cost basis of such property or assets.
“Wholly-Owned Subsidiary” means any Subsidiary of which more than 90% of the issued and outstanding Equity Securities are owned, directly or indirectly, by the Company.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yen” means the lawful currency of Japan.
1.02    Other Interpretive Provisions.

With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, amended and restated, modified, extended, restated, replaced or supplemented from time to time (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Any and all references to “Borrower” regardless of whether preceded by the term a, any, each, of, all, and/or, or any other similar term shall be deemed to refer, as the context requires, to each and every (and/or any one or all) parties constituting a Borrower, individually and/or in the aggregate.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(d)    Any reference herein to a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, shall be deemed to apply to a division of or by a limited liability company, or an allocation of assets to a series of a limited liability company (or the unwinding of such a division or allocation), as if it were a merger, consolidation, amalgamation, assignment, sale, disposition or transfer, or similar term, as applicable, to, of or with a separate Person. Any division of a limited liability company shall constitute a separate Person hereunder (and each division of any limited liability company that is a Subsidiary, joint venture or any other like term shall also constitute such a Person).
1.03    Accounting Terms.
(a)    Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the audited Financial Statements dated as of March 31, 2020, except as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Company and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio, requirement or other covenant set forth in any Loan Document, and either the Company or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend such ratio, requirement or covenant to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, that, until so amended, (i) such ratio, requirement or covenant shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Company shall provide to the Administrative Agent and the Lenders financial statements and other documents as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio, requirement or covenant made before and after giving effect to such change in GAAP. The foregoing notwithstanding, leases shall continue to be classified and accounted for on a basis consistent with that used in the audited Financial Statements dated as of March 31, 2017 for all purposes of this Agreement.
(c)    Consolidation of Variable Interest Entities. All references herein to consolidated financial statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) or to the determination of any amount for the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) on a consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary (including, if required to be consolidated for GAAP purposes, an Unrestricted Subsidiary) as defined herein. Notwithstanding the foregoing, for the avoidance of doubt, if any such variable interest entity is an Unrestricted Subsidiary, (i) calculations of the Debt/EBITDA Ratio shall not include the Indebtedness or EBITDA of such variable interest entity, and (ii) calculations of the Interest Coverage Ratio shall not include the EBITDA or Interest Expense of such variable interest entity.
1.04    Rounding.
Any financial ratios required to be maintained by the Company pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05    Exchange Rates; Currency Equivalents.
(a)    The Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable, shall determine the Spot Rates as of each Revaluation Date to be used for calculating Dollar Equivalent amounts of Credit Extensions and Outstanding Amounts denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by Loan Parties hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as so determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as applicable.
(b)    Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a Eurocurrency Rate Loan or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, Eurocurrency Rate Loan or Letter of Credit is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the applicable Alternative Currency L/C Issuer, as the case may be.
(c)    The Administrative Agent does not warrant, nor accept responsibility, nor shall the Administrative Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “Eurocurrency Rate” or with respect to any rate that is an alternative or replacement for or successor to any of such rates (including any Successor Rate) or the effect of any of the foregoing, or of any Successor Rate Conforming Changes.
1.06    Additional Alternative Currencies.
(a)    The Company may from time to time request that Eurocurrency Rate Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided, that, such requested currency is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars. In the case of any such request with respect to the making of Eurocurrency Rate Loans, such request shall be subject to the approval of the Administrative Agent and the Revolving Credit Lenders; and in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the Alternative Currency L/C Issuers.
(b)    Any such request shall be made to the Administrative Agent not later than 8:00 a.m., 15 days prior to the date of the desired Credit Extension (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the Alternative Currency L/C Issuers, in its or their sole discretion). In the case of any such request pertaining to Eurocurrency Rate Loans, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof; and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the Alternative Currency L/C Issuers thereof. Each Revolving Credit Lender (in the case of any such request pertaining to Eurocurrency Rate Loans) or each Alternative Currency L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 8:00 a.m., 10 days after receipt of such request whether it consents, in its sole discretion, to the making of Eurocurrency Rate Loans or the issuance of Letters of Credit, as the case may be, in such requested currency.
(c)    Any failure by a Revolving Credit Lender or an Alternative Currency L/C Issuer, as the case may be, to respond to such request within the time period specified in Section 1.06(b) shall be deemed to be a refusal by such Revolving Credit Lender or such Alternative Currency L/C Issuer, as the case may be, to permit Eurocurrency Rate Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit

Lenders consent to making Eurocurrency Rate Loans in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Revolving Credit Borrowings of Eurocurrency Rate Loans; and if the Administrative Agent and the Alternative Currency L/C Issuers consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Company and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain consent to any request for an additional currency under this Section 1.06, the Administrative Agent shall promptly so notify the Company.
1.07    Change of Currency.
(a)    Each obligation of the Borrowers to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the Closing Date shall be redenominated into Euro at the time of such adoption. If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided, that, if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.
(b)    Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.
(c)    Each provision of this Agreement also shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect a change in currency of any other country and any relevant market conventions or practices relating to the change in currency.
1.08    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to Pacific time (daylight or standard, as applicable).
1.09    Letter of Credit Amounts.
Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the Dollar Equivalent of the stated amount of such Letter of Credit in effect at such time; provided, that, with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the Dollar Equivalent of the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.
1.10    Anti-Boycott Rules.

The representations and warranties in Section 5.20, the undertakings in Section 6.12 and the undertakings in Section 7.09:
(a)    are made or given by, and shall apply to, the Company or any of its Subsidiaries that qualifies as a resident party domiciled, incorporated or established in Germany (Inländer) within the meaning of section 2 para. 15 of the German Foreign Trade Act (Außenwirtschaftsgesetz) only to the extent that the making or giving of, and compliance with (or undertaking to comply with), such representations, warranties and undertakings do not result in any violation of, conflict with, or liability under, section 7 of the German Foreign Trade Regulations (Außenwirtschaftsverordnung), EU Regulation (EC) 2271/96 (as amended by Council Regulation (EC) No 807/2003 of 14 April 2003) or any similar anti-boycott laws or regulations (the “Anti-Boycott Rules”); and
(b)    shall, with respect to any Lender or any L/C Issuer which has notified the Administrative Agent that it wishes to be treated as a “Restricted Finance Party” for the purposes of those Sections and has not subsequently notified the Administrative Agent that it no longer wishes to be treated as such (or, with respect to the Administrative Agent, for so long as it wishes to be so treated) (a “Restricted Finance Party”), be made or given to, or apply for the benefit of, such Restricted Finance Party only to the extent (as notified by such Restricted Finance Party to the Administrative Agent (or, in the case of the Administrative Agent, as determined by it) from time to time) that such making, giving and application would not result in any violation of, conflict with, or liability under, any Anti-Boycott Rules.
In ascertaining the Required Lenders and/or the Required Revolving Lenders or whether any given percentage (including, for the avoidance of doubt, unanimity) of the Aggregate Revolving Credit Commitments or the Outstanding Amount of the Incremental Term Loans or the agreement of any specified group of Lenders has been obtained to approve any request for a consent, waiver, amendment or other vote under the Loan Documents in relation to Section 5.20, Section 6.12 or Section 7.09 (including any request pursuant to Section 8.02 or any other provision of the Loan Documents relating to a Default or Event of Default arising from a breach of any of those Sections) the unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by, each Restricted Finance Party shall be deemed to be zero and each Restricted Finance Party shall be deemed not to be a Lender (for the avoidance of doubt, solely for such purposes). Any amendment or waiver that has the effect of changing or which relates to this Section 1.10 shall not be effected without the consent of each Restricted Finance Party.
ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS
2.01    The Revolving Credit Borrowings.
Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers in Dollars or in one or more Alternative Currencies from time to time on any Business Day during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, that, after giving effect to any Revolving Credit Borrowing, (a) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (b) with respect to each Revolving Credit Lender, the Revolving Credit Exposure of such Revolving Credit Lender plus, without duplication, the aggregate Outstanding Amount of all Swing Line Loans advanced by such Revolving Credit Lender in its capacity as a Swing Line Lender, shall not exceed such Revolving Credit

Lender’s Revolving Credit Commitment, (c) the aggregate Outstanding Amount of all Revolving Credit Loans made to the Designated Borrowers shall not exceed the Designated Borrower Sublimit, and (d) the aggregate Outstanding Amount of all Revolving Credit Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit. Within the limits of each Revolving Credit Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01, prepay under Section 2.05, and reborrow under this Section 2.01. Revolving Credit Loans may be Base Rate Loans or Eurocurrency Rate Loans, as further provided herein.
2.02    Borrowings, Conversions and Continuations of Loans.
(a)    Each Incremental Term Borrowing, each Revolving Credit Borrowing, each conversion of Incremental Term Loans or Revolving Credit Loans from one Type to the other, and each continuation of Eurocurrency Rate Loans shall be made upon the applicable Borrower’s irrevocable notice to the Administrative Agent, which may be given by telephone or a Loan Notice; provided, that, any telephonic notice must be confirmed immediately by delivery to the Administrative Agent of a Loan Notice. Each such Loan Notice must be received by the Administrative Agent not later than (i) 10:00 a.m. (A) three Business Days (or two Business Days, if such Borrowing is the initial Credit Extension) prior to the requested date of any Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars or of any conversion of Eurocurrency Rate Loans denominated in Dollars to Base Rate Loans, or (B) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of any Borrowing or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, and (ii) 10:00 a.m. on the Business Day of any Borrowing of Base Rate Loans; provided, that, if such Borrower wishes to request Eurocurrency Rate Loans having an Interest Period other than one, two, three or six months in duration as provided in the definition of “Interest Period”, the applicable Loan Notice must be received by the Administrative Agent not later than 10:00 a.m. (x) four Business Days (or three Business Days, if such Borrowing is the initial Credit Extension) prior to the requested date of such Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) five Business Days (or six Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, whereupon the Administrative Agent shall give prompt notice to the Appropriate Lenders of such request and determine whether the requested Interest Period is acceptable to all of them (it being understood and agreed that not later than 10:00 a.m., (x) three Business Days before the requested date of such Borrowing, conversion or continuation of Eurocurrency Rate Loans denominated in Dollars, or (y) four Business Days (or five Business Days in the case of a Special Notice Currency) prior to the requested date of such Borrowing of, conversion to or continuation of Eurocurrency Rate Loans denominated in Alternative Currencies, the Administrative Agent shall notify the applicable Borrower (which notice may be by telephone) whether or not the requested Interest Period has been consented to by all the Appropriate Lenders). Each Borrowing of, conversion to or continuation of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Except as provided in Sections 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (1) the applicable Facility and whether the applicable Borrower is requesting a Borrowing, a conversion of Loans from one Type to the other, or a continuation of Eurocurrency Rate Loans, (2) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (3) the principal amount of Loans to be borrowed, converted or continued, (4) the Type of Loans to be borrowed or to which existing Loans are to be converted, (5) if applicable, the duration of the Interest Period with respect thereto, (6) the currency of the Loans to be borrowed, and (7) if applicable, the Designated Borrower. If the applicable Borrower fails to specify a currency in a Loan Notice requesting a Borrowing, then the Loans so requested shall be made in Dollars. If the applicable Borrower fails to specify a Type of Loan in a Loan Notice or if such Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Incremental Term Loans or Revolving Credit Loans shall be made as, or converted to, Base Rate Loans; provided, that, in the case of a failure to timely request a continuation of Loans denominated in an Alternative Currency, such Loans shall be continued as Eurocurrency Rate Loans in their original currency with an Interest Period of one month. Any automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Eurocurrency Rate Loans. If the applicable Borrower requests a Borrowing of, conversion to, or continuation of Eurocurrency Rate Loans in any such Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. No Loan may be converted into or continued as a Loan denominated in a different currency, but instead must be prepaid in the original currency of such Loan and reborrowed in the other currency.
(b)    Following receipt of a Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount (and currency) of its Applicable Percentage under the applicable Facility of the applicable Incremental Term Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation is provided by the applicable Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to Base Rate Loans or continuation of Loans denominated in a currency other than Dollars, in each case as described in Section 2.02(a). In the case of a Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent’s Office for the applicable currency not later than 11:00 a.m., in the case of any Loan denominated in Dollars, and not later than the Applicable Time specified by the Administrative Agent, in the case of any Loan in an Alternative Currency, in each case on the Business Day specified in the applicable Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of such Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, that, if, on the date any Loan Notice with respect to a Revolving Credit Borrowing denominated in Dollars is given by any Borrower there are Swing Line Loans outstanding, such Revolving Credit Borrowing shall be in an amount at least equal to the Outstanding Amount of all Swing Line Loans, and the proceeds of such Revolving Credit Borrowing shall be applied first to the payment in full of all outstanding Swing Line Loans, and second, shall be made available to the applicable Borrower as provided above; provided, further, that, if on such date there are also L/C Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing (to the extent not otherwise applied to the payment of Swing Line Loans pursuant to the foregoing) shall next be applied to the payment in full of any such L/C Borrowings, and then shall be made available to the applicable Borrower as provided above.
(c)    Except as otherwise provided herein, a Eurocurrency Rate Loan may be continued or converted only on the last day of an Interest Period for such Eurocurrency Rate Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as Eurocurrency Rate Loans (whether in Dollars or any Alternative Currency) without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Eurocurrency Rate Loans denominated in an Alternative Currency be prepaid, or redenominated into Dollars in the amount of the Dollar Equivalent thereof, on the last day of the then current Interest Period with respect thereto.
(d)    The Administrative Agent shall promptly notify the Company and the Lenders of the interest rate applicable to any Interest Period for Eurocurrency Rate Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Company and the Lenders of any change in Bank of America’s prime rate used in determining the Base Rate promptly following the public announcement of such change.
(e)    After giving effect to all Revolving Credit Borrowings, all conversions of Revolving Credit Loans from one Type to the other, and all continuations of Revolving Credit Loans as the same Type, there shall not be more than 10 Interest Periods in effect in respect of the Revolving Credit Facility. After giving effect to all Incremental Term Borrowings under any Incremental Term Facility, all conversions of Incremental Term Loans under such Incremental Term Facility from one Type to the other, and all continuations of Incremental Term Loans under such Incremental Term Facility as the same Type, there shall not be more than 3 Interest Periods in effect with respect to any such Incremental Term Facility.
(f)    Notwithstanding anything to the contrary in this Agreement, any Lender may exchange, continue or rollover all or the portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.
2.03    Letters of Credit.
(a)    The Letter of Credit Commitment.
(i)    Subject to the terms and conditions set forth herein: (A) each L/C Issuer agrees, in reliance upon the agreements of the Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the Availability Period, from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or in one or more Alternative Currencies for the account of the Company or any Subsidiary, and to amend or extend Letters of Credit previously issued by it, in accordance with clause (b) below, and (2) to honor drawings under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Company or any Subsidiary and any drawings thereunder; provided, that, after giving effect to any L/C Credit Extension with respect to any Letter of Credit, (v) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments, (w) with respect to each Revolving Credit Lender, the Revolving Credit Exposure of such Revolving Credit Lender plus, without duplication, the aggregate Outstanding Amount of all Swing Line Loans advanced by such Revolving Credit Lender in its capacity as a Swing Line Lender, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (x) the Outstanding Amount of the L/C Obligations shall not exceed the Letter of Credit Sublimit, (y) the aggregate Outstanding Amount of all Revolving Credit Loans and Letters of Credit denominated in Alternative Currencies shall not exceed the Alternative Currency Sublimit and (z) the aggregate Outstanding Amount of all L/C Obligations with respect to Letters of Credit issued by any L/C Issuer shall not exceed such L/C Issuer’s L/C Commitment; provided, further, that, only Alternative Currency L/C Issuers shall be permitted to issue Letters of Credit denominated in Alternative Currencies. Each request by the Company for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Company that the L/C Credit Extension so requested complies with the conditions set forth in the provisos to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Company’s or any Subsidiary’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.
(ii)    No L/C Issuer shall issue any Letter of Credit, if:
(A)    subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last extension, unless the Required Revolving Lenders have approved such expiry date; or
(B)    the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (1) all the Revolving Credit Lenders have approved such expiry date or (2)(x) the applicable L/C Issuer has approved such expiry date and (y) the expiry date of such Letter of Credit is not later than one year after the Letter of Credit Expiration Date; provided, that, (x) in the case of a Letter of Credit with an expiry date after the Letter of Credit Expiration Date (an “Extended Letter of Credit”), the Company shall Cash Collateralize such Letter of Credit (in an amount equal to 103% of the maximum face amount of such Letter of Credit) in favor of the applicable L/C Issuer by a date that is no later than 30 days prior to the Letter of Credit Expiration Date and (y) on the Letter of Credit Expiration Date (1) all risk participations of the Revolving Credit Lenders in such Extended Letter of Credit and all obligations of the Administrative Agent with respect to such Extended Letter of Credit shall terminate (but, in either case, only with respect to drawings upon such Extended Letter of Credit occurring after the Maturity Date for the Revolving Credit Facility, it being understood that such participations and obligations relative to drawings upon such Extended Letter of Credit on or prior to such Maturity Date shall remain in full force and effect) and (2) fees on such Extended Letter of Credit shall cease to accrue pursuant to Section 2.03(i) and shall instead accrue as and to the extent separately agreed between the applicable L/C Issuer and the Company. Notwithstanding any provision of Section 2.17 to the contrary, Cash Collateral required to be provided pursuant to this clause (B) shall be provided to and held by the applicable L/C Issuer for its own account to secure the applicable L/C Obligations pursuant to documentation and on terms satisfactory to the applicable L/C Issuer.
(iii)    No L/C Issuer shall be under any obligation to issue any Letter of Credit if:
(A)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Requirement of Law applicable to such L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which such L/C Issuer in good faith deems material to it;
(B)    the issuance of such Letter of Credit would violate one or more policies of such L/C Issuer applicable to letters of credit generally (it being understood and agreed that no L/C Issuer shall be required to issue commercial Letters of Credit unless such L/C Issuer agrees to do so in its sole discretion);
(C)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is in an initial stated amount less than $100,000 in the case of a commercial Letter of Credit or $500,000 in the case of a standby Letter of Credit;
(D)    except as otherwise agreed by the Administrative Agent and such L/C Issuer, such Letter of Credit is to be denominated in a currency other than Dollars or an Alternative Currency (it being understood and agreed that, in any event, only Alternative Currency L/C Issuers may issue Letters of Credit denominated in Alternative Currencies);
(E)    such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(F)    any Revolving Credit Lender is at that time a Defaulting Lender, unless such L/C Issuer has entered into arrangements, including the delivery of Cash Collateral or reallocation of payments to the Defaulting Lender in accordance with Section 2.18(a)(ii), satisfactory to such L/C Issuer (in its sole discretion) with the Company or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.18(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.
(iv)    No L/C Issuer shall amend any Letter of Credit if such L/C Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.
(v)    No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(vi)    Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the

Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included such L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to such L/C Issuer.
(b)    Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)    Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Company delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Company (and, with respect to a Letter of Credit issued for the account of a Subsidiary, the applicable Subsidiary). Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 8:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and such L/C Issuer may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount and currency thereof (it being understood and agreed that, in any event, only Alternative Currency L/C Issuers may issue Letters of Credit denominated in Alternative Currencies); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; (G) the purpose and nature of the requested Letter of Credit; and (H) such other matters as such L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as such L/C Issuer may require. Additionally, the Company shall furnish to the applicable L/C Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as such L/C Issuer or the Administrative Agent may require.
(ii)    Promptly after receipt of any Letter of Credit Application, the applicable L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Company and, if not, such L/C Issuer will provide the Administrative Agent with a copy thereof. Unless such L/C Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Loan Party, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article IV shall not then be satisfied, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company (or the applicable Subsidiary) or enter into the applicable amendment, as the case may be, in each case in accordance with such L/C Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from such L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Letter of Credit.
(iii)    If the Company so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided, that, any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Company (or the applicable Subsidiary) shall not be required to make a specific request to such L/C Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, that, such L/C Issuer shall not permit any such extension if (A) such L/C Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions of clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, and in each such case directing such L/C Issuer not to permit such extension.
(iv)    If the Company so requests in any applicable Letter of Credit Application, an L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that permits the automatic reinstatement of all or a portion of the stated amount thereof after any drawing thereunder (each, an “Auto-Reinstatement Letter of Credit”). Unless otherwise directed by the applicable L/C Issuer, the Company (or the applicable Subsidiary) shall not be required to make a specific request to such L/C Issuer to permit such reinstatement. Once an Auto-Reinstatement Letter of Credit has been issued, except as provided in the following sentence, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to reinstate all or a portion of the stated amount thereof in accordance with the provisions of such Letter of Credit. Notwithstanding the foregoing, if such Auto-Reinstatement Letter of Credit permits an L/C Issuer to decline to reinstate all or any portion of the stated amount thereof after a drawing thereunder by giving notice of such non-reinstatement within a specified number of days after such drawing (the “Non-Reinstatement Deadline”), such L/C Issuer shall not permit such reinstatement if it has received a notice (which may be by telephone or in writing) on or before the day that is seven Business Days before the Non-Reinstatement Deadline (A) from the Administrative Agent that the Required Revolving Lenders have elected not to permit such reinstatement or (B) from the

Administrative Agent, any Revolving Credit Lender or the Company that one or more of the applicable conditions specified in Section 4.02 is not then satisfied (treating such reinstatement as an L/C Credit Extension for purposes of this clause) and, in each case, directing such L/C Issuer not to permit such reinstatement.
(v)    Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also deliver to the Company and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.
(c)    Drawings and Reimbursements; Funding of Participations.
(i)    Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Company and the Administrative Agent thereof. In the case of a Letter of Credit denominated in an Alternative Currency, the Company shall reimburse such L/C Issuer in such Alternative Currency, unless (A) such L/C Issuer (at its option) shall have specified in such notice that it will require reimbursement in Dollars, or (B) in the absence of any such requirement for reimbursement in Dollars, the Company shall have notified such L/C Issuer promptly following receipt of the notice of drawing that the Company will reimburse such L/C Issuer in Dollars. In the case of any such reimbursement in Dollars of a drawing under a Letter of Credit denominated in an Alternative Currency, such L/C Issuer shall notify the Company of the Dollar Equivalent of the amount of the drawing promptly following the determination thereof. Not later than 8:00 a.m. on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in Dollars, or the Applicable Time on the date of any payment by such L/C Issuer under a Letter of Credit to be reimbursed in an Alternative Currency (each such date, an “Honor Date”), the Company shall reimburse such L/C Issuer through the Administrative Agent (in the case of any Letter of Credit issued by Bank of America) or by payment directly to such L/C Issuer (in the case of any Letter of Credit issued by an L/C Issuer other than Bank of America), in each case, in an amount equal to the amount of such drawing and in the applicable currency. In the event that (1) a drawing denominated in an Alternative Currency is to be reimbursed in Dollars pursuant to the second sentence in this Section 2.03(c)(i) and (2) the Dollar amount paid by the Company, whether on or after the Honor Date, shall not be adequate on the date of that payment to purchase in accordance with normal banking procedures a sum denominated in the Alternative Currency equal to the drawing, the Company agrees, as a separate and independent obligation, to indemnify the applicable L/C Issuer for the loss resulting from its inability on that date to purchase the Alternative Currency in the full amount of the drawing. If the Company fails to timely reimburse the applicable L/C Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (expressed in Dollars in the amount of the Dollar Equivalent thereof in the case of a Letter of Credit denominated in an Alternative Currency) (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Revolving Credit Percentage thereof. In such event, the Company shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 4.02 (other than the delivery of a Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided, that, the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)    Each Revolving Credit Lender shall upon receipt of any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, in Dollars, at the Administrative Agent’s Office for Dollar-denominated payments in an amount equal to its Applicable Revolving Credit Percentage of the Unreimbursed Amount not later than 10:00 a.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to the applicable L/C Issuer in Dollars.
(iii)    With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, the Company shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)    Until each Revolving Credit Lender funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(c) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s Applicable Revolving Credit Percentage of such amount shall be solely for the account of such L/C Issuer.
(v)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse an L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Company, any Subsidiary or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(c) is subject to the conditions set forth in Section 4.02 (other than delivery by the Company of a Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Company to reimburse an L/C Issuer for the amount of any payment made by such L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of an L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of an L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.
(d)    Repayment of Participations.
(i)    At any time after an L/C Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Company or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its Applicable Revolving Credit Percentage thereof in Dollars and in the same funds as those received by the Administrative Agent.
(ii)    If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(c)(i) is required to be returned under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Obligations Absolute. The obligation of the Company to reimburse each L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)    any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other Loan Document;
(ii)    the existence of any claim, counterclaim, setoff, defense or other right that the Company or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), any L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)    any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)    any payment by an L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by an L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)    any adverse change in the relevant exchange rates or in the availability of the relevant Alternative Currency to the Company or any Subsidiary or in the relevant currency markets generally; or
(vi)    any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or any Subsidiary.
The Company shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Company’s instructions or other irregularity, the Company will immediately notify the applicable L/C Issuer. The Company shall be conclusively deemed to have waived any such claim against the applicable L/C Issuer and its correspondents unless such notice is given as aforesaid.
(f)    Role of L/C Issuer. Each Lender and the Company agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable to any Lender for: (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or any Issuer Document. The Company hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, that, this assumption is not intended to, and shall not, preclude the Company’s pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. None of any L/C Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of any L/C Issuer shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(e); provided, that, anything in such clauses to the contrary notwithstanding, the Company may have a claim against an L/C Issuer, and such L/C Issuer may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by such L/C Issuer’s willful misconduct or gross negligence, as determined by a court of competent jurisdiction by final and nonappealable judgment, or such L/C Issuer’s willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, an L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and no L/C Issuer shall be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason. An L/C Issuer may send a Letter of Credit or conduct any communication to or from the beneficiary via the Society for Worldwide Interbank Financial Telecommunication (“SWIFT”) message or overnight courier, or any other commercially reasonable means of communicating with a beneficiary.
(g)    Cash Collateral.
(i)    Upon the request of the Administrative Agent, (A) if an L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing, or (B) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Company shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations in an aggregate amount equal to 103% of the aggregate maximum face amount of such L/C Obligations.
(ii)    In addition, if the Administrative Agent notifies the Company at any time that the Outstanding Amount of all L/C Obligations at such time exceeds 105% of the Letter of Credit Sublimit then in effect, then, within two Business Days after receipt of such notice, the Company shall Cash Collateralize the L/C Obligations in an amount equal to the amount by which the Outstanding Amount of all L/C Obligations exceeds the Letter of Credit Sublimit.
(iii)    The Administrative Agent may, at any time and from time to time after the initial deposit of Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of exchange rate fluctuations.
(iv)    Sections 2.05, 2.17, 2.18, 8.02 and 8.03 set forth certain additional requirements to deliver Cash Collateral hereunder. For purposes of this Agreement, “Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent, the applicable L/C Issuers or the applicable Swing Line Lenders (as applicable) and the Lenders, as collateral for L/C Obligations, Obligations in respect of Swing Line Loans, or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash or deposit account balances or, if the applicable L/C Issuers or the applicable Swing Line Lenders benefitting from such collateral shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to (A) the Administrative Agent and (B) such L/C Issuers or such Swing Line Lenders, as applicable (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.
(h)    Applicability of ISP and UCP; Limitation of Liability. Unless otherwise expressly agreed by the applicable L/C Issuer and the Company when a Letter of Credit is issued,

(i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Company for, and no L/C Issuer’s rights and remedies against the Company shall be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including any Requirements of Law or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the ICC Banking Commission, the Bankers Association for Finance and Trade - International Financial Services Association (BAFT-IFSA), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such law or practice.
(i)    Letter of Credit Fees. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with, subject to adjustment as provided in Section 2.18, its Applicable Revolving Credit Percentage, in Dollars, a Letter of Credit fee (the “Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Rate times the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit; provided, that, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Governmental Rule, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Revolving Credit Percentages allocable to such Letter of Credit pursuant to Section 2.18(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Letter of Credit Fees shall be (i) due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand and (ii) computed on a quarterly basis in arrears. If there is any change in the Applicable Rate during any quarter, the daily amount available to be drawn under each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect. Notwithstanding anything to the contrary contained herein, upon the request of the Required Revolving Lenders, while any Event of Default exists, all Letter of Credit Fees shall accrue at the Default Rate.
(j)    Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Company shall pay directly to each L/C Issuer, for its own account, in Dollars, a fronting fee (i) with respect to each commercial Letter of Credit (A) issued by Bank of America, at the rate specified in the BofA Fee Letter, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, and (B) issued by any other L/C Issuer, at the rate separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the amount of such Letter of Credit, and payable upon the issuance thereof, (ii) with respect to any amendment of a commercial Letter of Credit increasing the amount of such Letter of Credit, at a rate separately agreed between the Company and the applicable L/C Issuer, computed on the Dollar Equivalent of the amount of such increase, and payable upon the effectiveness of such amendment, and (iii) with respect to each standby Letter of Credit (A) issued by Bank of America, at the rate per annum specified in the BofA Fee Letter, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears, and (B) issued by any other L/C Issuer, at the rate per annum separately agreed between the Company and such L/C Issuer, computed on the Dollar Equivalent of the daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such standby Letter of Credit fronting fee shall be due and payable on the tenth Business Day after the end of each March, June, September and December in respect of the most recently-ended quarterly period (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. In addition, the Company shall pay directly to each L/C Issuer, for its own account, in Dollars, the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.
(k)    Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.
(l)    L/C Issuer Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each L/C Issuer shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Letter of Credit Report, as follows: (i) reasonably prior to the time that such L/C Issuer issues, amends, renews, increases or extends a Letter of Credit, the date of such issuance, amendment, renewal, increase or extension and the stated amount of the applicable Letters of Credit after giving effect to such issuance, amendment, renewal or extension (and whether the amounts thereof shall have changed); (ii) on each Business Day on which such L/C Issuer makes a payment pursuant to a Letter of Credit, the date and amount of such payment; (iii) on any Business Day on which the Company fails to reimburse a payment made pursuant to a Letter of Credit required to be reimbursed to such L/C Issuer on such day, the date of such failure and the amount of such payment; (iv) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Letters of Credit issued by such L/C Issuer; and (v) for so long as any Letter of Credit issued by an L/C Issuer is outstanding, such L/C Issuer shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, (B) at all other times a Letter of Credit Report is required to be delivered pursuant to this Agreement, and (C) on each date that (1) an L/C Credit Extension occurs or (2) there is any expiration, cancellation and/or disbursement, in each case, with respect to any such Letter of Credit, a Letter of Credit Report appropriately completed with the information for every outstanding Letter of Credit issued by such L/C Issuer.
(m)    Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary, the Company shall be obligated to reimburse the applicable L/C Issuer hereunder for any and all drawings under such Letter of Credit. The Company hereby acknowledges that the issuance of Letters of Credit for the account of a Subsidiary inures to the benefit of the Company, and that the Company’s business derives substantial benefits from the businesses of such Subsidiary.
2.04    Swing Line Loans.
(a)    The Swing Line. Subject to the terms and conditions set forth herein, each Swing Line Lender agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, to make loans in Dollars (each such loan, a “Swing Line Loan”) to the Company from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided, that, after giving effect to any Swing Line Loan, (i) with respect to each Revolving Credit Lender, the Revolving Credit Exposure of such Revolving Credit Lender plus, without duplication, the aggregate Outstanding Amount of all Swing Line Loans advanced by such Revolving Credit Lender in its capacity as a Swing Line Lender, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (ii) the aggregate Outstanding Amount of all Swing Line Loans made by any Swing Line Lender shall not exceed such Swing Line Lender’s Swing Line Commitment, (iii) the Outstanding Amount of all Swing Line Loans shall not exceed the Swing Line Sublimit, and (iv) the Total Revolving Credit Outstandings shall not exceed the Aggregate Revolving Credit Commitments at such time; provided, further, that, (A) the Company shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan, and (B) no Swing Line Lender shall be under any obligation to make any Swing Line Loan if it shall determine (which determination shall be conclusive and binding absent manifest error) that it has, or by such Credit Extension may have, Fronting Exposure. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company may borrow under this Section 2.04, prepay under Section 2.05, and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan or shall bear such other rate of interest specified in Section 2.08(a)(iii). Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Revolving Credit Percentage times the amount of such Swing Line Loan.
(b)    Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Company’s irrevocable notice to the applicable Swing Line Lender and the Administrative Agent, which may be given by telephone or by a Swing Line Loan Notice; provided, that, any telephonic notice must be confirmed promptly by deliver to the applicable Swing Line Lender and the Administrative Agent of a Swing Line Loan Notice. Each Swing Line Loan Notice must be received by the applicable Swing Line Lender and the Administrative Agent not later than 12:00 p.m. on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $5,000,000, and (ii) the requested borrowing date, which shall be a Business Day. Promptly after receipt by a Swing Line Lender of any Swing Line Loan Notice, such Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, such Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless such Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing such Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the first proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article IV is not then satisfied, then, subject to the terms and conditions hereof, such Swing Line Lender will, not later than 2:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Company at its office by crediting the account of the Company on the books of such Swing Line Lender in Same Day Funds.
(c)    Refinancing of Swing Line Loans.
(i)    A Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Company (which hereby irrevocably authorizes such Swing Line

Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan that is a Revolving Credit Loan in an amount equal to such Lender’s Applicable Revolving Credit Percentage of the amount of Swing Line Loans issued by such Swing Line Lender then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Revolving Credit Facility and the conditions set forth in Section 4.02. Such Swing Line Lender shall furnish the Company with a copy of the applicable Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Revolving Credit Percentage of the amount specified in such Loan Notice available to the Administrative Agent in Same Day Funds for the account of such Swing Line Lender at the Administrative Agent’s Office for Dollar-denominated payments not later than 10:00 a.m. on the day specified in such Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan that is a Revolving Credit Loan to the Company in such amount. The Administrative Agent shall remit the funds so received to such Swing Line Lender.
(ii)    If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans that are Revolving Credit Loans submitted by a Swing Line Lender as set forth herein shall be deemed to be a request by such Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loans and each Revolving Credit Lender’s payment to the Administrative Agent for the account of such Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.
(iii)    If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), such Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the applicable Overnight Rate from time to time in effect, plus any administrative, processing or similar fees customarily charged by such Swing Line Lender in connection with the foregoing. If such Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of a Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)    Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against any Swing Line Lender, the Company or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C)

any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, that, each Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Company to repay Swing Line Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if a Swing Line Lender receives any payment on account of such Swing Line Loan, such Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Revolving Credit Percentage thereof in the same funds as those received by such Swing Line Lender.
(ii)    If any payment received by a Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by such Swing Line Lender under any of the circumstances described in Section 10.05 (including pursuant to any settlement entered into by such Swing Line Lender in its discretion), each Revolving Credit Lender shall pay to such Swing Line Lender its Applicable Revolving Credit Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand upon the request of such Swing Line Lender. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(e)    Interest for Account of Swing Line Lender. Each Swing Line Lender shall be responsible for invoicing the Company for interest on the Swing Line Loans made by such Swing Line Lender. Until each Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Revolving Credit Percentage of any Swing Line Loan, interest in respect of such Applicable Revolving Credit Percentage shall be solely for the account of the applicable Swing Line Lender.
(f)    Payments Directly to Swing Line Lender. The Company shall make all payments of principal and interest in respect of Swing Line Loans directly to the applicable Swing Line Lender.
(g)    Swing Line Loan Reports to the Administrative Agent. Unless otherwise agreed by the Administrative Agent, each Swing Line Lender shall, in addition to its notification obligations set forth elsewhere in this Section, provide the Administrative Agent a Swing Line Loan Report, as follows: (i) upon the funding by such Swing Line Lender of any Swing Line Loan, the date of such funding, the principal amount of the Swing Line Loans made on such date and the interest rate applicable thereto; (ii) on any Business Day on which the Company fails to make any payment then due on any outstanding Swing Line Loans, the date of such failure and the amount owing by the Company with respect thereto; (iii) on any other Business Day, such other information as the Administrative Agent shall reasonably request as to the Swing Line Loans made by such Swing Line Lender; and (iv) for so long as any Swing Line Loan funded by a Swing Line Lender is outstanding, such Swing Line Lender shall deliver to the Administrative Agent (A) on the last Business Day of each calendar month, and (B) at all other times a Swing Line Loan Report is required to be delivered pursuant to this Agreement, in each case, with respect to any such Swing Line Loan, a Swing Line Loan Report appropriately completed with the information for every outstanding Swing Line Loan issued by such Swing Line Lender.
2.05    Prepayments.
(a)    (i)    Each Borrower may, upon notice from such Borrower to the Administrative Agent, at any time or from time to time voluntarily prepay Incremental Term Loans and/or Revolving Credit Loans in whole or in part without premium or penalty; provided, that: (A) such notice must be received by the Administrative Agent not later than 10:00 a.m. (1) three Business Days prior to any date of prepayment of Eurocurrency Rate Loans denominated in Dollars, (2) four Business Days (or five, in the case of prepayment of Loans denominated in Special Notice Currencies) prior to any date of prepayment of Eurocurrency Rate Loans denominated in Alternative Currencies, and (3) on the date of prepayment of Base Rate Loans; (B) any prepayment of Eurocurrency Rate Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding); and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof (or, if less, the entire principal amount thereof then outstanding). Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if Eurocurrency Rate Loans are to be prepaid, the currency and Interest Period(s) of such Loans. The Administrative Agent will promptly notify each affected Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage in respect of the relevant Facility). If such notice is given by a Borrower, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Eurocurrency Rate Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Each such prepayment of Incremental Term Loans pursuant to this Section 2.05(a) shall, subject to Section 2.18, be applied to the Incremental Term Loans on a pro rata basis and to the principal repayment installments thereof on a pro rata basis, and each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages in respect of each of the relevant Facilities.
(ii)    Notwithstanding anything in any Loan Document to the contrary, so long as (w) no Default or Event of Default has occurred and is continuing, (x) the Company shall deliver to the Administrative Agent a certificate stating that (1) no Default or Event of Default has occurred and is continuing or would result from the proposed prepayment described below and (2) each of the conditions set forth in this Section has been satisfied, (y) none of the Borrowers or any other Loan Party has any material non-public information with respect to the Company and its Subsidiaries (including Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) or the securities of any of them that has not been disclosed to the Lenders generally (other than Lenders who elect not to receive such information) and (z) no proceeds of Revolving Credit Loans or Swing Line Loans are used for this purpose, the Company may prepay any portion of the outstanding Incremental Term Loans (and immediately and permanently cancel them) on the following basis:

(A)    The Company shall have the right to make a voluntary prepayment of Incremental Term Loans at a discount to par pursuant to Discount Range Prepayment Offers or Solicited Discounted Prepayment Offers (any such prepayment, the “Discounted Loan Prepayment”), in each case made in accordance with this Section 2.05(a)(ii); provided, that, the Company shall not initiate any action under this Section 2.05(a)(ii) in order to make a Discounted Loan Prepayment of Loans in any tranche of Incremental Term Loans unless (I) at least ten (10) Business Days shall have passed since the consummation of the most recent Discounted Loan Prepayment of any Incremental Term Loan in such tranche as a result of a prepayment made by the Company on the applicable Discounted Prepayment Effective Date; or (II) at least three (3) Business Days shall have passed since the date the Company was notified that no Lender was willing to accept any prepayment of any Incremental Term Loan in such tranche pursuant to a Discount Range Prepayment Notice or in the case of Solicited Discounted Prepayment Offers, the date of the Company’s election not to accept any Solicited Discounted Prepayment Offers relating to a Solicited Discount Prepayment Notice.
(B)    (1)    Subject to the proviso to clause (A) above, the Company may from time to time solicit Discount Range Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Discount Range Prepayment Notice; provided, that, (I) any such solicitation shall be extended, at the sole discretion of the Company, to (x) each Incremental Term Lender and/or (y) each Incremental Term Lender with respect to any Incremental Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate principal amount of the relevant Loans (the “Discount Range Prepayment Amount”), the tranche or tranches of Incremental Term Loans subject to such offer and the maximum and minimum percentage discounts to par (the “Discount Range”) of the principal amount of such Loans with respect to each relevant tranche of Incremental Term Loans willing to be prepaid by the Company (it being understood that different Discount Ranges and/or Discount Range Prepayment Amounts may be offered with respect to different tranches of Incremental Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Discount Range Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation shall remain outstanding through the Discount Range Prepayment Response Date. The Auction Agent will promptly provide each applicable Incremental Term Lender with a copy of such Discount Range Prepayment Notice and a form of the Discount Range Prepayment Offer to be submitted by a responding Incremental Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Lenders (the “Discount Range Prepayment Response Date”). Each Incremental Term Lender’s Discount Range Prepayment Offer shall be irrevocable and shall specify a discount to par within the Discount Range (the “Submitted Discount”) at which such Incremental Term Lender is willing to allow prepayment of any or all of its then outstanding Incremental Term Loans of the applicable tranche or tranches and the maximum aggregate principal amount and tranches of such Incremental Term Lender’s Incremental Term Loans (the “Submitted Amount”) such Lender is willing to have prepaid at the Submitted Discount. Any Incremental Term Lender whose Discount Range Prepayment Offer is not received by the Auction Agent by the Discount Range Prepayment Response Date shall be deemed to have declined to accept a Discounted Loan Prepayment of any of its Incremental Term Loans at any discount to their par value within the Discount Range.
(2)    The Auction Agent shall review all Discount Range Prepayment Offers received on or before the applicable Discount Range Prepayment Response Date and shall determine (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the Applicable Discount and Incremental Term Loans to be prepaid at such Applicable Discount in accordance with this clause (B). The Company agrees to accept on the Discount Range Prepayment Response Date all Discount Range Prepayment Offers received by the Auction Agent by the Discount Range Prepayment Response Date, in the order from the Submitted Discount that is the largest discount to par to the Submitted Discount that is the smallest discount to par, up to and including the Submitted Discount that is the smallest discount to par within the Discount Range (such Submitted Discount that is the smallest discount to par within the Discount Range being referred to as the “Applicable Discount”) which yields a Discounted Loan Prepayment in an aggregate principal amount equal to the lower of (I) the Discount Range Prepayment Amount and (II) the sum of all Submitted Amounts. Each Incremental Term Lender that has submitted a Discount Range Prepayment Offer to accept prepayment at a discount to par that is larger than or equal to the Applicable Discount shall be deemed to have irrevocably consented to prepayment of Incremental Term Loans equal to its Submitted Amount (subject to any required proration pursuant to the following clause (3)) at the Applicable Discount (each such Lender, a “Participating Lender”).
(3)    If there is at least one Participating Lender, the Company will prepay the respective outstanding Incremental Term Loans of each Participating Lender in the aggregate principal amount and of the tranches specified in such Incremental Term Lender’s Discount Range Prepayment Offer at the Applicable Discount; provided, that, if the Submitted Amount by all Participating Lenders offered at a discount to par greater than or equal to the Applicable Discount exceeds the Discount Range Prepayment Amount, prepayment of the principal amount of the relevant Loans for those Participating Lenders whose Submitted Discount is a discount to par greater than or equal to the Applicable Discount (the “Identified Participating Lenders”) shall be made pro rata among the Identified Participating Lenders in accordance with the Submitted Amount of each such Identified Participating Lender and the Auction Agent (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Discount Range Proration”). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Discount Range Prepayment Response Date, notify (I) the Company of the respective Incremental Term Lenders’ responses to such solicitation, the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount of the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Incremental Term Lender of the Discounted Prepayment Effective Date, the Applicable Discount, and the aggregate principal amount and tranches of Incremental Term Loans to be prepaid at the Applicable Discount on such date, (III) each Participating Lender of the aggregate principal amount and tranches of such Incremental Term Lender to be prepaid at the Applicable Discount on such date, and (IV) if applicable, each Identified Participating Lender of the Discount Range Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and Incremental Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by the Company on the Discounted Prepayment Effective Date in accordance with clause (E) below (subject to clause (I) below).
(C)    (1)    Subject to the proviso to clause (A) above, the Company may from time to time solicit Solicited Discounted Prepayment Offers by providing the Auction Agent with five (5) Business Days’ notice in the form of a Solicited Discounted Prepayment Notice; provided, that, (I) any such solicitation shall be extended, at the sole discretion of the Company, to (x) each Incremental Term Lender and/or (y) each Incremental Term Lender with respect to Incremental Term Loans on an individual tranche basis, (II) any such notice shall specify the maximum aggregate amount of the Incremental Term Loans (the “Solicited Discounted Prepayment Amount”) and the tranche or tranches of Incremental Term Loans the Company is willing to prepay at a discount (it being understood that different Solicited Discounted Prepayment Amounts may be offered with respect to different tranches of Incremental Term Loans and, in such event, each such offer will be treated as separate offer pursuant to the terms of this Section), (III) the Solicited Discounted Prepayment Amount shall be in an aggregate amount not less than $5,000,000 and whole increments of $1,000,000 in excess thereof and (IV) each such solicitation by the Company shall remain outstanding through the Solicited Discounted Prepayment Response Date. The Auction Agent will promptly provide each Appropriate Lender with a copy of such Solicited Discounted Prepayment Notice and a form of the Solicited Discounted Prepayment Offer to be submitted by a responding Incremental Term Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York time, on the third Business Day after the date of delivery of such notice to such Incremental Term Lenders (the “Solicited Discounted Prepayment Response Date”). Each Incremental Term Lender’s

Solicited Discounted Prepayment Offer shall (x) be irrevocable, (y) remain outstanding until the Acceptance Date, and (z) specify both a discount to par (the “Offered Discount”) at which such Incremental Term Lender is willing to allow prepayment of its then outstanding Incremental Term Loans and the maximum aggregate principal amount and tranches of such Incremental Term Loans (the “Offered Amount”) such Incremental Term Lender is willing to have prepaid at the Offered Discount. Any Incremental Term Lender whose Solicited Discounted Prepayment Offer is not received by the Auction Agent by the Solicited Discounted Prepayment Response Date shall be deemed to have declined prepayment of any of its Incremental Term Loans at any discount.
(2)    The Auction Agent shall promptly provide the Company with a copy of all Solicited Discounted Prepayment Offers received on or before the Solicited Discounted Prepayment Response Date. The Company shall review all such Solicited Discounted Prepayment Offers and select the smallest of the Offered Discounts specified by the relevant responding Incremental Term Lenders in the Solicited Discounted Prepayment Offers that is acceptable to the Company (the “Acceptable Discount”), if any. If the Company elects to accept any Offered Discount as the Acceptable Discount, then as soon as practicable after the determination of the Acceptable Discount, but in no event later than by the third Business Day after the date of receipt by the Company from the Auction Agent of a copy of all Solicited Discounted Prepayment Offers pursuant to the first sentence of this clause (2) (the “Acceptance Date”), the Company shall submit an Acceptance and Prepayment Notice to the Auction Agent setting forth the Acceptable Discount. If the Auction Agent shall fail to receive an Acceptance and Prepayment Notice from the Company by the Acceptance Date, the Company shall be deemed to have rejected all Solicited Discounted Prepayment Offers.
(3)    Based upon the Acceptable Discount and the Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, within three (3) Business Days after receipt of an Acceptance and Prepayment Notice (the “Discounted Prepayment Determination Date”), the Auction Agent will determine (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) the aggregate principal amount and the tranches of Incremental Term Loans (the “Acceptable Prepayment Amount”) to be prepaid by the Company at the Acceptable Discount in accordance with this Section 2.05(a)(ii)(C). If the Company elects to accept any Acceptable Discount, then the Company agrees to accept all Solicited Discounted Prepayment Offers received by the Auction Agent by the Solicited Discounted Prepayment Response Date, in the order from largest Offered Discount to smallest Offered Discount, up to and including the Acceptable Discount. Each Incremental Term Lender that has submitted a Solicited Discounted Prepayment Offer with an Offered Discount that is greater than or equal to the Acceptable Discount shall be deemed to have irrevocably consented to prepayment of Incremental

Term Loans equal to its Offered Amount (subject to any required prorate reduction pursuant to the following sentence) at the Acceptable Discount (each such Lender, a “Qualifying Lender”). The Company will prepay outstanding Incremental Term Loans pursuant to this clause (C) to each Qualifying Lender in the aggregate principal amount and of the tranches specified in such Incremental Term Lender’s Solicited Discounted Prepayment Offer at the Acceptable Discount; provided, that, if the aggregate Offered Amount by all Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount exceeds the Solicited Discounted Prepayment Amount, prepayment of the principal amount of the Incremental Term Loans for those Qualifying Lenders whose Offered Discount is greater than or equal to the Acceptable Discount (the “Identified Qualifying Lenders”) shall be made pro rata among the Identified Qualifying Lenders in accordance with the Offered Amount of each such Identified Qualifying Lender and the Auction Agent (in consultation with the Company and subject to rounding requirements of the Auction Agent made in its reasonable discretion) will calculate such proration (the “Solicited Discount Proration”). On or prior to the Discounted Prepayment Determination Date, the Auction Agent shall promptly notify (I) the Company of the Discounted Prepayment Effective Date and Acceptable Prepayment Amount comprising the Discounted Loan Prepayment and the tranches to be prepaid, (II) each Incremental Term Lender of the Discounted Prepayment Effective Date, the Acceptable Discount, and the Acceptable Prepayment Amount of all Incremental Term Loans and the tranches to be prepaid to be prepaid at the Applicable Discount on such date, (III) each Qualifying Lender of the aggregate principal amount and the tranches of such Incremental Term Lender to be prepaid at the Acceptable Discount on such date, and (IV) if applicable, each Identified Qualifying Lender of the Solicited Discount Proration. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Company and Incremental Term Lenders shall be conclusive and binding for all purposes absent manifest error. The payment amount specified in such notice to the Company shall be due and payable by the Company on the Discounted Prepayment Effective Date in accordance with clause (E) below (subject to clause (I) below).
(D)    In connection with any Discounted Loan Prepayment, the Company and the Incremental Term Lenders acknowledge and agree that the Auction Agent may require the payment of customary and reasonable fees and expenses from the Company in connection therewith.
(E)    If any Incremental Term Loan is prepaid in accordance with clauses (B) through (C) above, the Company shall prepay such Incremental Term Loans on the Discounted Prepayment Effective Date. The Company shall make such prepayment to the Administrative Agent, for the account of the Participating Lenders or Qualifying Lenders, as applicable, at the Administrative Agent’s Office in immediately available funds not later than 11:00 a.m. (New York time) on the Discounted Prepayment Effective Date and all such prepayments shall be applied to the remaining principal installments of the relevant Incremental Term

Loans on a pro-rata basis across such installments. The Incremental Term Loans so prepaid shall be accompanied by all accrued and unpaid interest on the par principal amount so prepaid up to, but not including, the Discounted Prepayment Effective Date. Each prepayment of the outstanding Incremental Term Loans pursuant to this Section 2.05(a)(ii) shall be paid to the Participating Lenders or Qualifying Lenders, as applicable, and shall be applied to the relevant Incremental Term Loans of such Incremental Term Lenders in accordance with their respective pro rata share. The aggregate principal amount of the tranches and installments of the relevant Incremental Term Loans outstanding shall be deemed reduced by the full par value of the aggregate principal amount of the tranches of Incremental Term Loans prepaid on the Discounted Prepayment Effective Date in any Discounted Loan Prepayment.
(F)    To the extent not expressly provided for herein, each Discounted Loan Prepayment shall be consummated pursuant to procedures consistent with the provisions in this Section 2.05(a)(ii), established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Company.
(G)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this Section 2.05(a)(ii), each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided, that, any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(H)    The Company and the Incremental Term Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this Section 2.05(a)(ii) by itself or through any Affiliate of the Auction Agent and expressly consents to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any Discounted Loan Prepayment provided for in this Section 2.05(a)(ii) as well as activities of the Auction Agent.
(I)    The Company shall have the right, by written notice to the Auction Agent, to revoke in full (but not in part) its offer to make a Discounted Loan Prepayment and rescind the applicable Discount Range Prepayment Notice or Solicited Discounted Prepayment Notice therefor at its discretion at any time on or prior to the applicable Discount Range Prepayment Response Date or Solicited Discounted Prepayment Response Date (and if such offer is revoked pursuant to the preceding clauses, any failure by the Company to make any prepayment to an Incremental Term Lender, as applicable, pursuant to this Section 2.05(a)(ii) shall not constitute a Default or Event of Default).
(b)    The Company may, upon notice to the applicable Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans of such Swing Line Lender in whole or in part without premium or penalty; provided, that, (i) such notice must be received by such Swing Line Lender and the Administrative Agent not later than 10:00 a.m. on the date of the prepayment, and (ii) any such prepayment shall be in a minimum principal amount of $100,000 or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.
(c)    If the Administrative Agent notifies the Company at any time that the Total Revolving Credit Outstandings at such time exceed an amount equal to 105% of the Aggregate Revolving Credit Commitments then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Revolving Credit Loans and/or Swing Line Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Aggregate Revolving Credit Commitments then in effect; provided, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(c) unless after the prepayment in full of the Revolving Credit Loans and the Swing Line Loans the Total Revolving Credit Outstandings exceed the Aggregate Revolving Credit Commitments then in effect. The Administrative Agent may, at any time and from time to time after the initial deposit of such Cash Collateral, request that additional Cash Collateral be provided in order to protect against the results of further exchange rate fluctuations.
(d)    If the Administrative Agent notifies the Company at any time that the Outstanding Amount of all Loans and L/C Obligations denominated in Alternative Currencies at such time exceeds an amount equal to 105% of the Alternative Currency Sublimit then in effect, then, within two Business Days after receipt of such notice, the Borrowers shall prepay Loans and/or the Company shall Cash Collateralize the L/C Obligations in an aggregate amount sufficient to reduce such Outstanding Amount as of such date of payment to an amount not to exceed 100% of the Alternative Currency Sublimit then in effect; provided, that, subject to the provisions of Section 2.03(g)(ii), the Company shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(d) unless after the prepayment in full of the Loans the Outstanding Amount of all Loans exceeds the Alternative Currency Sublimit then in effect.
(e)    The Administrative Agent shall make a determination of whether an excess of the kind described in Section 2.05(c) and/or Section 2.05(d) exists from time to time at its discretion, but shall in any event make such determination as of the last Business Day of each calendar quarter.
2.06    Termination or Reduction of Aggregate Revolving Credit Commitments.
The Company may, upon notice to the Administrative Agent, terminate the Aggregate Revolving Credit Commitments or from time to time permanently reduce the Aggregate Revolving Credit Commitments; provided, that, (a) any such notice shall be received by the Administrative Agent not later than 8:00 a.m. five Business Days prior to the date of termination or reduction, (b) any such partial reduction shall be in an aggregate amount of $10,000,000 or any whole multiple of $1,000,000 in excess thereof, (c) the Company shall not terminate or reduce the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Revolving Credit Outstandings would exceed the Aggregate Revolving Credit Commitments and (d) if, after giving effect to any reduction of the Aggregate Revolving Credit Commitments, the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Revolving Credit

Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments. Except as specified in clause (d) of the second preceding sentence, the amount of any such reduction in the Aggregate Revolving Credit Commitments shall not be applied to the Alternative Currency Sublimit, the Letter of Credit Sublimit, the Designated Borrower Sublimit or the Swing Line Sublimit unless otherwise specified by the Company. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Lender according to its Applicable Revolving Credit Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.
2.07    Repayment of Loans.
(a)    Each Borrower shall repay to the Revolving Credit Lenders on the Maturity Date for the Revolving Credit Facility the aggregate principal amount of all Revolving Credit Loans made to such Borrower and outstanding on such date.
(b)    The Company shall repay each Swing Line Loan on the earlier to occur of (i) the date 10 Business Days after such Swing Line Loan is made and (ii) the Maturity Date for the Revolving Credit Facility.
(c)    The Company shall repay to the Incremental Term Lenders making Incremental Term Loans under any Incremental Term Facility the aggregate principal amount of all Incremental Term Loans under such Incremental Term Facility in the installments, on the dates and in the amounts agreed pursuant to Section 2.16 for such Incremental Term Facility, as applicable (which amounts shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05(a)).
2.08    Interest.
(a)    Subject to the provisions of clause (b) below: (i) each Eurocurrency Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Eurocurrency Rate for such Interest Period plus the Applicable Rate for such Facility; (ii) each Base Rate Loan (other than any Swing Line Loan) under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Rate for such Facility; and (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to (A) the rate agreed by the applicable Swing Line Lender and the Company in respect of such borrowing (and notified to the Administrative Agent by such Swing Line Lender) or (B) if no such rate has been so agreed, the Base Rate plus the Applicable Rate for the Revolving Credit Facility.
(b)    (i)    If any amount of principal of any Loan is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(ii)    If any amount (other than principal of any Loan) payable under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then upon the request of the Required Lenders, such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(iii)    Upon the request of the Required Lenders, while any Event of Default exists, the Borrowers shall pay interest on the principal amount of any Loans then outstanding and all other outstanding Obligations hereunder at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Requirements of Law.
(iv)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.
(c)    Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
2.09    Fees.
In addition to certain fees described in clauses (i) and (j) of Section 2.03:
(a)    Commitment Fee. The Company shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Revolving Credit Percentage, a commitment fee (the “Commitment Fee”) in Dollars equal to the Applicable Rate times the actual daily amount by which the Aggregate Revolving Credit Commitments exceed the sum of (i) the Outstanding Amount of Revolving Credit Loans and (ii) the Outstanding Amount of L/C Obligations, subject to adjustment as provided in Section 2.18. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be counted towards or considered usage of the Aggregate Revolving Credit Commitments for purposes of determining the Commitment Fee. The Commitment Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article IV is not met, and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. The Commitment Fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Rate during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(b)    Other Fees.
(i)    The Company shall pay to the Arrangers and the Administrative Agent for their own respective accounts, in Dollars, fees in the amounts and at the times specified in the Fee Letters. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.
(ii)    The Company shall pay to the Lenders, in Dollars, such fees as shall have been separately agreed upon in writing (if any) in the amounts and at the times so specified. Such fees shall be fully earned when paid and shall not be refundable for any reason whatsoever.

2.10    Computation of Interest and Fees.
All computations of interest for Base Rate Loans (other than Base Rate Loans determined by reference to the Eurocurrency Rate) shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year), or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which market practice differs from the foregoing, in accordance with such market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided, that, any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. With respect to all Non-LIBOR Quoted Currencies, the calculation of the applicable interest rate shall be determined in accordance with market practice.
2.11    Evidence of Debt.
The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender in the ordinary course of business. The Administrative Agent shall maintain the Register in accordance with Section 10.06(c). The accounts or records maintained by each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. Upon the request of any Lender to a Borrower made through the Administrative Agent, such Borrower shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans to such Borrower in addition to such accounts or records. Each Lender may attach schedules to a Note and endorse thereon the date, Type (if applicable), amount, currency and maturity of its Loans and payments with respect thereto.
In addition to the accounts and records referred to in the immediately preceding paragraph, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.
2.12    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrowers shall be made free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent’s Office in Dollars and in Same Day Funds not later than 11:00 a.m. on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder with respect to principal and interest on Loans denominated in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable

Administrative Agent’s Office in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Administrative Agent on the dates specified herein. Without limiting the generality of the foregoing, the Administrative Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, any Borrower is prohibited by any Requirement of Law from making any required payment hereunder in an Alternative Currency, such Borrower shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent (i) after 11:00 a.m., in the case of payments in Dollars, or (ii) after the Applicable Time specified by the Administrative Agent in the case of payments in an Alternative Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by any Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.
(b)    (i)    Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of Eurocurrency Rate Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in Same Day Funds with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the Overnight Rate, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by such Borrower, the interest rate applicable to Base Rate Loans (which payment, for the avoidance of doubt, shall be in lieu of any other interest (other than interest at the Default Rate, if applicable) relating to such portion of the relevant Borrowing). If such Borrower and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to such Borrower the amount of such interest paid by such Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by such Borrower shall be without prejudice to any claim such Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
(ii)    Payments by Borrowers; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the L/C Issuers hereunder that such Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuers, as the case may be, the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Appropriate Lenders or the applicable L/C Issuers, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in Same Day Funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
A notice of the Administrative Agent to any Lender or Borrower with respect to any amount owing under this clause (b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender to any Borrower as provided in the provisions of this Article II, and such funds are not made available to such Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Incremental Term Loans and Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.
2.13    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of (a) Obligations in respect of any of the Facilities due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) Obligations in respect of any of the Facilities owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Obligations in respect of the Facilities owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and sub-participations in L/C Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Obligations in respect of the Facilities then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be; provided, that, (1) if any such participations or sub-participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or sub-participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and (2) the provisions of this Section 2.13 shall not be construed to apply to (x) any payment made by or on behalf of any Borrower pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender or a Disqualified Institution), (y) the application of Cash Collateral provided for in this Agreement or (z) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or sub-participations in L/C Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section 2.13 shall apply).
Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.
2.14    Designated Borrowers.
(a)    The Company may at any time, after the Closing Date, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), designate any Wholly-Owned Subsidiary (an “Applicant Borrower”) as a Designated Borrower to receive Revolving Credit Loans and obtain Letters of Credit for its account hereunder by delivering to the Administrative Agent (which shall promptly deliver counterparts thereof to each Revolving Credit Lender) a duly executed notice and agreement in substantially the form of Exhibit H (a “Designated Borrower Request and Assumption Agreement”). The parties hereto acknowledge and agree that prior to any Applicant Borrower becoming entitled to utilize the credit facilities provided for herein the Administrative Agent and the Revolving Credit Lenders shall have received (i) a Company Guaranty duly executed by the Company, (ii) such supporting resolutions, incumbency certificates, opinions of counsel and other documents or information (including Notes, if requested by any Revolving Credit Lender), in form, content and scope reasonably satisfactory to the Administrative Agent, as may be required by the Administrative Agent or any Revolving Credit Lender in their sole discretion, (iii) the documentation and other information requested by the Administrative Agent or such Revolving Credit Lender that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act and (iv) if such Applicant Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, to the extent requested by the Administrative Agent or such Revolving Credit Lender, a Beneficial Ownership Certification in relation to such Applicant Borrower. If the Administrative Agent and each of the Revolving Credit Lenders agree that an Applicant Borrower shall be entitled to receive Revolving Credit Loans and obtain Letters of Credit for its account hereunder, then promptly following receipt of all such requested resolutions, incumbency certificates, opinions of counsel and other documents or information as set forth in this Section 2.14(a), the Administrative Agent shall send a Designated Borrower Notice to the Company and the Revolving Credit Lenders specifying the effective date upon which the Applicant Borrower shall constitute a Designated Borrower for purposes hereof, whereupon each of the Lenders agrees to permit such Designated Borrower to receive Revolving Credit Loans and obtain Letters of Credit for its account hereunder, on the terms and conditions set forth herein, and each of the parties agrees that such Designated Borrower otherwise shall be a Borrower for all purposes of this Agreement; provided, that, no Loan Notice or Letter of Credit Application may be submitted by or on behalf of such Designated Borrower until the date five Business Days after such effective date.
(b)    The Obligations under this Agreement of all Designated Borrowers that are Domestic Subsidiaries shall be joint and several in nature. The Obligations under this Agreement of all Designated Borrowers that are Foreign Subsidiaries shall be several in nature.
(c)    Each Subsidiary that is or becomes a “Designated Borrower” pursuant to this Section 2.14 hereby irrevocably appoints the Company as its agent for all purposes relevant to this Agreement and each of the other Loan Documents, including (i) the giving and receipt of notices, (ii) the execution and delivery of all documents, instruments and certificates contemplated herein and all modifications hereto, and (iii) except as otherwise requested by a Designated Borrower in the applicable Loan Notice, the receipt of the proceeds of any Loans made by the Lenders to any such Designated Borrower hereunder. Any acknowledgment, consent, direction, certification or other action which might otherwise be valid or effective only if given or taken by all Borrowers, or by each Borrower acting singly, shall be valid and effective if given or taken only by the Company, whether or not any such other Borrower joins therein. Any notice, demand, consent, acknowledgement, direction, certification or other communication delivered to the Company in accordance with the terms of this Agreement shall be deemed to have been delivered to each Designated Borrower.
(d)    The Company may from time to time, upon not less than 15 Business Days’ notice from the Company to the Administrative Agent (or such shorter period as may be agreed by the Administrative Agent in its sole discretion), terminate a Designated Borrower’s status as such; provided, that, there are no outstanding Loans payable by such Designated Borrower, Letters of Credit issued on behalf of such Designated Borrower, or other amounts payable by such Designated Borrower on account of any Loans made to it or Letters of Credit obtained by it, as of the effective date of such termination. The Administrative Agent will promptly notify the Lenders of any such termination of a Designated Borrower’s status.
(e)    The Company is the only Borrower as of the Closing Date.
2.15    Increase in Revolving Credit Facility.
(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent, the Company may from time to time request an increase in the Aggregate

Revolving Credit Commitments by an amount (for all such requests) not exceeding the Maximum Increase Amount; provided, that, (i) any such request for an increase shall be in a minimum amount of $25,000,000, and (ii) the Company may make a maximum of five such requests during the term of this Agreement.
(b)    Proposed Lenders. Any proposed increase in the Aggregate Revolving Credit Commitments may be requested from existing Revolving Credit Lenders, new prospective lenders who are Eligible Assignees (and who are approved by the Administrative Agent, each L/C Issuer and each Swing Line Lender, which approvals shall not be unreasonably withheld or delayed), or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Company; provided, that, any incremental Revolving Credit Commitment provided by an Eligible Assignee shall be in a principal amount of $5,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of any incremental Revolving Credit Commitment may elect or decline, in its sole discretion, to provide such incremental Revolving Credit Commitment.
(c)    Effective Date and Allocations. If the Aggregate Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent and the Company shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Company and the Lenders of the final allocation of such increase and the Increase Effective Date. As of the Increase Effective Date, the Credit Agreement shall be amended to reflect the incremental Revolving Credit Commitments of the Lenders or other Persons providing such incremental Revolving Credit Commitments and the joinder to the Credit Agreement of any Eligible Assignees providing such incremental Revolving Credit Commitments. Such amendment shall be executed and delivered by the Administrative Agent, the Loan Parties and each Lender and Eligible Assignee providing such incremental Revolving Credit Commitments without the consent of any other party. Such amendment shall be in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Conditions to Effectiveness of Increase. As a condition precedent to such increase, the Company shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of the Company, certifying that, before and after giving effect to such increase, (A) the representations and warranties (1) of the Borrowers contained in Article V and (2) of each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, are (x) in the case of representations and warranties that are qualified as to materiality, true and correct, and (y) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided, that, the representations and warranties contained in Section 5.09 shall be deemed to refer to the most recent Financial Statements furnished pursuant to clauses (a) and (b) of Section 6.01, and (B) no Default exists. The Borrowers shall prepay any Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05) to the extent necessary to keep the outstanding Revolving Credit Loans ratable with any revised Applicable Revolving Credit Percentages arising from any non-ratable increase in the Aggregate Revolving Credit Commitments under this Section.

(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.16    Incremental Term Facilities.
(a)    Request for Incremental Term Facility. Provided there exists no Default, upon notice to the Administrative Agent, the Company may from time to time on or after the Closing Date request an Incremental Term Facility in an aggregate amount (for all such requests) not exceeding the Maximum Increase Amount; provided, that: (i) any such request for an Incremental Term Facility shall be in a minimum amount of $25,000,000; (ii) the maturity date and weighted average life to maturity (as of the effective date of such Incremental Term Facility) of the Incremental Term Loans under such Incremental Term Facility shall be no earlier than, or shorter than, as the case may be, the latest Maturity Date and weighted average life to maturity (as of the effective date of such Incremental Term Facility), as the case may be, of any other then-existing tranche of Incremental Term Loans; (iii) the interest rate margins applicable to the Incremental Term Loans under such Incremental Term Facility shall be determined by the Company and the Incremental Term Lenders under such Incremental Term Facility; provided, that, in the event the interest rate margins (other than as a result of the imposition of default interest) for Incremental Term Loans under any Incremental Term Facility are higher than the interest rate margins for Incremental Term Loans under any then-existing Incremental Term Facility by more than 0.50%, then the interest rate margins for Incremental Term Loans under each such then-existing Incremental Term Facility shall be increased to the extent necessary so that such interest rate margins shall be equal to the interest rate margins for the Incremental Term Loans under such Incremental Term Facility, minus 0.50%; provided, further, that, in determining the interest rate margins applicable to Incremental Term Loans under any Incremental Term Facility, (A) original issue discount or upfront fees (which shall be deemed to constitute like amounts of original issue discount) payable or paid, as the case may be, by any Loan Party to the lenders of such Incremental Term Loans, as the case may be, in the initial primary syndication thereof shall be included (with original issue discount being equated to interest based on assumed 4-year life to maturity), (B) customary arrangement, structuring, underwriting or commitment fees (or similar fee, however denominated) payable or paid, as the case may be, to any of the arrangers (or their affiliates) in connection with such Incremental Term Loans, as the case may be, or to one or more arrangers (or their affiliates) thereof shall be excluded and (C) if there is a eurodollar rate floor or base rate floor applicable to Incremental Term Loans under such Incremental Term Facility that is greater than such floor applicable to any other Incremental Term Loans, such increased amount at the time of such determination shall be equated to an increase in the interest rate margin for purposes of determining whether the interest rate margins for Incremental Term Loans under such Incremental Term Facility are higher than the applicable interest rate margins for any Incremental Term Loans; (iv) the Incremental Term Loans under such Incremental Term Facility shall rank pari passu in right of payment and security with all other Incremental Term Loans and the Revolving Credit Facility; (v) the Incremental Term Loans under such Incremental Term Facility share ratably in any prepayment with the other Incremental Term Loans; and (vi) the Incremental Term Loans under such Incremental Term Facility shall be on the same terms and conditions as those set forth in this Agreement, except as set forth in clause (ii) or (iii) above or to the extent reasonably satisfactory to the Administrative Agent.
(b)    Proposed Lenders. Any proposed Incremental Term Facility may be requested from existing Lenders, new prospective lenders who are Eligible Assignees or a combination thereof, as selected by, and with such allocations of committed amounts as may be determined by, the lead arranger(s) thereof and/or the Company; provided, that, the Incremental Term Loans made by an Eligible Assignee under such Incremental Term Facility shall be in a principal amount of $1,000,000 or an integral multiple of $500,000 in excess thereof. Any Lender approached to provide all or a portion of any Incremental Term Facility may elect or decline, in its sole discretion, to provide Incremental Term Loans under such Incremental Term Facility.
(c)    Notification by Administrative Agent; Amendments. The Administrative Agent shall promptly notify the Company and the Lenders of the amount and effective date (the “Incremental Term Loans Funding Date”) of any Incremental Term Facility. Notwithstanding anything in this Agreement to the contrary, in connection with any Incremental Term Facility, this Agreement and the other Loan Documents may be amended in a writing executed and delivered by the Loan Parties, the Persons providing such Incremental Term Facility and the Administrative Agent to reflect any changes (including changes to Section 10.01 and the definitions related thereto) necessary to give effect to such Incremental Term Facility in accordance with its terms as set forth herein, which may include the addition of such Incremental Term Facility as a separate facility, permit sharing set forth in Section 2.13 in a manner consistent with the treatment hereunder of the other Incremental Term Loans, and to otherwise (subject to the proviso to Section 2.16(a)) treat such Incremental Term Loans under such Incremental Term Facility in a manner consistent with the other then-existing Incremental Term Loans.
(d)    Conditions to Effectiveness of New Advances. Notwithstanding the foregoing, no Incremental Term Loans under any Incremental Term Facility shall be made hereunder unless (i) on the Incremental Term Loans Funding Date, the conditions set forth in Sections 4.02(a) and 4.02(b) shall be satisfied and the Administrative Agent shall have received a certificate to that effect dated such date and executed by a Responsible Officer of the Company, (ii) after giving effect to the borrowing of such Incremental Term Loans, (A) the Company would be in compliance, on a pro forma basis, with the covenants set forth in Section 7.08 and (B) no Default has occurred and is continuing or would result therefrom, and the Administrative Agent shall have received a certificate to that effect dated the Incremental Term Loans Funding Date and executed by a Responsible Officer of the Company, (iii) all reasonable fees and expenses owing to the Administrative Agent and the lenders providing Incremental Term Loans under such Incremental Term Facility shall have been paid, (iv) an amendment to this Agreement consistent with Section 2.16(c) and reasonably satisfactory to the Administrative Agent in form and substance shall have been executed and delivered by the applicable parties and (v) the Administrative Agent shall have received legal opinions, board resolutions and other closing certificates reasonably requested by the Administrative Agent and substantially consistent with those delivered on the Closing Date under Section 4.01.
(e)    Conflicting Provisions. This Section shall supersede any provisions in Section 2.13 or 10.01 to the contrary.
2.17    Cash Collateral.
(a)    Certain Credit Support Events. At any time that there shall exist a Defaulting Lender, immediately upon the request of the Administrative Agent, any L/C Issuer or any Swing Line Lender, the applicable Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover all Fronting Exposure (after giving effect to Section 2.18(a)(iv) and any Cash Collateral provided by the Defaulting Lender).
(b)    Grant of Security Interest. All Cash Collateral (other than credit support not constituting funds subject to deposit) provided pursuant to Section 2.17(a) or any other section of this Agreement shall be maintained in blocked, non-interest bearing deposit accounts at Bank of

America. The applicable Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the L/C Issuers and the Lenders (including the Swing Line Lenders), and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.17(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided, or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the applicable Borrower or the relevant Defaulting Lender will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.
(c)    Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any provision hereof in respect of Letters of Credit or Swing Line Loans shall be held and applied to the satisfaction of the specific L/C Obligations, Swing Line Loans, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.
(d)    Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.06(b)(vi))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, that, (A) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default or Event of Default (and following application as provided in this Section 2.17 may be otherwise applied in accordance with Section 8.03), and (B) the Person providing Cash Collateral and the L/C Issuers or the Swing Line Lenders, as applicable, may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.
2.18    Defaulting Lenders.
(a)    Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Governmental Rule:
(i)    Waivers and Amendments. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definitions of “Required Lenders” and “Required Revolving Lenders” and Section 10.01.
(ii)    Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.08), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to any L/C Issuer or any Swing Line Lender hereunder; third, if so determined by the Administrative Agent or requested by any L/C Issuer or any Swing Line Lender, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Swing Line Loan or Letter of Credit; fourth, as the Company may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Company, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the L/C Issuers’ future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.17; sixth, to the payment of any amounts owing to the Lenders, the L/C Issuers or the Swing Line Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender, any L/C Issuer or any Swing Line Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to any Borrower as a result of any judgment of a court of competent jurisdiction obtained by such Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that, if (A) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (B) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in L/C Obligations and Swing Line Loans are held by the Lenders pro rata in accordance with the Revolving Credit Commitments hereunder without giving effect to Section 2.18(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.18(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. (A) That Defaulting Lender shall not be entitled to receive any Commitment Fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Company shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), (B) that Defaulting Lender shall be limited in its right to receive Letter of Credit Fees as provided in Section 2.03(i), and (C) with respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clause (B) above, the Company shall (x) pay to each non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in L/C Obligations or Swing Line Loans that has been reallocated to such non-Defaulting Lender pursuant to clause (iv) below, (y) pay to each L/C Issuer, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such L/C Issuer’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(iv)    Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in L/C Obligations and Swing Line Loans shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Revolving Credit Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 10.23, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a non-Defaulting Lender as a result of such non-Defaulting Lender’s increased exposure following such reallocation.
(v)    Cash Collateral, Repayment of Swing Line Loans. If the reallocation described above cannot, or can only partially, be effected, the Company shall, without prejudice to any right or remedy available to it hereunder or under applicable law, (A) first, prepay Swing Line Loans in an amount equal to the Swing Line Lenders’ Fronting Exposure and (B) second, Cash Collateralize the L/C Issuers’ Fronting Exposure in accordance with the procedures set forth in Section 2.17.
(b)    Defaulting Lender Cure. If the Company, the Administrative Agent, each Swing Line Lender and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Line Loans to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.18(a)(iv)), whereupon that Lender will cease to be a Defaulting Lender; provided, that, no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of any Borrower while that Lender was a Defaulting Lender; provided, further, that, except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
2.19    Sustainability Adjustments.
(a)    Following the date on which the Company provides a Pricing Certificate in respect of the most recently ended calendar year, (i) the Applicable Rate shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Rate Adjustment as set forth in such Pricing Certificate and (ii) the Commitment Fee shall be increased or decreased (or neither increased nor decreased), as applicable, pursuant to the Sustainability Fee Adjustment as set forth in such Pricing Certificate. For purposes of the foregoing, (A) each of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment shall be determined as of the fifth Business Day following receipt by the Administrative Agent of a Pricing Certificate delivered pursuant to Section 6.01(f) based upon the KPI Metrics set forth in such Pricing Certificate and the calculations of the Sustainability Rate Adjustment and the Sustainability Fee Adjustment calculations, as applicable, therein (such day, the “Sustainability Pricing Adjustment Date”) and (B) each change in the Applicable Rate and the Commitment Fee resulting from a Pricing Certificate shall be effective during the period commencing on and including the applicable Sustainability Pricing Adjustment Date and ending on the date immediately preceding the next such Sustainability Pricing Adjustment Date (or, in the case of non-delivery of a Pricing Certificate, the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.01(f)).
(b)    For the avoidance of doubt, only one Pricing Certificate may be delivered in respect of any calendar year. It is further understood and agreed that the Applicable Rate will never be reduced or increased by more than 0.05% and the Commitment Fee will never be reduced or increased by more than 0.01%, in each case pursuant to the Sustainability Rate Adjustment or the Sustainability Fee Adjustment, as applicable, during any calendar year. For the avoidance of doubt, any adjustment to the Applicable Rate or Commitment Fee by reason of meeting one or several KPI Metrics in any year shall not be cumulative year-over-year. Each applicable adjustment shall only apply until the date on which the next adjustment is due to take place.
(c)    It is hereby understood and agreed that if no such Pricing Certificate is delivered by the Company within the period set forth in Section 6.01(f), the Sustainability Rate Adjustment will be positive 0.05% and the Sustainability Fee Adjustment will be positive 0.01% commencing on the last day such Pricing Certificate could have been delivered pursuant to the terms of Section 6.01(f) and continuing until the Company delivers a Pricing Certificate to the Administrative Agent.
(d)    If (i)(A) the Company or any Lender becomes aware of any material inaccuracy in the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics as reported in a Pricing Certificate (any such material inaccuracy, a “Pricing Certificate Inaccuracy”) and, in the case of any Lender, such Lender delivers, not later than 10 Business Days after obtaining knowledge thereof, a written notice to the Administrative Agent describing such Pricing Certificate Inaccuracy in reasonable detail (which description shall be shared with each Lender and the Company), or (B) the Company and the Lenders agree that there was a Pricing Certificate Inaccuracy at the time of delivery of a Pricing Certificate, and (ii) a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in an increase in the Applicable Rate and the Commitment Fee for any period, the Company shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuers, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), automatically and without further action by the Administrative Agent, any Lender or any L/C Issuer), but in any event within 10 Business Days after the Company has received written notice of, or has agreed in writing that there was, a Pricing Certificate Inaccuracy, an amount equal to the excess of (1) the amount of interest and fees that should have been paid for such period over (2) the amount of interest and fees actually paid for such period. If the Company becomes aware of any Pricing Certificate Inaccuracy and, in connection therewith, if a proper calculation of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics would have resulted in a decrease in the Applicable Rate and the Commitment Fee for any period, then, upon receipt by the Administrative Agent of notice from the Company of such Pricing Certificate Inaccuracy (which notice shall include corrections to the calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable), commencing on the Business Day following receipt by the Administrative Agent of such notice, the Applicable Rate and the Commitment Fee shall be adjusted to reflect the corrected calculations of the Sustainability Rate Adjustment, the Sustainability Fee Adjustment or the KPI Metrics, as applicable.
It is understood and agreed that any Pricing Certificate Inaccuracy shall not constitute a Default or Event of Default; provided, that, the Company complies with the terms of this Section 2.19(d) with respect to such Pricing Certificate Inaccuracy. Notwithstanding anything to the contrary herein, unless such amounts shall be due upon the occurrence of an actual or deemed entry of an order for relief with respect to a Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), (a) any additional amounts required to be paid pursuant the immediate preceding paragraph shall not be due and payable until a written demand is made for such payment by the Administrative Agent in accordance with such paragraph, (b) any nonpayment of such additional amounts prior to or upon such demand for payment by Administrative Agent shall not constitute a Default (whether retroactively or otherwise) and (c) none of such additional amounts shall be deemed overdue prior to such a demand or shall accrue interest at the Default Rate prior to such a demand.
(e)    Each party hereto hereby agrees that neither the Administrative Agent nor any sustainability coordinator shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any Sustainability Fee Adjustment or any Sustainability Rate Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any Pricing Certificate (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01    Taxes.
(a)    L/C Issuer. For purposes of this Section 3.01, the term “Lender” includes any  L/C Issuer.
(b)    Payments Free of Taxes.
(i)    Any and all payments by or on account of any obligation of any Borrower under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Governmental Rules. If any applicable Governmental Rule (as determined in the good faith discretion of the Administrative Agent or applicable Borrower) requires the deduction or withholding of any Tax from any such payment, then the applicable Borrower and the Administrative Agent shall be entitled to make such deduction or withholding.
(ii)    If any Borrower or the Administrative Agent shall be required by the Code to withhold or deduct any Taxes from any payment, then (A) the Administrative Agent shall withhold or make such deductions as are determined by the Administrative Agent to be required, (B) the Administrative Agent shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the

Code, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(iii)    If any Borrower or the Administrative Agent shall be required by any applicable laws other than the Code to withhold or deduct any Taxes from any payment, then (A) such Borrower or the Administrative Agent, as required by such laws, shall withhold or make such deductions as are determined by it to be required, (B) such Borrower or the Administrative Agent, to the extent required by such laws, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with such laws, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.
(c)    Payment of Other Taxes by the Borrowers. The Borrowers shall timely pay to the relevant Governmental Authority in accordance with applicable Governmental Rule, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(d)    Indemnification by the Borrowers. The Borrowers shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Each Borrower shall also, and does hereby, indemnify the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, for any amount which a Lender for any reason fails to pay indefeasibly to the Administrative Agent as required by Section 3.01(e) so long as the Administrative Agent shall have in good faith made a written demand upon such Lender for the applicable payment and such payment demand has not been satisfied in full by the applicable Lender within 30 days after such written demand. In the event of a payment to the Administrative Agent by a Borrower pursuant to the preceding sentence, upon the request of a Borrower, the Administrative Agent shall execute and deliver such documents or instruments as the applicable Borrower may reasonably request to assign to the applicable Borrower any claims that the Administrative Agent may have against the applicable Lender with respect to the payments to the Administrative Agent that were required to have been made pursuant to Section 3.01(e) (including the right of set off provided in the last sentence of Section 3.01(e)). A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(e)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes or Other Taxes attributable to such Lender (but only to the extent that any Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes or Other Taxes and without limiting the obligation of the Borrowers to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (e).
(f)    Evidence of Payments. Upon request by a Borrower or the Administrative Agent, as the case may be, after any payment of Taxes by such Borrower or by the Administrative Agent to a Governmental Authority pursuant to this Section 3.01, such Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to such Borrower, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to requesting Borrower or the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Company and the Administrative Agent (provided, that, the Administrative Agent shall be under no obligation to so request), at the time or times reasonably requested by the Company or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Company or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Company or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Company or the Administrative Agent as will enable the Company or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(g)(ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that a Borrower is a U.S. Person:
(A)    any Lender that is a U.S. Person shall deliver to the Company and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit K-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the applicable Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a CFC described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner of a payment received under any of the Loan Documents, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-2 or Exhibit K-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that, if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit K-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Company and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and at the time or times prescribed by law and from time to time thereafter upon the reasonable request of the Company or the Administrative Agent), executed originals of any other form prescribed by applicable Governmental Rule as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Governmental Rule to permit the Company or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Company and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Company or the Administrative Agent such documentation prescribed by applicable Governmental Rule (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Company or the Administrative Agent as may be necessary for the Company and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Company and the Administrative Agent in writing of its legal inability to do so. Each Lender shall promptly take such steps (at the cost and expense of the Company) as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Requirements of Law of any such jurisdiction that any Borrower make any deduction or withholding for taxes from amounts payable to such Lender. Additionally, each Borrower shall promptly deliver to the Administrative Agent or any Lender, as the Administrative Agent or such Lender shall reasonably request, on or prior to the Closing Date, and in a timely fashion thereafter, such documents and forms required by any relevant taxing authorities under the Requirements of Law of any jurisdiction, duly executed and completed by such Borrower, as are required to be furnished by such Lender or the Administrative Agent under such Requirements of Law in connection with any payment by the Administrative Agent or any Lender of Taxes or Other Taxes, or otherwise in connection with the Loan Documents, with respect to such jurisdiction.
(h)    Treatment of Certain Refunds. Unless required by applicable laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender, or have any obligation to pay to any Lender, any refund of Taxes withheld or deducted from funds paid for the account of such Lender. If any party determines, in its sole discretion exercised in good faith, that it has received a refund (or the amount of any credit in lieu of refund) of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund (or credit in lieu of refund)), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund or credit in lieu of refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (h) to the extent the payment of such amount would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
3.02    Illegality.
If any Lender determines that any Requirements of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to perform any of its obligations hereunder or make, maintain or fund or charge interest with respect to any Credit Extension or to determine or charge interest rates based upon the Eurocurrency Rate, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars or any Alternative Currency in the applicable interbank market, then, (a) on notice thereof by such Lender to the Company through the Administrative Agent, any obligation of such Lender to issue, make, maintain, fund or charge interest with respect to any such Credit Extension or to make or continue Eurocurrency Rate Loans in the affected currency or currencies or, in the case of Eurocurrency Rate Loans in Dollars, to convert Base Rate Loans to Eurocurrency Rate Loans, shall be suspended, and (b) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Eurocurrency Rate component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Company that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrowers shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable and such Loans are denominated in Dollars, convert all such Eurocurrency Rate Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Eurocurrency Rate component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurocurrency Rate Loans and (ii) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the Eurocurrency Rate, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Eurocurrency Rate component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the Eurocurrency Rate. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.

3.03    Inability to Determine Rates.
(a)    If in connection with any request for a Eurocurrency Rate Loan or a conversion to or continuation thereof, (i)(A) the Administrative Agent or the Required Lenders determine that deposits (whether in Dollars or an Alternative Currency) are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Eurocurrency Rate Loan, or (B) adequate and reasonable means do not exist for determining the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan (whether denominated in Dollars or an Alternative Currency) or in connection with an existing or proposed Base Rate Loan (in each case with respect to clause (a)(i) above, “Impacted Loans”), or (ii) the Administrative Agent or the Required Lenders determine that for any reason the Eurocurrency Rate for any requested Interest Period with respect to a proposed Eurocurrency Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Eurocurrency Rate Loan, the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (A) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the affected currency or currencies shall be suspended (to the extent of the affected Eurocurrency Rate Loans or Interest Periods), and (B) in the event of a determination described in the preceding sentence with respect to the Eurocurrency Rate component of the Base Rate, the utilization of the Eurocurrency Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Company may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the affected currency or currencies (to the extent of the affected Eurocurrency Rate Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein.
(b)    Notwithstanding the foregoing, if the Administrative Agent has made the determination described in Section 3.03(a)(i), the Administrative Agent, in consultation with the Company and the Required Lenders, may establish an alternative interest rate for the Impacted Loans, in which case, such alternative rate of interest shall apply with respect to the Impacted Loans until (i) the Administrative Agent revokes the notice delivered with respect to the Impacted Loans under Section 3.03(a)(i), (ii) the Administrative Agent or the Required Lenders notify the Administrative Agent and the Company that such alternative interest rate does not adequately and fairly reflect the cost to such Lenders of funding the Impacted Loans, or (iii) any Lender determines that any law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to such alternative rate of interest or to determine or charge interest rates based upon such rate or any Governmental Authority has imposed material restrictions on the authority of such Lender to do any of the foregoing and provides the Administrative Agent and the Company written notice thereof. For the avoidance of doubt, nothing contained in this paragraph shall permit the Administrative Agent to establish an alternative interest rate for Base Rate Loans and, during the applicable determination, the utilization of the Eurodollar Rate component of the Base Rate shall remain suspended in accordance with the preceding paragraph. The Administrative Agent will promptly (in one or more notices) notify each Lender of any alternative interest rate for Impacted Loans established pursuant to this Section 3.03(b).
(c)    Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Company or Required Lenders notify the Administrative Agent

(with, in the case of the Required Lenders, a copy to the Company) that the Company or Required Lenders (as applicable) have determined, that: (i) adequate and reasonable means do not exist for ascertaining the Applicable Reference Rate for an Applicable currency for any Interest Period hereunder or any other tenors of such Applicable Reference Rate, including because the Screen Rate for such Applicable Currency is not available or published on a current basis and such circumstances are unlikely to be temporary; or (ii) the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator has made a public statement identifying a specific date after which (x) the Applicable Reference Rate for an Applicable Currency or the Screen Rate for an Applicable Currency shall no longer be made available, or used for determining the interest rate of loans denominated in such Applicable Currency or (y) the administrator of the Screen Rate for an Applicable Currency will be insolvent; provided, that, in each case, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent that will continue to provide the Applicable Reference Rate for such Applicable Currency after such specific date (such specific date, the “Scheduled Unavailability Date”); or (iii) the administrator of the Screen Rate for an Applicable Currency or a Governmental Authority having jurisdiction over such administrator has made a public statement announcing that all Interest Periods and other tenors of the Applicable Reference Rate for an Applicable Currency are no longer representative; or (iv) syndicated loans currently being executed, or that include language similar to that contained in this Section 3.03, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace the Applicable Reference Rate for an Applicable Currency; then, in the case of Sections 3.03(c)(i), (c)(ii) and (c)(iii), on a date and time determined by the Administrative Agent (any such date, the “Replacement Date”), which date shall be at the end of an Interest Period or on the relevant Interest Payment Date, as applicable, for interest calculated and shall occur reasonably promptly upon the occurrence of any of the events or circumstances under Section 3.03(c)(i), (c)(ii) or (c)(iii) and, solely with respect to Section 3.03(c)(ii), no later than the Scheduled Unavailability Date:
(A)    the Applicable Reference Rate for Dollars will be replaced hereunder and under any Loan Document with, subject to the proviso below, the first available alternative set forth in the order below for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (any such alternative rate, a “LIBOR Successor Rate”; and any such rate before giving effect to the Related Adjustment, the “Pre-Adjustment Successor Rate”): (1) Term SOFR plus the Related Adjustment; and (2) SOFR plus the Related Adjustment; and in the case of Section 3.03(c)(iv), the Company and Administrative Agent may amend this Agreement and any other Loan Document solely for the purpose of replacing the Applicable Reference Rate for Dollars under this Agreement and under any other Loan Document in accordance with the definition of “LIBOR Successor Rate” and such amendment will become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have notified all Lenders and the Company of the occurrence of the circumstances described in Section 3.03(c)(iv) unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to the implementation of a LIBOR Successor Rate pursuant to such clause; provided, that, if the Administrative Agent determines that Term SOFR has become available, is administratively feasible for the Administrative Agent and would have been identified as the Pre-Adjustment Successor Rate in accordance with the foregoing if it had been so available at the time that the LIBOR Successor Rate then in effect was so identified, and the Administrative Agent notifies the

Company and each Lender of such availability, then from and after the beginning of the Interest Period, relevant Interest Payment Date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Pre-Adjustment Successor Rate shall be Term SOFR and the then-applicable LIBOR Successor Rate shall be Term SOFR plus the relevant Related Adjustment; and
(B)    with respect to any Applicable Currency other than Dollars, the Administrative Agent and the Company may amend this Agreement and any other Loan Document solely for the purpose of replacing the Applicable Reference Rate for such Applicable Currency in accordance with this Section 3.03 with another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar syndicated credit facilities syndicated in the United States and denominated in the Applicable Currency for such benchmarks, each of which adjustments or methods for calculating such adjustments shall be published on one or more information services as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated (each, an “Adjustment;” and any such proposed rate, an “Applicable Successor Rate;” each Applicable Successor Rate, together with any LIBOR Successor Rate, a “Successor Rate”), and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Company and each Lender of (1) any occurrence of any of the events, periods or circumstances under Section 3.03(c)(i), (c)(ii) or (c)(iii), (2) any Replacement Date and (3) any Successor Rate. Any Successor Rate shall be applied in a manner consistent with market practice; provided, that, to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent. Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero, such Successor Rate will be deemed to be zero for the purposes of this Agreement and the other Loan Documents. In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Successor Rate Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Successor Rate Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided, that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Successor Rate Conforming Changes to the Company and the Lenders reasonably promptly after such amendment becomes effective. If the events or circumstances of the type described in Section 3.03(c)(i), (c)(ii) or (c)(iii) have occurred with respect to the Successor Rate then in effect, then the successor rate thereto shall be determined in accordance with the provisions of this Section 3.03.
(d)    Notwithstanding anything to the contrary herein, (i) after any determination by the Administrative Agent or receipt by the Administrative Agent of any such notice described under Section 3.03(c)(i), (c)(ii) or (c)(iii) with respect to an Applicable Reference Rate for an Applicable Currency, as applicable, if the Administrative Agent determines that none of the Successor Rates is available on or prior to the Replacement Date, (ii) if the events or circumstances described in Section 3.03(c)(iv) have occurred with respect to a Successor Rate then in effect for an Applicable currency but none of the Successor Rates is available, or (iii) if the events or circumstances of the type described in Section 3.03(c)(i), (c)(ii) or (c)(iii) have occurred with respect to the Successor Rate then in effect and the Administrative Agent determines that none of the Successor Rates is available, then in each case, the Administrative Agent and the Company may amend this Agreement solely for the purpose of replacing Applicable Reference Rate for the Applicable Currency or any then current Successor Rate for such Applicable Currency in accordance with this Section 3.03 at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, as applicable, with another alternate benchmark rate giving due consideration to any evolving or then-existing convention for similar syndicated credit facilities in the United States and denominated in the Applicable Currency for such alternative benchmarks and, in each case, including any Related Adjustments and any other mathematical or other adjustments to such benchmark giving due consideration to any evolving or then-existing convention for similar syndicated credit facilities in the United States and denominated in the Applicable Currency for such benchmarks, which adjustment or method for calculating such adjustment shall be published on an information service as selected by the Administrative Agent from time to time in its reasonable discretion and may be periodically updated. For the avoidance of doubt, any such proposed rate and adjustments shall constitute a Successor Rate. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
(e)    If, at the end of any Interest Period, relevant Interest Payment Date or payment period for interest calculated, no Successor Rate has been determined for an Applicable Currency in accordance with Section 3.03(c) or (d) and the circumstances under Section 3.03(c)(i) or (c)(iii) exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Company and each Lender. Thereafter, (i) the obligation of the Lenders to make or maintain Eurocurrency Rate Loans in the Applicable Currency shall be suspended (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods), and (ii) if the relevant Applicable Currency is Dollars, the Eurocurrency Rate component shall no longer be utilized in determining the Base Rate, until a Successor Rate has been determined in accordance with Section 3.03(c) or (d). Upon receipt of such notice, (A) any Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurocurrency Rate Loans in the Applicable Currency (to the extent of the affected Eurocurrency Rate Loans, Interest Periods, Interest Payment Dates or payment periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (ii)) in the amount specified therein and (B) any outstanding affected Eurocurrency Rate Loans denominated in an Alternative Currency shall be prepaid at the end of the applicable Interest Period in full.
3.04    Increased Costs.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(d)) or any L/C Issuer;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes and Other Taxes covered by Section 3.01, (B) Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;
(iii)    [intentionally omitted]; or
(iv)    impose on any Lender or any L/C Issuer or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Eurocurrency Rate Loans made by such Lender or any Letter of Credit or participation therein;
and the result of any of the foregoing shall be to increase the cost to such Lender of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to the Eurocurrency Rate (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or such L/C Issuer of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or such L/C Issuer hereunder with respect to any Eurocurrency Rate Loan or L/C Credit Extension (whether of principal, interest or any other amount) then, upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer, as the case may be, for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or any L/C Issuer determines that any Change in Law affecting such Lender or such L/C Issuer or any Lending Office of such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such L/C Issuer’s capital or on the capital of such Lender’s or such L/C Issuer’s holding c(ompany, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swing Line Loans held by, such Lender, or the Letters of Credit issued by such L/C Issuer, to a level below that which such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such L/C Issuer’s policies and the policies of such Lender’s or such L/C Issuer’s holding company with respect to capital adequacy), then from time to time upon request of such Lender or such L/C Issuer, the Company will pay (or cause the applicable Designated Borrower to pay) to such Lender or such L/C Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or such L/C Issuer or such Lender’s or such L/C Issuer’s holding company for any such reduction suffered.
(c)    Delay in Requests. Failure or delay on the part of any Lender or any L/C Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or such L/C Issuer’s right to demand such compensation; provided, that, no Borrower shall be required to compensate a Lender or an L/C Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or such L/C Issuer, as the case may be, notifies the

Company of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such L/C Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).
(d)    Additional Reserve Requirements. The Company shall pay (or cause the applicable Designated Borrower to pay) to each Lender, (i) as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Eurocurrency Rate Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), and (ii) as long as such Lender shall be required to comply with any reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the Eurocurrency Rate Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which in each case shall be due and payable on each date on which interest is payable on such Loan; provided, that, the Company shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest or costs from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest or costs shall be due and payable 10 days from receipt of such notice.
(e)    Certificates for Reimbursement. A certificate of a Lender or an L/C Issuer setting forth the basis for and a calculation of the amount or amounts necessary to compensate such Lender or such L/C Issuer or its holding company, as the case may be, as specified in clause (a) or (b) of Section 3.04 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender or such L/C Issuer, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.
3.05    Compensation for Losses.
Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Company shall promptly compensate (or cause the applicable Designated Borrower to compensate) such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:
(a)    any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);
(b)    any failure by any Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Company or the applicable Designated Borrower;
(c)    any failure by any Borrower to make payment of any Loan or drawing under any Letter of Credit (or interest due thereon) denominated in an Alternative Currency on its scheduled due date or any payment thereof in a different currency; or

(d)    any assignment of a Eurocurrency Rate Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Company pursuant to Section 10.13;
including any loss of anticipated profits, any foreign exchange losses and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan, from fees payable to terminate the deposits from which such funds were obtained or from the performance of any foreign exchange contract. The Company shall also pay (or cause the applicable Designated Borrower to pay) any customary administrative fees charged by such Lender in connection with the foregoing.
Failure or delay on the part of any Lender to demand compensation pursuant to this Section 3.05 shall not constitute a waiver of such Lender’s right to demand such compensation; provided, that, no Borrower shall be required to compensate a Lender pursuant to this Section 3.05 for any loss, cost or expense incurred more than nine months prior to the date that such Lender notifies the Company of the act or omission giving rise to such loss, cost or expense and such Lender’s intention to claim compensation therefor.
For purposes of calculating amounts payable by the Company (or the applicable Designated Borrower) to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.
A certificate of a Lender setting forth the basis for and a calculation of the amount or amounts necessary to compensate such Lender pursuant to this Section 3.05 and delivered to the Company shall be conclusive absent manifest error. The Company shall pay (or cause the applicable Designated Borrower to pay) such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
3.06    Mitigation Obligations; Replacement of Lenders; Certificates.
(a)    Designation of a Different Lending Office. Each Lender and each L/C Issuer may make any Credit Extension to any Borrower through any Lending Office; provided, that, the exercise of this option shall not affect the obligation of the applicable Borrower to repay the Credit Extension in accordance with the terms of this Agreement. If any Lender requests compensation under Section 3.04, or any Borrower is required to pay any additional amount to any Lender or any L/C Issuer or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or such L/C Issuer shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans or Letters of Credit hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or such L/C Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or such L/C Issuer to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or such L/C Issuer. The Company hereby agrees to pay (or to cause the applicable Designated Borrower to pay), within 10 days of the request therefor, all reasonable costs and expenses incurred by any Lender or any L/C Issuer in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 or there occurs any prepayment or conversion of its Loans under Section 3.02, the Company may replace such Lender, so long as such replacement will result in a reduction of such compensation or amounts in accordance with Section 10.13.
3.07    Survival.
All of the Borrowers’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder.
ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01    Conditions of Initial Credit Extension.
The effectiveness of this Agreement and the obligation of each L/C Issuer and each Lender to make the initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)    The Administrative Agent’s receipt of the following, each of which shall be originals or telecopies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party (as applicable), each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and each of the Lenders:
(i)    executed counterparts of this Agreement;
(ii)    Notes executed by the Company in favor of each Lender requesting Notes;
(iii)    the certificate of incorporation (or comparable document) of each Loan Party certified by the secretary of state (or comparable public official) of its jurisdiction of organization (or, if any such Person is organized or incorporated under the laws of any jurisdiction outside the United States, such other evidence as the Administrative Agent may request to establish that such Person is duly organized or incorporated and existing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);
(iv)    to the extent such jurisdiction has the legal concept of being in good standing and a Governmental Authority in such jurisdiction issues any evidence of such good standing, a certificate of good standing (or comparable certificate) for each Loan Party certified by the secretary of state (or comparable public official) of its jurisdiction of organization (or, if any such Person is organized under the laws of any jurisdiction outside the United States, such other evidence as the Administrative Agent may request to establish that such Person is duly qualified to do business and in good standing under the laws of such jurisdiction), together with an English translation thereof (if appropriate);
(v)    a certificate of the secretary or an assistant secretary (or comparable officer) or a director of each Loan Party certifying (A) that attached thereto is a true and correct copy of the bylaws (or comparable document) of such Loan Party as in effect (or, if any such Loan Party is organized or incorporated under the laws of any jurisdiction outside the United States, its constitutional documents or any other comparable document provided for in the respective corporate laws of that jurisdiction), (B) that attached thereto are true and correct copies of resolutions duly adopted by the board of directors of such Loan Party (or other comparable enabling action) and continuing in effect, which (1) authorize the execution, delivery and performance by such Person of the Loan Documents to be executed by such Person and the consummation of the transactions contemplated thereby and (2) designate the officers, directors and attorneys authorized so to execute, deliver and perform on behalf of such Person and (C) that there are no proceedings for the dissolution, liquidation, winding-up, judicial management, arrangement or administration (or any comparable proceedings in any jurisdiction) of such Person, together with a certified English translation thereof (if appropriate);
(vi)    a certificate (which may be combined with the certificate set forth in clause (v) above) of the secretary or an assistant secretary (or comparable officer) or a director of each Loan Party certifying the incumbency, signatures and authority of the officers, directors and attorneys of such Person authorized to execute, deliver and perform the Loan Documents to be executed by such Person, together with a certified English translation thereof (if appropriate);
(vii)    favorable written opinions from each of the following legal counsel for the Loan Parties, addressed to the Administrative Agent, each Lender and each L/C Issuer, covering such legal matters as the Administrative Agent may reasonably request and otherwise in form and substance satisfactory to the Administrative Agent: (A) Katten Muchin Rosenman LLP, U.S. counsel for the Company and its Subsidiaries, and (B) Allen & Gledhill, Singapore counsel for the Company and its Subsidiaries;
(viii)    a certificate of a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Loan Documents to which it is a party, and stating that such consents, licenses and approvals shall be in full force and effect, or (B) stating that no such consents, licenses or approvals are so required;
(ix)    a certificate signed by a Responsible Officer of the Company certifying (A) that the conditions specified in Section 4.02(a) (including, for the avoidance of doubt, the representations and warranties set forth in Section 5.07 and Section 5.16) and Section 4.02(b) have been satisfied, (B) that there has been no event or circumstance since March 31, 2020 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (C) the current Debt Ratings, (D) pro forma calculations of the Debt/EBITDA Ratio and the Interest Coverage Ratio, based upon the Company’s Financial Statements for the fiscal quarter ended September 25, 2020, and (E) to the identity of all Specified Subsidiaries;
(x)    evidence that the Existing Credit Agreement has been or concurrently with the Closing Date is being terminated and all letters of credit thereunder cancelled or defeased in a manner satisfactory to the Administrative Agent, and all Liens securing obligations under such credit agreement have been or concurrently with the Closing Date are being released; and

(xi)    such other assurances, certificates, documents, consents or opinions as the Administrative Agent, any L/C Issuer, any Swing Line Lender or the Required Lenders reasonably may require.
(b)    The Loan Parties shall have provided to the Administrative Agent and the Lenders the documentation and other information requested by the Administrative Agent or any such Lender as required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
(c)    If the Company qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Lender shall have received, to the extent requested by the Administrative Agent or such Lender, a Beneficial Ownership Certification in relation to the Company.
(d)    Any fees required to be paid on or before the Closing Date shall have been paid.
(e)    Unless waived by the Administrative Agent, the Company shall have paid all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent invoiced prior to the Closing Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude a final settling of accounts between the Company and the Administrative Agent).
Without limiting the generality of the provisions of the last paragraph of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender and each L/C Issuer that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender or an L/C Issuer unless the Administrative Agent shall have received notice from such Lender or such L/C Issuer prior to the proposed Closing Date specifying its objection thereto.
4.02    Conditions to all Credit Extensions.
The obligation of each Lender and each L/C Issuer to honor any Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of Eurocurrency Rate Loans) is subject to the following conditions precedent:
(a)    The representations and warranties of (i) the Borrowers contained in Article V (other than the representations set forth in Section 5.07 and Section 5.16) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection herewith or therewith, shall be (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct or true and correct in all material respects, as the case may be, as of such earlier date; provided, that, the representations and warranties contained in Section 5.09 shall be deemed to refer to the most recent Financial Statements furnished pursuant to clauses (a) and (b) of Section 6.01.

(b)    No Default shall exist, or would result from such proposed Credit Extension or the application of the proceeds thereof.
(c)    The Administrative Agent and, if applicable, the applicable L/C Issuer or the applicable Swing Line Lender, shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)    If the applicable Borrower is a Designated Borrower, then the conditions of Section 2.14 as to the designation of such Borrower as a Designated Borrower shall have been met to the satisfaction of the Administrative Agent.
(e)    In the case of a Credit Extension to be denominated in an Alternative Currency, there shall not have occurred any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which in the reasonable opinion of the Administrative Agent, the Required Lenders (in the case of any Loans to be denominated in an Alternative Currency) or the applicable Alternative Currency L/C Issuer (in the case of any Letter of Credit to be denominated in an Alternative Currency) would make it impracticable for such Credit Extension to be denominated in the relevant Alternative Currency.
Each Request for Credit Extension (other than a Loan Notice requesting only a conversion of Loans to the other Type or a continuation of Eurocurrency Rate Loans) shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.
ARTICLE V
REPRESENTATIONS AND WARRANTIES
Except as otherwise provided in Section 5.18, each Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01    Due Incorporation, Qualification, Etc.
Each Loan Party and each Significant Subsidiary (a)(i) is duly organized or incorporated and validly existing and (ii) in any jurisdiction in which such legal concept is applicable, is in good standing under the laws of its jurisdiction of organization, (b) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and (c) is duly qualified and licensed to do business as a foreign entity in each jurisdiction where the ownership, lease or operation of its properties or the conduct of its business requires such qualification or license, except in each case referred to in clauses (a)(ii) or (c), where the failure to be in good standing or so qualified or licensed is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
5.02    Authority.
The execution, delivery and performance by each of the Borrowers and each Subsidiary Guarantor of each Loan Document executed, or to be executed, by such Person and the consummation of the transactions contemplated thereby (a) are within the power of such Person and (b) have been duly authorized by all necessary actions on the part of such Person.
5.03    Enforceability.

Each Loan Document executed, or to be executed, by each of the Borrowers and each Subsidiary Guarantor has been, or will be, duly executed and delivered by such Person and constitutes, or when executed will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
5.04    Non-Contravention.
The execution and delivery by each of the Borrowers and each Subsidiary Guarantor of the Loan Documents executed by such Person and the performance and consummation of the transactions contemplated thereby do not (a) violate any Requirement of Law applicable to such Person, (b) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Person, (c) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, material asset or material revenue of such Person (other than Liens created under the Loan Documents) or (d) violate the articles or certificate of incorporation or by-laws, constitution, partnership agreement or other organizational, constitutional or governing documents of such Person, except in each case referred to in clauses (a) or (b) above, where any such violation, breach, or acceleration is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
5.05    Approvals.
No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person (including the shareholders of any Person) is required in connection with the execution and delivery of the Loan Documents executed by each of the Borrowers and each Subsidiary Guarantor and the performance or consummation of the transactions contemplated thereby, except such as (a) have been made or obtained and are in full force and effect or (b) are being made or obtained in a timely manner and once made or obtained will be in full force and effect.
5.06    No Violation or Default.
Neither any Borrower, nor any Subsidiary Guarantor, nor any of the Company’s Subsidiaries is in violation of or in default with respect to (a) any Requirement of Law applicable to such Person or (b) any Contractual Obligation of such Person, where, in each case or in the aggregate, such violation or default is reasonably and substantially likely to have a Material Adverse Effect. Without limiting the generality of the foregoing, neither any Borrower, nor any Subsidiary Guarantor nor any of the Company’s Subsidiaries (i) has violated any Environmental Laws, (ii) to the knowledge of any Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries, has any liability under any Environmental Laws or (iii) has received notice or other communication of an investigation or, to the knowledge of any Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries, is under investigation by any Governmental Authority having authority to enforce Environmental Laws, where such violation, liability or investigation is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. No Default has occurred and is continuing.
5.07    Litigation.
No actions (including derivative actions), suits, proceedings or investigations are pending or, to the knowledge of any Borrower, threatened against any Borrower, any Subsidiary Guarantor or any of the Company’s Subsidiaries at law or in equity in any court or before any other Governmental Authority which (a) based upon the written advice of such Person’s outside legal counsel, is reasonably likely to be determined adversely and if so adversely determined is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect or (b) seeks to enjoin, either directly or indirectly, the execution, delivery or performance by any Borrower or any Subsidiary Guarantor of the Loan Documents or the transactions contemplated thereby.
5.08    Title; Possession Under Leases.
Each Borrower, each Subsidiary Guarantor and each of the Company’s Subsidiaries own and have good and valid title, or a valid leasehold interest in, (a) all their respective properties and assets as reflected in the most recent Financial Statements delivered to the Administrative Agent, and (b) all their respective properties and assets acquired by such Borrower, such Subsidiary Guarantor or such Subsidiary since the date of such Financial Statements, in each case except (i) those assets and properties disposed of in the ordinary course of business or otherwise in compliance with the terms of this Agreement and (ii) where failure to so own and have good and valid title, or a valid leasehold interest, is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. The material assets and material properties of each Borrower, each Subsidiary Guarantor and each of the Company’s Subsidiaries are subject to no Liens, except for Permitted Liens.
5.09    Financial Statements.
The consolidated Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) which have been delivered to the Administrative Agent, (a) are in accordance with the books and records of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries), which have been maintained in accordance with good business practice, (b) have been prepared in conformity with GAAP and (c) fairly present in all material respects the financial conditions and results of operations of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) as of the dates thereof and for the periods covered thereby. Neither the Company nor any of its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) has any Contingent Obligations, liability for taxes or other outstanding obligations which are material in the aggregate, except as disclosed or reflected in the Financial Statements of the Company for the fiscal quarter ended September 25, 2020, furnished by the Company to the Administrative Agent prior to the Closing Date, or in the Financial Statements delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), or except as permitted under Articles VI and VII of this Agreement.
5.10    Other Regulations.
No Borrower or any Material Subsidiary is subject to regulation under the Federal Power Act, the Interstate Commerce Act, any state public utilities code or any other Governmental Rule that limits its ability to incur Indebtedness of the type represented by the Obligations.
5.11    Patent and Other Rights.
Each Borrower and each of the Company’s Subsidiaries own, license or otherwise have the full right to use, under validly existing agreements, without known conflict with any rights of others, all patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto, which are required to conduct their businesses as now conducted, except such patents, licenses, trademarks, trade names, trade secrets, service marks, copyrights and all rights with respect thereto which if not validly owned, licensed or used would not be reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
5.12    Governmental Charges.
Each Borrower and each of the Company’s Subsidiaries have filed or caused to be filed all tax returns, and, in compliance with all applicable Requirements of Law, all reports and declarations which are required by any Governmental Authority to be filed by them (or, in each case, extensions thereof have been validly obtained), in each case other than to the extent that the failure to do so would not be reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect. Each Borrower and each of the Company’s Subsidiaries have paid, or made provision for the payment of, all taxes and other Governmental Charges which have or may have become due pursuant to said returns or otherwise and all other indebtedness, except such Governmental Charges, taxes or indebtedness, if any, which are being contested in good faith and as to which if unpaid adequate reserves (determined in accordance with GAAP) have been provided or which are not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
5.13    Margin Stock; Investment Company Act.
(a)    No Borrower is engaged or will engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying any Margin Stock. No proceeds of any Loan and no Letter of Credit will be used to purchase or carry any Margin Stock, or to extend credit to any Person for the purpose of purchasing or carrying any Margin Stock, in either case in a manner that violates or causes a violation of Regulations T, U or X of the FRB or any other regulation of the FRB.
(b)    None of the Company, any Person Controlling the Company, or any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.
5.14    Subsidiaries, Etc.
Schedule 5.14 sets forth as of the Closing Date each of the Company’s Subsidiaries and each such Person’s jurisdiction of organization.
5.15    No Withholding, Etc.
Except as otherwise disclosed by a Borrower to the Administrative Agent from time to time (which the Administrative Agent will deliver to the Lenders), (a) no Borrower has actual knowledge of any requirement under any Governmental Rule to make any deduction or withholding of any nature whatsoever from any payment required to be made by any Borrower hereunder or under any other Loan Document and (b) neither this Agreement nor any of the other Loan Documents is subject to any registration or stamp tax or any other similar or like taxes payable in any relevant jurisdiction.
5.16    No Material Adverse Effect.
Since March 31, 2020, no event has occurred and no condition exists which, alone or in the aggregate, (a) has had (and continues to have) or (b) is reasonably and substantially likely to have, a Material Adverse Effect.
5.17    Accuracy of Information Furnished.

The Loan Documents and the other certificates (including, for the avoidance of doubt, any Pricing Certificate), statements and information (excluding projections) furnished to the Administrative Agent or any Lender in writing by or on behalf of the Borrowers, the Subsidiary Guarantors and the Company’s Subsidiaries in connection with the Loan Documents and the transactions contemplated thereby, taken as a whole, as of the date furnished, do not contain and will not contain any untrue statement of a material fact and do not omit and will not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Company represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.
5.18    Representations as to Foreign Obligors.
The Company represents and warrants to the Administrative Agent and the Lenders, with respect to each Foreign Subsidiary that is at any time a Foreign Obligor, and each Designated Borrower at any time existing that is a Foreign Subsidiary, represents and warrants with respect to itself, that:
(a)    Such Foreign Obligor is subject to civil and commercial Requirements of Law with respect to its obligations under this Agreement and the other Loan Documents to which it is a party (collectively as to such Foreign Obligor, the “Applicable Foreign Obligor Documents”), and the execution, delivery and performance by such Foreign Obligor of the Applicable Foreign Obligor Documents constitute and will constitute private and commercial acts and not public or governmental acts. Neither such Foreign Obligor nor any of its property has any immunity from jurisdiction of the courts or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing in respect of its obligations under the Applicable Foreign Obligor Documents.
(b)    The Applicable Foreign Obligor Documents are in all material respects in proper legal form under the Requirements of Law of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing for the enforcement thereof against such Foreign Obligor under the Requirements of Law of such jurisdiction, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents. It is not necessary to ensure the legality, validity, enforceability, priority or admissibility in evidence of the Applicable Foreign Obligor Documents that the Applicable Foreign Obligor Documents be filed, registered or recorded with, or executed or notarized before, any court or other authority in the jurisdiction in which such Foreign Obligor is organized or incorporated and existing or that any registration charge or stamp or similar tax be paid on or in respect of the Applicable Foreign Obligor Documents or any other document, except for (i) any such filing, registration, recording, execution or notarization as has been made or is not required to be made until the Applicable Foreign Obligor Document or any other document is sought to be enforced and (ii) any charge or tax as has been timely paid.
(c)    There is no tax, levy, impost, duty, fee, assessment or other governmental charge, or any deduction or withholding, imposed by any Governmental Authority in or of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing either (i) on or by virtue of the execution or delivery of the Applicable Foreign Obligor Documents or (ii) on any payment to be made by such Foreign Obligor pursuant to the Applicable Foreign Obligor Documents, except in either case as has been disclosed to the Administrative Agent.
(d)    The execution, delivery and performance of the Applicable Foreign Obligor Documents executed by such Foreign Obligor are, under applicable foreign exchange control regulations of the jurisdiction in which such Foreign Obligor is organized or incorporated and existing, not subject to any notification or authorization except (i) such as have been made or obtained or (ii) such as cannot be made or obtained until a later date (provided, that, any notification or authorization described in clause (ii) shall be made or obtained as soon as is reasonably practicable).
5.19    Taxpayer Identification Number; Other Identifying Information.
The true and correct unique identification number of the Company that has been issued by its jurisdiction of incorporation or organization and the name of such jurisdiction (as well as any U.S. taxpayer identification number issued to the Company, if any) is set forth on Schedule 5.19.
5.20    Sanctions.
Neither the Company, nor any of its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”), nor, to the knowledge of the Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”), any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity that is, or is owned or controlled by any individual or entity that is (a) the subject or target of any Sanctions, (b) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by the Government of Japan or any other relevant sanctions authority, or (c) located, organized or resident in a Designated Jurisdiction, except to the extent permitted for a Person that is required to comply with Sanctions. The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) have conducted their businesses in compliance in all material respects with all applicable Sanctions and have instituted and maintained policies and procedures designed to promote and achieve compliance with such Sanctions.
5.21    Anti-Corruption Laws.
The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) have conducted their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to them and have instituted and maintained policies and procedures designed to promote and achieve compliance in all material respects with such laws.
5.22    Affected Financial Institutions.
No Loan Party is an Affected Financial Institution.
5.23    Covered Entities.
No Loan Party is a Covered Entity.
5.24    Beneficial Ownership Certification.
The information included in any Beneficial Ownership Certificate delivered to the Administrative Agent or any Lender on or prior to the Closing Date, if applicable, is true and correct in all respects.

ARTICLE VI
AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unmatured contingent reimbursement and indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Extended Letters of Credit):
6.01    Information.
The Company shall deliver to the Administrative Agent (for distribution to the Lenders), in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)    As soon as available and in no event later than 55 days after the last day of each fiscal quarter of the Company, a copy of the Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) (prepared on a consolidated basis) for such quarter and for the fiscal year to date, certified by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Company to present fairly in all material respects the financial condition, results of operations and other information reflected therein and to have been prepared in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);
(b)    (i) As soon as available and in no event later than 100 days after the close of each fiscal year of the Company, (A) copies of the audited Financial Statements of the Company and its Subsidiaries (including, if required to be consolidated for GAAP purposes, the Unrestricted Subsidiaries) (prepared on a consolidated basis) for such year, audited by independent certified public accountants of recognized national standing reasonably acceptable to the Administrative Agent, and (B) copies of the unqualified opinions (or qualified opinions (other than a “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit) reasonably acceptable to the Administrative Agent) of such accountants, and (ii) if and when received from such accountants in connection with the annual audited Financial Statements of the Company (it being acknowledged and agreed that this clause (ii) imposes no obligation to so request or obtain such certificates), certificates of such accountants to the Administrative Agent stating that in making the examination necessary for their opinion they have reviewed this Agreement and have obtained no knowledge of any Default which has occurred and is continuing, or if, in the opinion of such accountants, a Default has occurred and is continuing, a statement as to the nature thereof;
(c)    Contemporaneously with the quarterly and year-end Financial Statements required by the foregoing clauses (a) and (b), a Compliance Certificate executed by the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of the Company, properly completed;
(d)    As soon as possible and in no event later than five Business Days after any Responsible Officer of a Borrower knows of the occurrence or existence of (i) any Reportable Event under any Employee Benefit Plan or Multiemployer Plan which is reasonably and substantially likely (alone or in the aggregate) to result in liability to such Borrower or any of the Company’s Subsidiaries of $150,000,000 or more, (ii) any actual or threatened litigation or suits against any Borrower or any of the Company’s Subsidiaries involving potential monetary damages payable by any Borrower or the Company’s Subsidiaries of $50,000,000 or more alone or in the aggregate, (iii) any other event or condition which is reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect, (iv) any Default or (v) any event of the type described in Section 8.01(f) or (g) with respect to any Subsidiary, so long as such Subsidiary is determined at the time of such event to be a Significant Subsidiary, the statement of the chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance of such Borrower setting forth details of such event, condition or Default and the action which such Borrower proposes to take with respect thereto;
(e)    Promptly after they are sent, made available or filed, copies of (i) all registration statements and reports filed by any of the Borrowers or any of the Company’s Subsidiaries with the SEC (including all 10-Q, 10-K and 8-K reports) and (ii) all reports, proxy statements and financial statements sent or made available by any of the Borrowers or any of the Company’s Subsidiaries to its public security holders;
(f)    As soon as available and in any event within 120 days following the end of each fiscal year of the Company (commencing with the fiscal year ending March 31, 2021), a Pricing Certificate for the most recently-ended calendar year; provided, that, for any calendar year the Company may elect not to deliver a Pricing Certificate, and such election shall not constitute a Default or Event of Default (but such failure to so deliver a Pricing Certificate by the end of such 120-day period shall result in the Sustainability Fee Adjustment and the Sustainability Rate Adjustment being applied as set forth in Section 2.19(c));
(g)    Promptly after any Borrower changes its legal name or the address of its chief executive office, written notice setting forth such Borrower’s new legal name and/or new address;
(h)    Promptly, a copy of any announcement by Moody’s, S&P or Fitch of any change or possible change in a Debt Rating;
(i)    To the extent any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, an updated Beneficial Ownership Certification promptly following any change in the information provided in any Beneficial Ownership Certification delivered to the Administrative Agent or any Lender in relation to Borrower that would result in a change to the list of beneficial owners identified in such certification; and
(j)    Such other instruments, agreements, certificates, opinions, statements, documents and information relating to the operations or condition (financial or otherwise) of such Borrower or the Company’s Subsidiaries, and compliance by such Borrower with the terms of this Agreement and the other Loan Documents as Administrative Agent on behalf of itself or one or more Lenders may from time to time reasonably request.
The Company shall deliver concurrently with the delivery of any financial statements pursuant to Section 6.01(a) or 6.01(b) the related unaudited consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of each Unrestricted Subsidiary (if any) from such consolidated financial statements.
Documents required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.01(e) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which the Company posts such documents, or provides a link thereto on the Company’s website on the internet at the website address listed on Schedule 10.02 or (b) on which such documents are posted on the Company’s behalf on an internet or intranet website, if any, to which each Lender and the Administrative Agent have access, including the SEC’s EDGAR website, any commercial, third-party website or any website sponsored by the Administrative Agent; provided, that: (i) the Company shall, if requested, deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Company to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Company shall use commercially reasonable efforts to notify the Administrative Agent and each requesting Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Company shall be required to provide paper copies of the Compliance Certificates required by Section 6.01(c) to the Administrative Agent (it being acknowledged that electronic delivery thereof pursuant to Section 10.02 shall be permitted). Except for such Compliance Certificates, the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Company with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Each Borrower hereby acknowledges that (a) the Administrative Agent or the Arrangers may, but shall not be obligated to, make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of such Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on Debt Domain, IntraLinks, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to any of the Borrowers or their respective Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Borrower hereby agrees that so long as such Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities: (i) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrowers or their respective securities for purposes of United States Federal and state securities laws (provided, that, to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 10.07); (iii) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (iv) the Administrative Agent and the Arrangers shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.” Notwithstanding the foregoing, no Borrower shall be under any obligation to mark any Borrower Materials “PUBLIC”.
6.02    Books and Records.
Each Borrower and the Company’s Subsidiaries shall at all times keep proper books of record and account which shall be complete and correct in all material respects in accordance with GAAP; provided, that, with respect to any Subsidiary acquired by the Company or its Subsidiaries after the Closing Date pursuant to a stock purchase or merger transaction (other than (a) a Person that is merged with or into a Subsidiary of the Company that owned assets (other than de minimis assets necessary to create an acquisition vehicle) immediately prior to such merger and (b) a Pro Forma Calculation Subsidiary), such

Subsidiary shall only be required to (i) keep proper books of record and account which shall be complete and correct in all material respects in accordance with GAAP in respect of transactions occurring after the date of such acquisition, and (ii) from and after the date that is the first day of the first fiscal year of the Company that follows the date of such acquisition by more than three months, keep proper books of record and account in respect of all other matters which shall be complete and correct in all material respects in accordance with GAAP.
6.03    Inspections.
Each Borrower and the Company’s Subsidiaries shall permit the Administrative Agent and each Lender, or any agent or representative thereof, upon reasonable notice and during normal business hours, to visit and inspect any of the properties and offices of such Borrower and the Company’s Subsidiaries, to examine the books and records of such Borrower and the Company’s Subsidiaries and make copies thereof and to discuss the affairs, finances and business of such Borrower and the Company’s Subsidiaries with, and to be advised as to the same by, their officers, auditors and accountants, all at such times and intervals as the Administrative Agent or any Lender may reasonably request (which visits and inspections shall be at the expense of the Administrative Agent (subject to reimbursement by the Lenders pursuant to Section 10.04(c)) or such Lender unless a Default has occurred and is continuing).
6.04    Insurance.
Each Borrower and the Company’s Subsidiaries shall (a) carry and maintain insurance of the types and in the amounts customarily carried from time to time during the term of this Agreement by others engaged in substantially the same business as such Person and operating in the same geographic area as such Person, including fire, public liability, property damage and worker’s compensation, (b) carry and maintain each policy for such insurance with financially sound insurers and (c) deliver to the Administrative Agent from time to time, as the Administrative Agent may request, schedules setting forth all insurance then in effect.
6.05    Taxes, Governmental Charges and Other Indebtedness.
Each Borrower and the Company’s Subsidiaries shall promptly pay and discharge when due (a) all taxes and other Governmental Charges prior to the date upon which penalties accrue thereon, (b) all indebtedness which, if unpaid, could become a Lien upon the property of such Borrower or the Company’s Subsidiaries and (c) subject to any subordination provisions applicable thereto, all other Indebtedness, which in each of clause (a), (b) or (c) or in the aggregate, if unpaid, is reasonably and substantially likely to have a Material Adverse Effect, except such taxes, Governmental Charges or Indebtedness as may in good faith be contested or disputed, or for which arrangements for deferred payment have been made (provided, that, in each such case appropriate reserves are maintained in accordance with GAAP).
6.06    Use of Proceeds.
Each Borrower shall use the proceeds of the Loans and Letters of Credit for working capital, capital expenditures and other general corporate purposes (including refinancing existing Indebtedness of the Company and its Subsidiaries) not in contravention of any Requirement of Law or Loan Document. No Borrower shall use any part of the proceeds of any Loan or any Letter of Credit, directly or indirectly, in violation of the financial assistance provisions of Section 76 of the Singapore Companies Act (Chapter 50) or for the purpose of purchasing or carrying any Margin Stock, or for the purpose of purchasing or carrying or trading in any securities, in either case, under such circumstances as to involve such Borrower, any Lender or Administrative Agent in a violation of Regulations T, U or X issued by the FRB.

6.07    General Business Operations.
Each of the Borrowers and the Company’s Subsidiaries shall: (a) preserve and maintain its existence and all of its rights, privileges and franchises reasonably necessary to the conduct of the business of the Company and its Subsidiaries (as a whole); provided, that, (i) the Company and its Subsidiaries may dissolve, liquidate or terminate the existence of any Subsidiary of the Company, other than a Borrower, possessing total assets of less than $50,000,000 or serving no continuing business purpose (each, an “Excluded Subsidiary”), in either case as determined by the board of directors of the Company or such Subsidiary in its good faith reasonable discretion, (ii) neither the Company nor any of its Subsidiaries shall be required to preserve any right or franchise if the board of directors of the Company or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Company and its Subsidiaries (taken as a whole) or the Lenders, and (iii) the foregoing shall not prohibit the consummation of any sale, transfer or disposition of assets otherwise permitted under Section 7.03 or any merger or consolidation otherwise permitted under Section 7.04; (b) conduct its business activities in compliance with all Requirements of Law and Contractual Obligations applicable to such Person; and (c) keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; except, in each of clauses (a), (b) and (c), where any failure is not reasonably likely (alone or in the aggregate) to have a Material Adverse Effect.
6.08    Pari Passu Ranking.
Each Borrower shall take, or cause to be taken, all actions necessary to ensure that the Obligations of such Borrower are and continue to rank at least pari passu in right of payment with all other unsecured and unsubordinated Indebtedness of such Borrower.
6.09    PATRIOT Act; Beneficial Ownership Regulation.
Promptly following a request therefor, each Loan Party shall provide all documentation and other information that a Lender reasonably requests in order to comply with such Lender’s ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (known as the USA PATRIOT Act) (the “Act”) and the Beneficial Ownership Regulation; provided, that, any Lender requesting documentation or other information under this Section 6.09 shall provide any relevant supporting documentation reasonably requested by any Loan Party responding to such request. Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Loan Party that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Company or other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Company or other Loan Party in accordance with the Act.
6.10    Subsidiary Guarantors.
(a)    At any time after the Closing Date, the Company may, upon prior written notice to the Administrative Agent, cause any Subsidiary to become a Subsidiary Guarantor by executing and delivering to the Administrative Agent a Subsidiary Guaranty, and, in connection therewith, the Company shall, or shall cause such Subsidiary to, deliver to the Administrative Agent documents of the types referred to in clauses (iii), (iv), (v) and (vi) of Section 4.01(a) and favorable opinions of counsel to such

Persons (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to in this Section 6.10(a)), all in form, content and scope reasonably satisfactory to the Administrative Agent.
(b)    The Company may, at any time and from time to time, request that any Subsidiary Guarantor be released from its obligations as a Subsidiary Guarantor and, upon the receipt of any such request by the Administrative Agent, such Subsidiary Guarantor shall thereupon cease to be a Subsidiary Guarantor, it being understood and agreed that (i) the Administrative Agent shall with reasonable promptness execute and deliver such reasonable release documentation as the Company may reasonably request to evidence the release and termination of such Subsidiary Guarantor from the Subsidiary Guaranty to which such Subsidiary Guarantor is a party, and (ii) no release of any Subsidiary Guarantor shall in any way modify, affect or impair the enforceability of any Subsidiary Guaranty in respect of any other Subsidiary Guarantor.
6.11    Anti-Corruption Laws.
The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) shall conduct their businesses in compliance in all material respects with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to them and maintain policies and procedures designed to promote and achieve compliance in all material respects with such laws.
6.12    Sanctions.
The Company and its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”) shall conduct their businesses in compliance in all material respects with all applicable Sanctions, and maintain policies and procedures designed to promote and achieve compliance with Sanctions.
ARTICLE VII
NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than unmatured contingent reimbursement and indemnification obligations) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Extended Letters of Credit):
7.01    Indebtedness.
None of the Borrowers or any of the Company’s Subsidiaries shall create, incur, assume or permit to exist any Indebtedness except for the following (“Permitted Indebtedness”):
(a)    Indebtedness created under the Loan Documents;
(b)    (i) unsecured Indebtedness (including, for the avoidance of doubt, Guaranty Obligations to the extent constituting Indebtedness) of any Loan Party; and (ii) unsecured Indebtedness (including, for the avoidance of doubt, Guaranty Obligations to the extent constituting Indebtedness) of Subsidiaries of the Company that are not Loan Parties; provided, that, with respect to Indebtedness incurred in reliance on Section 7.01(b)(ii), the aggregate principal amount of such Indebtedness outstanding at any time, when taken together with the aggregate principal amount of Indebtedness incurred in reliance on Section 7.01(h) outstanding at any time, shall not exceed the greater of (A) $1,250,000,000, and (B) 10% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter;
(c)    (i) Indebtedness under Capital Leases (other than pursuant to sale-leaseback transactions) or under purchase money loans incurred by Borrowers or any of the Company’s Subsidiaries to finance the acquisition, construction, development or improvement by such Person of real property, fixtures, inventory or equipment or other tangible assets; provided, that, in each case (A) such Indebtedness is incurred by such Person at the time of, or not later than 120 days after, the acquisition, construction, development or improvement by such Person of the property so financed and (B) such Indebtedness does not exceed the purchase price of the property (or the cost of constructing, developing or improving the same) so financed; (ii) Indebtedness under initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) of any such Capital Leases or purchase money loans; provided, that, the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith); and (iii) to the extent constituting Indebtedness, Securitization Attributable Indebtedness arising out of transactions not resulting in a breach of Section 7.03 or Section 7.08(a);
(d)    Existing Indebtedness, together with initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) thereof; provided, that, (i) the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced (except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) and (ii) the other terms and provisions of any such refinancing with respect to maturity, redemption, prepayment, default and subordination are no less favorable in any material respect to the Lenders than the Indebtedness being refinanced;
(e)    Indebtedness of the Company or any of its Subsidiaries owing to any Loan Party or any Subsidiary;
(f)    Indebtedness (including Capital Leases) under sale-leaseback transactions of fixed assets and under initial or successive refinancings (which shall include any amendments, modifications, renewals, refundings or replacements) of any such sale-leaseback transactions (provided, that, the principal amount of any such refinancing does not exceed the principal amount of the Indebtedness being refinanced, except to the extent necessary to pay fees, expenses, underwriting discounts and prepayment penalties in connection therewith) in an aggregate amount outstanding not to exceed at any time for the Company and its Subsidiaries together $250,000,000;
(g)    Indebtedness of a Person existing at the time such Person was acquired as a new Subsidiary by the Company or any of its Subsidiaries (whether by merger, consolidation, or otherwise) or assumed in connection with the acquisition of assets by the Company or any of its Subsidiaries from a Person, in each case other than to the extent such Indebtedness was created, incurred or assumed in contemplation of or in connection with the financing of such acquisition; provided, that, such Indebtedness ceases to exist as to the Company and its Subsidiaries by a date no later than 180 days after the effective date of such acquisition; and

(h)    other Indebtedness that is secured by a Lien on any assets or property of any of the Borrowers or any of the Company’s Subsidiaries (which shall (x) include, for the avoidance of doubt, Indebtedness of the type described in clause (f) of this Section in excess of $250,000,000 and Indebtedness of the type described in clause (g) of this Section which is not repaid within such 180 day period, but (y) exclude Indebtedness owing by any Loan Party or Subsidiary to any other Subsidiary of the Company which is not a Loan Party or Subsidiary, other than to the extent any such Indebtedness described in this clause (y) arises pursuant to one or more securitization arrangements); provided, that, the aggregate principal amount of all such other secured Indebtedness (excluding Indebtedness secured by cash or cash equivalents to the extent such cash or cash equivalents are proceeds of such Indebtedness) and Rate Contracts to the extent secured by a Lien (whether or not constituting Indebtedness) outstanding at any time, when taken together with the aggregate principal amount of unsecured Indebtedness incurred in reliance on Section 7.01(b)(ii) outstanding at such time, shall not exceed the greater of (i) $1,250,000,000, and (ii) 10% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter.
For purposes of this Section 7.01 only, the “principal amount” of the obligations of any Person in respect of any Rate Contract at any time shall be in the maximum aggregate amount (giving effect to any netting agreements), if any, that such Person would be required to pay if such Rate Contract were terminated at such time.
7.02    Liens.
None of the Borrowers or any of the Company’s Subsidiaries shall create, incur, assume or permit to exist any Lien on or with respect to any of their assets or property of any character, whether now owned or hereafter acquired, except for the following Liens (“Permitted Liens”):
(a)    Liens that secure only Indebtedness which constitutes Permitted Indebtedness under clauses (c) (but only to the extent such Liens are on the assets so financed, the proceeds thereof and any improvements thereon), (d), (f) or (h) of Section 7.01 and Liens that secure Rate Contracts that do not constitute Indebtedness; provided, that, the aggregate principal amount of Indebtedness that constitutes Permitted Indebtedness under Section 7.01(h) and secured Rate Contracts that do not constitute Indebtedness shall not exceed the amount set forth in Section 7.01(h);
(b)    Liens in favor of any Loan Party or any Subsidiary on all or part of the assets of Subsidiaries of any Loan Party or any Subsidiary securing Indebtedness owing by Subsidiaries of any Loan Party or any Subsidiary, as the case may be, to any of the Loan Parties or to such other Subsidiaries;
(c)    Liens to secure taxes, assessments and other government charges in respect of obligations not overdue or Liens on properties to secure claims for labor, services, materials or supplies in respect of obligations not overdue for a period of more than 60 days (taking into account applicable grace periods) or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP so long as such Liens are not being foreclosed;
(d)    deposits or pledges made in connection with, or to secure payment of, workmen’s compensation, unemployment insurance, old age pensions or other social security obligations and good faith deposits in connection with tenders, contracts or leases to which any Borrower or any of the Company’s Subsidiaries is a party or deposits or pledges to secure, or in lieu of, surety, penalty or appeal bonds, performance bonds or other similar obligations;
(e)    Liens of carriers, landlords, warehousemen, mechanics and materialmen, and other like Liens on properties which would not have a Material Adverse Effect and are in respect of obligations not overdue for a period of more than 60 days (taking into account applicable grace periods), or which are being contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves are being maintained in accordance with GAAP so long as such Liens are not being foreclosed;
(f)    encumbrances on real property consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s or lessee’s Liens under leases to which a Borrower or any of the Company’s Subsidiaries is a party (including Synthetic Lease Obligations), and other minor Liens or encumbrances none of which interferes materially with the use of the property, in each case which do not individually or in the aggregate have a Material Adverse Effect;
(g)    Liens in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent under the Loan Documents;
(h)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(i)    (x) Liens arising out of cash management, netting or set off arrangements made between banks or financial institutions and the Company or any of its Subsidiaries in the ordinary course of business, or over any asset held with a clearing house, and (y) other Liens arising by operation of law or by agreement in favor of collecting or payor banks and other banks providing cash management services, in each case, having a right of setoff, revocation, refund or chargeback against money or instruments of the Company or any of its Subsidiaries on deposit with or in possession of such bank to secure the payment of bank fees and other amounts owing in the ordinary course of business;
(j)    Liens securing Indebtedness or other obligations on cash or cash equivalents to the extent such cash or cash equivalents represent proceeds from such Indebtedness or other obligations;
(k)    rights of third parties in equipment or inventory consigned to or by, or otherwise owned by such third party and which is being stored on property owned or leased by, a Borrower or any of the Company’s Subsidiaries;
(l)    Liens created pursuant to attachment, garnishee orders or other process in connection with pre-judgment court proceedings;
(m)    precautionary Liens over Receivables Assets in connection with any securitization, factoring or similar sale transaction permitted under Section 7.03;
(n)    the interest of a licensor under any license of intellectual property in the ordinary course of business;

(o)    Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar purchase agreements in respect of the disposition of such assets by the Company or its Subsidiaries;
(p)    call arrangements, rights of first refusal and similar rights and customary reciprocal easements and other rights of use relating to (i) investments in joint ventures, partnerships and the like, (ii) investments consisting of Equity Securities issued by suppliers and other venture capital or similar direct investments, (iii) ownership of undivided interests in assets subject to a joint ownership or similar agreement, or (iv) assets acquired in original equipment manufacturer divestiture transactions or other acquisitions and arising in favor of the original seller or transferor of such assets (or their respective Affiliates) pursuant to or in connection with master services, manufacturing services or supply arrangements entered into in connection therewith;
(q)    Liens on any asset at the time the Company or any of its Subsidiaries acquired such asset and Liens on the assets of a Person existing at the time such Person was acquired by the Company or any of its Subsidiaries, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any of its Subsidiaries; subject to the condition that (i) any such Lien may not extend to any other asset of the Company or any of its Subsidiaries; (ii) any such Lien shall not have been created in contemplation of or in connection with the transaction or series of transactions pursuant to which such asset or Person was acquired by the Company or any of its Subsidiaries; and (iii) any such Lien is released no later than 180 days after the effective date of such acquisition;
(r)    Liens securing judgments for the payment of money not constituting an Event of Default under Section 8.01(h);
(s)    purchase money Liens upon or in any real property or equipment acquired or held by the Company or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Indebtedness incurred solely for the purpose of financing the acquisition of such property or equipment, or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, that, no such Lien shall extend to or cover any properties of any character other than the real property or equipment being acquired (and any accessions or additions thereto, and proceeds thereof), and no such extension, renewal or replacement shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced; and
(t)    Liens not otherwise permitted under this Section 7.02; provided, that, the aggregate fair market value of all assets subject to such Liens does not at any time exceed $150,000,000.
7.03    Asset Dispositions.
None of the Borrowers or any of the Company’s Subsidiaries shall sell, lease, transfer or otherwise dispose of any of their assets or property, whether now owned or hereafter acquired, except that such Persons may sell, lease, transfer or otherwise dispose of:
(a)    assets and property (including the issuance by a Subsidiary of its Equity Securities and sales or dispositions of Receivables Assets at a discount pursuant to a securitization, factoring or other receivables sale arrangement) for fair market value as determined by the Company or the applicable Subsidiary selling its assets or property in its reasonable discretion; provided, that, for purposes of this Section 7.03(a), the sale of Receivables Assets pursuant to a securitization, factoring or other receivables sale arrangement shall be deemed to be at fair market value so long as the consideration received therefor (including any deferred purchase price or subordinated or retained interest) is not less than 95% of the face value of the receivables so sold;
(b)    assets or property to any Borrower or any Wholly-Owned Subsidiary of the Company from any Borrower or Subsidiary of the Company;
(c)    damaged, obsolete or worn-out assets and scrap in the ordinary course of business;
(d)    duplicative or excess assets existing as a result of acquisitions otherwise permitted pursuant to Section 7.04 and excess assets resulting from a restructuring not otherwise prohibited hereunder;
(e)    assets and property that (i) are Non-Core Assets, (ii) constitute dividends or distributions of assets or property (including Equity Securities) by the Company or any of its Subsidiaries on the Equity Securities of such Person (including a spin-off of a Specified Subsidiary or other Subsidiary), or (iii) are assets and property of, or the Equity Securities of, any Specified Subsidiary; provided, that, the aggregate Value of all assets and property disposed of in reliance on this Section 7.03(e) during the term of this Agreement (excluding, for the avoidance of doubt, a sale, lease, transfer or disposition for fair market value in reliance on Section 7.03(a)) shall not exceed an aggregate amount equal to 20% of the consolidated total assets of the Company and its Subsidiaries (determined as of the date of any such disposition by reference to the most recent Financial Statements delivered pursuant to Section 6.01(a) or (b) or, prior to the first delivery of Financial Statements pursuant to this Agreement, determined as of the date of any such disposition by reference to the Financial Statements of the Company for the fiscal quarter ended September 25, 2020); and
(f)    assets and property that constitute (i) cash dividends made by the Company to the holders of the Company’s Equity Securities or (ii) Equity Securities of the Company distributed to the holders of the Company’s Equity Securities.
7.04    Mergers, Acquisitions, Etc.
None of the Borrowers or any of the Company’s Subsidiaries shall amalgamate or consolidate with or merge into any other Person or permit any other Person to amalgamate or merge into them, acquire any Person as a new Subsidiary or acquire all or substantially all of the assets or line of business or division of any other Person, except for the following:
(a)    the Borrowers and the Company’s Subsidiaries may amalgamate or merge with each other and with any other Person permitted to be acquired as a new Subsidiary under clause (b) below; provided, that, (i)(A) in any such amalgamation or merger involving the Company, the Company is the surviving Person, (B) in any such amalgamation or merger involving any Borrower (other than the Company), such Borrower is the surviving Person and (C) in any such amalgamation or merger involving a Subsidiary Guarantor, the surviving Person becomes a Subsidiary Guarantor by executing and delivering such documents of assumption, and related certificates and legal opinions as the Administrative Agent may reasonably request, and (ii) in each case, no Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such amalgamation or merger;

(b)    the Borrowers and the Company’s Subsidiaries may acquire any Person as a new Subsidiary or all or substantially all of the assets of any Person or line of business or division of any Person; provided, that:
(i)    no Event of Default has occurred and is continuing on the date of, or will result after giving effect to, any such acquisition;
(ii)    such Person (or line or division) is not primarily engaged in any business substantially different from (A) the present business of the Company or any Subsidiary (other than any such acquired Subsidiary) or (B) any business reasonably related or ancillary thereto; and
(iii)    in the case of an acquisition of a Person as a new Subsidiary, the Borrowers or the Company’s Subsidiaries possess the power to direct or cause the direction of the management and policies of such Person; and
(c)    any of the Company’s Subsidiaries may amalgamate or consolidate with or merge into any other Person or permit any other Person to merge into them in connection with a sale, transfer or other disposition of assets permitted under Section 7.03 or in connection with a joint venture investment; provided, that, to the extent any Loan Party is a party to any such joint venture, such Loan Party shall be the surviving entity.
7.05    Change in Business.
None of the Borrowers or any of the Company’s Subsidiaries shall engage to any material extent, either directly or indirectly, in any business substantially different from (a) their present business conducted as of the Closing Date or (b) any business reasonably related or ancillary thereto.
7.06    Transactions With Affiliates.
None of the Borrowers or any of the Company’s Subsidiaries shall enter into any Contractual Obligation with any Affiliate (other than one of the Borrowers or one of its Subsidiaries (including any Unrestricted Subsidiaries to the extent such Unrestricted Subsidiaries would constitute Subsidiaries but for being excluded from the definition of “Subsidiary”)) or engage in any other transaction with any such Affiliate except (a) upon terms at least as favorable to such Borrower or such Subsidiary as an arms-length transaction with unaffiliated Persons, except as disclosed or reflected in the Financial Statements of the Company for the fiscal quarter ended September 25, 2020, furnished by the Company to the Administrative Agent prior to the Closing Date, or as timely disclosed or reflected (or to be timely disclosed or reflected) in the Financial Statements delivered to the Administrative Agent pursuant to Section 6.01(a) or (b), (b) compensation arrangements, indemnification agreements and employee benefits plans for officers and directors duly approved by the board of directors of the Company or such Subsidiary, (c) in connection with transactions made in accordance with Section 7.04 or (d) dividends, distributions, redemptions, payments and other transactions permitted pursuant to this Agreement.
7.07    Accounting Changes.
The Company and its Subsidiaries shall not (a) change their fiscal year (currently April 1 through March 31), or (b) change in any material respect their accounting practices except (i) as required by GAAP, or (ii) as permitted by GAAP if such Person receives the prior written consent of the Administrative Agent to such GAAP-permitted change; provided, that, the Company and its Subsidiaries may change their fiscal year on a one-time basis during the term of this Agreement or materially change their accounting practices to the extent permitted by GAAP without the prior written consent of the Administrative Agent if, in either event, (A) the Company shall deliver to the Administrative Agent notice (“change notice”) detailing such change in fiscal year or practice no later than 90 days prior to the intended effective date of such change, and (B) if the Required Lenders shall so request by notice delivered by the Administrative Agent to the Company no later than 30 days after the date of such change notice, the Administrative Agent, the Lenders and the Company shall negotiate in good faith to amend any ratio or covenant requirement set forth in any Loan Document that would reasonably be expected to be affected (either on a one-time basis, or otherwise) by such change in fiscal year or practice, to preserve the original intent thereof in light of such change in fiscal year or practice (any such amendment to be subject to the approval of the Required Lenders); provided, that, until and unless such provisions are duly amended, no such change in fiscal year or material change in accounting practice shall become effective.
7.08    Financial Covenants.
The Borrowers will comply with the following financial covenants, unless the Required Lenders shall otherwise consent in writing:
(a)    Debt/EBITDA Ratio. The Company shall not permit its Debt/EBITDA Ratio as of the last day of any fiscal quarter to exceed 4.00:1.00.
(b)    Interest Coverage Ratio. The Company shall not permit its Interest Coverage Ratio to be less than 3.00 to 1.00 as of the last day of any fiscal quarter.
7.09    Sanctions.
Neither the Company nor any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) shall, directly or indirectly, use the proceeds of any Credit Extension, or lend, contribute or otherwise make available such proceeds to any Subsidiary (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), joint venture partner or other individual or entity, to fund any activities of or business with any individual or entity, or in any Designated Jurisdiction, that, at the time of such funding, is the subject of Sanctions, in each case other than to the extent such transaction is permitted under applicable law for a Person required to comply with Sanctions, or in any other manner that will result in a violation by any individual or entity (including any individual or entity participating in the transaction, whether as Lender, Arranger, Administrative Agent, L/C Issuer, Swing Line Lender, or otherwise) of Sanctions.
7.10    Anti-Corruption Laws.
Neither the Company nor any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) shall, directly or indirectly, use the proceeds of any Credit Extension for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010, and other similar anti-corruption legislation in other jurisdictions applicable to it.
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01    Events of Default.

Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. Any Borrower or any other Loan Party fails to pay (i) when and as required to be paid hereunder, and in the currency required hereunder, any amount of principal of any Loan or any L/C Obligation, or (ii) within five Business Days after the same becomes due, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or (iii) within five Business Days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or
(b)    Specific Defaults. Any Borrower or any of the Company’s Subsidiaries (whether or not a party hereto) shall fail to observe or perform any covenant, obligation, condition or agreement set forth in Section 6.06 or Section 6.07(a) (with respect to the existence of any Borrower) or Article VII; or
(c)    Other Defaults. Any Borrower or any of the Company’s Subsidiaries (whether or not a party hereto) shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Agreement or the other Loan Documents and such failure shall continue for 30 Business Days after the earlier of (i) any Borrower’s written acknowledgement of such failure and (ii) the Administrative Agent’s or any Lender’s written notice to the Company of such failure; provided, that, (x) if a Borrower shall have failed to provide a notice of Default within five Business Days as required under Section 6.01(d)(iv), such 30 Business Day cure period shall be reduced by the number of days that have elapsed following the expiration of such five-Business Day notice period until such notice was provided and (y) in the event that such failure cannot reasonably be cured within such 30 Business Day period, and such failure relates to the observance or performance of any of the covenants, obligations, conditions or agreements contained in Section 5.06 with respect to Hazardous Materials or any Environmental Laws or any judgment, consent decree, settlement or compromise in respect of any claim based thereon, it shall not constitute an Event of Default hereunder so long as the Borrowers shall have commenced to cure such failure within such 30 Business Day period and shall thereafter diligently pursue such cure to completion; provided, further, that, such failure shall in all events be cured within 180 days after the Administrative Agent’s or such Lender’s written notice thereof; or
(d)    Representations and Warranties. Any representation or warranty or written certificate, information or other statement (financial or otherwise) made or furnished by or on behalf of any Borrower to the Administrative Agent or any Lender in or in connection with this Agreement or any of the other Loan Documents, or as an inducement to the Administrative Agent or any Lender to enter into this Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made (or deemed made) or furnished; or
(e)    Cross-Default. (i) Any Borrower, any Subsidiary Guarantor or any Material Subsidiary shall fail to make any payment on account of any Indebtedness of such Person (other than the Obligations) when due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise) and such failure shall continue beyond any period of grace provided with respect thereto, if the amount of such Indebtedness exceeds $150,000,000 or the effect of such failure is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower, any Subsidiary Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $150,000,000 to become due (whether at scheduled maturity, by required prepayment, upon acceleration or otherwise); or (ii) any Borrower, any Subsidiary Guarantor or any Material Subsidiary shall otherwise fail to observe or perform any agreement, term or condition contained in any agreement or instrument relating to any Indebtedness of such

Person (other than the Obligations), or any other event shall occur or condition shall exist, if the effect of such failure, event or condition is to cause, or permit the holder or holders thereof to cause, Indebtedness of any Borrower, any Subsidiary Guarantor and any Material Subsidiary (other than the Obligations) in an aggregate amount exceeding $150,000,000 to become due (and/or to be secured by cash collateral other than cash collateral obligations not arising from an event of default under any agreement or instrument relating to Indebtedness incurred in connection with Synthetic Lease Obligations or letters of credit); provided, that, for the avoidance of doubt, so long as any acquired Person (or its successor by merger, consolidation or otherwise) is not in breach of its obligations in respect of repaying or repurchasing, or making an offer to repay or repurchase, any Indebtedness of such Person of the kind described in Section 7.01(g), which obligations in respect of repaying or repurchasing, or making an offer to repay or repurchase, result from the acquisition of such Person, neither the existence of such repayment or repurchase obligations (nor the circumstances giving rise to such obligations) shall constitute an Event of Default under this Section 8.01(e); or
(f)    Insolvency, Voluntary Proceedings.
(i)    Any Loan Party or any Significant Subsidiary shall (A) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (B) be unable, or admit in writing its inability, to pay its debts generally as they mature, (C) make a general assignment for the benefit of its or any of its creditors, (D) become insolvent (as such term may be defined or interpreted under any applicable statute), (E) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (F) take any action for the purpose of effecting any of the foregoing; or any Loan Party or any Material Subsidiary shall be dissolved or liquidated in full or in part; provided, that, the dissolution, liquidation or termination of the existence of an Excluded Subsidiary shall not constitute an Event of Default under this Section 8.01(f)(i); or
(ii)    Any Unrestricted Subsidiary (if at such time such Unrestricted Subsidiary (A) would constitute a Material Subsidiary but for it being excluded from the definition of “Subsidiary” herein and (B) is required to be consolidated with the Company and its Subsidiaries for GAAP purposes) shall (1) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (2) be unable, or admit in writing its inability, to pay its debts generally as they mature, (3) make a general assignment for the benefit of its or any of its creditors, (4) become insolvent (as such term may be defined or interpreted under any applicable statute), (5) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, (6) take any action for the purpose of effecting any of the foregoing, or (7) be dissolved or liquidated in full or in part; or
(g)    Involuntary Proceedings.

(i)    Proceedings for the appointment of a receiver, trustee, liquidator or custodian of any Loan Party or any Significant Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to any Loan Party or any Significant Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or
(ii)    So long such Unrestricted Subsidiary (A) would constitute a Material Subsidiary but for it being excluded from the definition of “Subsidiary” herein and (B) is required to be consolidated with the Company and its Subsidiaries for GAAP purposes, proceedings for the appointment of a receiver, trustee, liquidator or custodian of an Unrestricted Subsidiary or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to such Unrestricted Subsidiary or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within 60 days of commencement; or
(h)    Judgments. (i) One or more non-interlocutory judgments, orders, decrees or arbitration awards requiring any Borrower and/or any of the Company’s Subsidiaries to pay an aggregate amount of $150,000,000 or more (exclusive of amounts covered by insurance issued by an insurer not an Affiliate of Borrowers and otherwise satisfying the requirements set forth in Section 6.04 to which the insurer does not dispute coverage) shall be rendered against any Borrower and/or any of the Company’s Subsidiaries in connection with any single or related series of transactions, incidents or circumstances and the same shall not be satisfied, vacated or stayed for a period of 60 consecutive days, (ii) any non-interlocutory judgment, writ, assessment, warrant of attachment, tax lien or execution or similar process shall be issued or levied against a substantial part of the property of any Borrower or any of the Company’s Subsidiaries and the same (A) shall not be released, stayed, vacated or otherwise dismissed within 60 days after issue or levy and (B) is reasonably and substantially likely to have a Material Adverse Effect or (iii) any non-interlocutory judgments, orders, decrees, arbitration awards, writs, assessments, warrants of attachment, tax liens or executions or similar processes which do not constitute an Event of Default under Section 8.01(h)(ii) and which, alone or in the aggregate, are reasonably and substantially likely to have a Material Adverse Effect are rendered, issued or levied; or
(i)    Employee Benefit Plans. (i) Any Reportable Event which constitutes grounds for the termination of any Employee Benefit Plan by the PBGC or for the appointment of a trustee by the PBGC to administer any Employee Benefit Plan, and which is reasonably and substantially certain to result in liability to the Borrowers in excess of $150,000,000 shall occur, (ii) any Employee Benefit Plan shall be terminated within the meaning of Title IV of ERISA (x) in a distress termination, or (y) other than a distress termination and the resulting liability is in excess of $150,000,000, or (iii) any event with respect to a Foreign Plan which is reasonably and substantially certain to result in liability to the Borrowers that is not funded or reserved in excess of $150,000,000 shall occur; or
(j)    Change of Control. Any Change of Control shall occur.
8.02    Remedies Upon Event of Default.

If any Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the commitment of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;
(b)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;
(c)    require that the Company Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and
(d)    exercise on behalf of itself, the Lenders and the L/C Issuers all rights and remedies available to it, the Lenders and the L/C Issuers under the Loan Documents;
provided, that, upon the occurrence of an actual or deemed entry of an order for relief with respect to any Borrower under the Bankruptcy Code (or any comparable event under non-U.S. Debtor Relief Laws), the obligation of each Lender to make Loans and any obligation of each L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Company to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.
8.03    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 8.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.17 and 2.18, be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article III) payable to the Administrative Agent in its capacity as such;
Second, to payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the L/C Issuers (including fees, charges and disbursements of counsel to the respective Lenders and the respective L/C Issuers and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Second payable to them;
Third, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, L/C Borrowings and other Obligations, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause Fourth held by them;
Fifth, to the Administrative Agent for the account of the L/C Issuers, to Cash Collateralize that portion of L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Company pursuant to Sections 2.03 and 2.17; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Company or as otherwise required by any Governmental Rule.
Subject to Sections 2.03(g) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur. If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.
8.04    Lender Rate Contract Remedies.
Notwithstanding any other provision of this Article VIII, each Lender or its Affiliate which has entered into a Rate Contract with the Company or its Subsidiaries (a “Lender Rate Contract”) shall have the right, with prior notice to the Administrative Agent, but without the approval or consent of the Administrative Agent or any other Lender, to the extent provided by such Lender Rate Contracts, (a) to declare an event of default, termination event or other similar event thereunder which will result in the early termination of such Lender Rate Contract, (b) to determine net termination amounts in accordance with the terms of such Lender Rate Contract and to set-off amounts between Lender Rate Contracts of such Lender, and (c) to prosecute any legal action against any Borrower or any of the Company’s Subsidiaries to enforce net amounts owing to such Lender or its Affiliate under such Lender Rate Contracts.
ARTICLE IX
ADMINISTRATIVE AGENT
9.01    Appointment and Authority.
Each of the Lenders and each of the L/C Issuers hereby irrevocably appoints Bank of America to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the L/C Issuers, and no Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.
9.02    Rights as a Lender.

The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrowers or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
9.03    Exculpatory Provisions.
Neither the Administrative Agent nor any Arranger shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, neither the Administrative Agent nor any Arranger, as applicable:
(a)    shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that, the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;
(c)    shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, to any Lender or any L/C Issuer, any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their Affiliates, that is communicated to, obtained or in the possession of, the Administrative Agent, such Arranger or any of their respective Related Parties in any capacity, except for notices, reports and other documents expressly required to be furnished to the Lenders and the L/C Issuers by the Administrative Agent herein;
(d)    shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and nonappealable judgment; and
(e)    shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given in writing to the Administrative Agent by the Company, a Lender or an L/C Issuer.
Neither the Administrative Agent nor any of its Related Parties shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (a) be obligated to ascertain, monitor or inquire as to whether any Lender or any Participant (or any prospective Lender or any prospective Participant) is a Disqualified Institution or (ii) have any liability with respect to or arising out of any assignment or participation of Loans and/or Commitments, or disclosure of confidential information, to any Disqualified Institution.
9.04    Reliance by Administrative Agent.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an L/C Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or such L/C Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or such L/C Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Company), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
9.05    Delegation of Duties.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.
9.06    Resignation of Administrative Agent.

(a)    The Administrative Agent may at any time give notice of its resignation to the Lenders, the L/C Issuers and the Company. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Company, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the L/C Issuers, appoint a successor Administrative Agent meeting the qualifications set forth above; provided, that, in no event shall any such successor Administrative Agent be a Defaulting Lender or a Disqualified Institution. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(b)    With effect from the Resignation Effective Date (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) except for any indemnity payments or other amounts then owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each L/C Issuer directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than as provided in Section 3.01(g) and other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Company to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Company and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 10.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them (A) while the retiring Administrative Agent was acting as Administrative Agent, and (B) after such resignation for as long as any of them continues to act in any capacity hereunder or under the other Loan Documents, including holding any collateral security on behalf of any of the Lenders and in respect of any actions taken in connection with transferring the agency to any successor Administrative Agent.
(c)    Any resignation by Bank of America as Administrative Agent pursuant to this Section shall also constitute its resignation as an L/C Issuer and a Swing Line Lender. If Bank of America resigns as an L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as an L/C Issuer and all L/C Obligations with respect thereto, including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c). If Bank of America resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment by the Company of a successor L/C Issuer or a successor Swing Line Lender hereunder (which successor shall in all cases be a Lender other than a Defaulting Lender), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or the retiring Swing Line Lender, as applicable, (ii) the retiring L/C Issuer and/or the retiring Swing Line Lender, as applicable, shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (iii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.
9.07    Non-Reliance on Administrative Agent, Arrangers and Other Lenders.
Each Lender and each L/C Issuer expressly acknowledges that neither the Administrative Agent nor any Arranger has made any representation or warranty to it, and that no act by the Administrative Agent or any Arranger hereafter taken, including any consent to, and acceptance of any assignment or review of the affairs of any Loan Party of any Affiliate thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent or such Arranger to any Lender or any L/C Issuer as to any matter, including whether the Administrative Agent or such Arranger have disclosed material information in their (or their respective Related Parties’) possession. Each Lender and each L/C Issuer represents to the Administrative Agent and each Arranger that it has, independently and without reliance upon the Administrative Agent, such Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis of, appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers hereunder. Each Lender and each L/C Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties. Each Lender and each L/C Issuer represents and warrants that (a) the Loan Documents set forth the terms of a commercial lending facility and (b) it is engaged in making, acquiring or holding commercial loans in the ordinary course and is entering into this Agreement as a Lender or an L/C Issuer for the purpose of making, acquiring or holding commercial loans and providing other facilities set forth herein as may be applicable to such Lender or such L/C Issuer, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument, and each Lender and each L/C Issuer agrees not to assert a claim in contravention of the foregoing. Each Lender and each L/C Issuer represents and warrants that it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender or such L/C Issuer, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.
9.08    No Other Duties, Etc.
Anything herein to the contrary notwithstanding, no Arranger, syndication agent, documentation agent or sustainability coordinator listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an L/C Issuer hereunder.
9.09    Administrative Agent May File Proofs of Claim.
In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise: (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the L/C Issuers and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the L/C Issuers and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the L/C Issuers and the Administrative Agent under Sections 2.03(i) and (j), 2.09 and 10.04) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, manager, assignee, trustee, liquidator, judicial manager, administrator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each L/C Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the L/C Issuers, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any L/C Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any L/C Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or any L/C Issuer in any such proceeding.
9.10    Guaranty Matters.
The Lenders and the L/C Issuers irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty in connection with any request with respect to such Subsidiary Guarantor submitted pursuant to Section 6.10(b) and (b) to release the Company from any Company Guaranty upon the termination by the Company of any Designated Borrower’s status as such pursuant to Section 2.14(d) so long as, after giving effect to such termination, there are no Designated Borrowers hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release any Subsidiary Guarantor from its obligations under any Subsidiary Guaranty or the Company from its obligations under any Company Guaranty, in each case, pursuant to this Section 9.10.
9.11    Certain ERISA Matters.
(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the

Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement;
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of any Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any other Loan Document or any documents related hereto or thereto).
ARTICLE X
MISCELLANEOUS

10.01    Amendments, Etc.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Company or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Company or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (which acknowledgment the Administrative Agent shall provide promptly and in any event within three Business Days following its actual receipt of an amendment or waiver countersigned by the Required Lenders, Company and other applicable Loan Party, if any), and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, no such amendment, waiver or consent shall:
(a)    waive any condition set forth in Section 4.01(a) without the written consent of each Lender;
(b)    without limiting the generality of clause (a) above, waive any condition set forth in Section 4.02 as to any Credit Extension under a particular Facility without the written consent of the Required Revolving Lenders and/or the applicable number of Lenders as is agreed for any Incremental Term Facility, as the case may be;
(c)    extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02) without the written consent of such Lender;
(d)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby;
(e)    reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (v) of the third proviso to this Section 10.01) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly affected thereby; provided, that, only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of any Borrower to pay interest or Letter of Credit Fees at the Default Rate;
(f)    change Section 2.13 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender;
(g)    amend Section 1.06 or the definition of “Alternative Currency” without the written consent of each Revolving Credit Lender;
(h)    change (i) any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder without the written consent of each Lender; or (ii) the definition of “Required Revolving Lenders” without the written consent of each Revolving Credit Lender; or
(i)    release the Company from any Company Guaranty or release all or substantially all of the value of the Subsidiary Guaranties without the written consent of each Lender, except to the extent the release of the Company or any Subsidiary Guarantor is permitted pursuant to Section 9.10 (in which case such release may be made by the Administrative Agent acting alone);

provided further, that: (i) no amendment, waiver or consent shall, unless in writing and signed by the applicable L/C Issuer in addition to the Lenders required above, affect the rights or duties of such L/C Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Swing Line Lender in addition to the Lenders required above, affect the rights or duties of such Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) Section 10.06(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification; (v) each Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi)(A) the L/C Commitment of any L/C Issuer may be adjusted from time to time solely with the consent of the Company, the Administrative Agent and such L/C Issuer and (B) the definition of “L/C Commitment” may be amended by the Company, the Administrative Agent and any Person that becomes an L/C Issuer after the Closing Date to reflect the L/C Commitment of such L/C Issuer; (vii) the Swing Line Commitment of any Swing Line Lender may be adjusted from time to time solely with the consent of the Company, the Administrative Agent and such Swing Line Lender; (viii) any waiver, amendment or modification that by its terms affects the Lenders in one Facility disproportionately adversely relative to Lenders in any other Facility shall require the consent of the Required Revolving Lenders or the applicable number of Lenders as is agreed for any Incremental Term Facility, as applicable; (ix) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (A) no Commitment of any Defaulting Lender may be increased or extended without the consent of such Lender and (B) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender; (x) this Agreement and the other Loan Documents may be amended in accordance with and pursuant to the terms of Section 2.15 or 2.16, as applicable, to implement any such increase or Incremental Term Facility pursuant to such Sections and to permit the Lenders providing such additional credit facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder; (xi) this Agreement may be amended without the consent of any Lender (but with the consent of the Company and the Administrative Agent) if, upon giving effect to such amendment, such Lender shall no longer be a party to this Agreement (as so amended), the Commitments of such Lender shall have terminated, and such Lender shall have no other commitment or other obligation hereunder and shall have been paid in full all principal, interest and other amounts owing to it or accrued for its account under this Agreement; (xii) this Agreement may be amended with the written consent of the Administrative Agent, each L/C Issuer (solely to the extent such amendment impacts the currencies in which a Letter of Credit may be denominated), the Company and the Revolving Credit Lenders (solely to the extent such amendment impacts the currencies in which Revolving Credit Loans may be made) to amend the definition of “Alternative Currency”, “LIBOR Quoted Currency”, “Non-LIBOR Quoted Currency” or “Eurocurrency Rate” solely to add additional currency options and the applicable interest rate with respect thereto, in each case solely to the extent permitted pursuant to Section 1.06; (xiii) this Agreement may be amended with the written consent of the Administrative Agent, the L/C Issuers and the Company solely to include any provisions necessary to permit the addition of any Designated Borrower hereunder; (xiv) the Administrative Agent and the Company may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, mistake, defect or inconsistency therein and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Required Lenders within five (5) Business Days following receipt of notice thereof; and (xv) this Agreement and the other Loan Documents may be amended to reflect the implementation of any Successor Rate and any Successor Rate Conforming Changes, in each case pursuant to Section 3.03. For the avoidance of doubt, for the purpose of any consent to any amendment, waiver or modification of, or any action under, this Agreement or any other Loan Document, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, the rights of each Disqualified Institution in respect thereof shall be as set forth in Section 10.06(i)(iii).
10.02    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in clause (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or e-mail transmission as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Borrower, the Administrative Agent, or Bank of America in its capacities as an L/C Issuer or a Swing Line Lender, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 10.02; and
(ii)    if to any other Lender (including in such Lender’s capacity as an L/C Issuer or a Swing Line Lender), to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Company).
Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below, shall be effective as provided in such clause (b).
(b)    Electronic Communications. Notices and other communications to the Administrative Agent, the Swing Line Lenders, the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail, FpML messaging and internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided, that, the foregoing shall not apply to notices to any Lender, any Swing Line Lender or any L/C Issuer pursuant to Article II if such Lender, such Swing Line Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent, each Swing Line Lender, each L/C Issuer or the Company may each, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that, approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes: (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided, that, if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient; and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(c)    The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of any Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, that, in no event shall any Agent Party have any liability to any Borrower, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)    Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the L/C Issuers and the Swing Line Lenders may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, facsimile or telephone number for notices and other communications hereunder by notice to the Company, the Administrative Agent, the L/C Issuers and the Swing Line Lenders. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, facsimile number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Requirement of Law, including United States Federal and state securities Requirements of Law, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to any Borrower or its securities for purposes of United States Federal or state securities laws.

(e)    Reliance by Administrative Agent, L/C Issuers and Lenders. The Administrative Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic or electronic notices, Loan Notices, Letter of Credit Applications and Swing Line Loan Notices) purportedly given by or on behalf of any Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Company shall indemnify the Administrative Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of any Borrower. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
10.03    No Waiver; Cumulative Remedies; Enforcement.
No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, that, the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any L/C Issuer or any Swing Line Lender from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer or a Swing Line Lender, as the case may be) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 10.08 (subject to the terms of Section 2.13), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; provided, further, that, if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.
10.04    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Company shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-

pocket expenses incurred by any L/C Issuer in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or any L/C Issuer (including the fees, charges and disbursements of any counsel for the Administrative Agent, any Lender or any L/C Issuer) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section, or (B) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. This Section 10.04(a) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.
(b)    Indemnification by the Company. The Company shall indemnify the Administrative Agent (and any sub-agent thereof), each Lender, each Swing Line Lender and each L/C Issuer, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), incurred by any Indemnitee in respect of or arising out of or in connection with claims, damages, or liabilities asserted against any Indemnitee by any third party or by any Borrower or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby, or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 3.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Borrower or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), or any environmental liability related in any way to any Borrower or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Company or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that, such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, (y) result from a claim brought by the Company or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if the Company or such other Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction or (z) arise solely from a proceeding that does not involve or arise from an act or omission by the Company or any of the Company’s Affiliates and that is brought by an Indemnitee against any other Indemnitee (other than any claims against the Administrative Agent, a Swing Line Lender or any L/C Issuer in its capacity or in fulfilling its role as such). This Section 10.04(b) shall not apply with respect to Taxes other than Taxes that represent losses or damages arising from any non-Tax claim.

(c)    Reimbursement by Lenders. To the extent that the Company for any reason fails to indefeasibly pay any amount required under clause (a) or (b) of this Section to be paid by it to the Administrative Agent (or any sub-agent thereof), any L/C Issuer, any Swing Line Lender or any Related Party of any of the foregoing, or the Administrative Agent incurs any expense pursuant to Section 6.03 that is not subject to reimbursement by the Company, but without affecting the Company’s obligation (if any) to make such payment, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent), such L/C Issuer, such Swing Line Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Outstanding Amounts and any unused Commitments at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender), such payment to be made severally among them based on such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided, that, the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Swing Line Lender or such L/C Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), such Swing Line Lender or such L/C Issuer in connection with such capacity. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.12(d).
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable law, no Borrower shall assert, and hereby waives, and acknowledges that no other Person shall have, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence or willful misconduct of such Indemnitee as determined by a final and nonappealable judgment of a court of competent jurisdiction.
(e)    Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.
(f)    Survival. The agreements in this Section and the indemnity provisions of Section 10.02(e) shall survive the resignation of the Administrative Agent, any L/C Issuer and any Swing Line Lender, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations.
10.05    Payments Set Aside.
To the extent that any payment by or on behalf of any Borrower is made to the Administrative Agent, any L/C Issuer or any Lender, or the Administrative Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in the applicable currency of such recovery or payment. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of clause (b) of this Section, (ii) by way of participation in accordance with the provisions of clause (d) of this Section, (iii) by way of pledge or assignment of a security interest subject to the restrictions of clause (e) of this Section, or (iv) to an SPC in accordance with the provisions of clause (g) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in clause (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the L/C Issuers and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this clause (b), participations in L/C Obligations and in Swing Line Loans) at the time owing to it); provided, that, in each case with respect to any Facility, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, in the case of any assignment in respect of the

Revolving Credit Facility, or $1,000,000, in the case of any assignment in respect of any Incremental Term Facility unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Company otherwise consents (each such consent not to be unreasonably withheld or delayed);
provided, that, concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to any Swing Line Lender’s rights and obligations in respect of Swing Line Loans or prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities on a non-pro rata basis;
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition:
(A)    the consent of the Company (such consent not to be unreasonably withheld or delayed) shall be required unless (1) an Event of Default pursuant to Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment or (2) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of (1) any Incremental Term Commitment or Revolving Credit Commitment if such assignment is to a Person that is not a Lender with a Commitment in respect of the applicable Facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender or (2) any Incremental Term Loan to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;
(C)    the consent of each L/C Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and
(D)    the consent of each Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the Revolving Credit Facility.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500; provided, that, the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) the Company or any of the Company’s Affiliates or Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons).
(vi)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Company and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, any L/C Issuer or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Governmental Rule without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
(vii)    No Assignment Resulting in Additional Indemnified Taxes. No such assignment shall be made to any Person that, through its Lending Offices, is not capable of lending the applicable Alternative Currencies to the relevant then-existing Borrowers without the imposition of any additional Indemnified Taxes.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to clause (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that, except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender. Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (d) of this Section.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it (or the equivalent thereof in electronic form) and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts (and stated interest) of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower, the Administrative Agent, any L/C Issuer or any Swing Line Lender, sell participations to any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, one or more natural persons), a Defaulting Lender or the Company or any of the Company’s Affiliates or Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations and/or Swing Line Loans) owing to it); provided, that, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the L/C Issuers shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 10.04(c) without regard to the existence of any participation.
Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided, that, such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that affects such Participant. Subject to clause (e) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Lender who sells the participation) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to clause (b) of this Section; provided, that, such Participant (A) agrees to be subject to the provisions of Sections 3.06 and 10.13 as if it were an assignee under clause (b) of this Section and (B) shall not be entitled to receive any greater payment under Sections 3.01 or 3.04, with respect to any participation, than the Lender from whom it acquired the applicable participation would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Company’s request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 3.06 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender; provided, that, such Participant agrees to be subject to Section 2.13 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that, no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04, or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Company’s prior written consent.
(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note(s), if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided, that, no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)    Special Purpose Funding Vehicles. Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Company (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided, that, (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)(ii). For the avoidance of doubt, each Borrower agrees that each SPC shall be entitled to the benefits of Section 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(b); provided, that, such SPC agrees to be subject to the obligations of Section 3.01 as though it were a Lender (it being understood that the documentation required under Section 3.01(g) shall be delivered to the Granting Lender). An SPC shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the Granting Lender would have been entitled to receive, unless the grant to such SPC is made with the Company’s prior written consent. Each party hereto hereby agrees that (A) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this

Agreement (including its obligations under Section 3.01 and Section 3.04), (B) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (C) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the lender of record hereunder. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any state thereof. Notwithstanding anything to the contrary contained herein, any SPC may (1) with notice to, but without prior consent of the Company and the Administrative Agent and with the payment of a processing fee in the amount of $3,500 (which processing fee may be waived by the Administrative Agent in its sole discretion), assign all or any portion of its right to receive payment with respect to any Loan to the Granting Lender and (2) disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee or credit or liquidity enhancement to such SPC.
(h)    Resignation as L/C Issuer or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time any L/C Issuer and/or any Swing Line Lender assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to clause (b) above, such L/C Issuer and/or such Swing Line Lender may, upon 30 days’ notice to the Company and the Lenders, resign as an L/C Issuer and/or a Swing Line Lender, as applicable. In the event of any such resignation as an L/C Issuer or a Swing Line Lender, the Company shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, that, no failure by the Company to appoint any such successor shall affect the resignation of an L/C Issuer or a Swing Line Lender, as the case may be. If any L/C Issuer resigns as L/C Issuer, it shall retain all the rights, powers, privileges and duties of an L/C Issuer hereunder with respect to all Letters of Credit issued by it and outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If any Swing Line Lender resigns as a Swing Line Lender, it shall retain all the rights of a Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor L/C Issuer and/or Swing Line Lender (and their acceptance of such appointment), (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer or the retiring Swing Line Lender, as the case may be, and (ii) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the resigning L/C Issuer to effectively assume the obligations of the resigning L/C Issuer with respect to such Letters of Credit.
(i)    Disqualified Institutions.
(i)    No assignment or, to the extent the DQ List has been posted on the Platform for all Lenders, participation shall be made to any Person that was a

Disqualified Institution as of the date (the “Trade Date”) on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and obligations under this Agreement to such Person (unless the Company has consented to such assignment as otherwise contemplated by this Section 10.06, in which case such Person will not be considered a Disqualified Institution for the purpose of such assignment). For the avoidance of doubt, with respect to any assignee or participant that becomes a Disqualified Institution after the applicable Trade Date (including as a result of the delivery of a notice pursuant to the definition of “Disqualified Institution”), (A) such assignee shall not retroactively be disqualified from becoming a Lender or participant and (B) the execution by the Company of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Institution . Any assignment in violation of this Section 10.06(i)(i) shall not be void, but the other provisions of this Section 10.06(i) shall apply.
(ii)    If any assignment is made to any Disqualified Institution without the Company’s prior consent in violation of Section 10.06(i), the Company may, at its sole expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent, (A) terminate any Revolving Credit Commitment of such Disqualified Institution and repay all obligations of the Borrowers owing to such Disqualified Institution in connection with such Revolving Credit Commitment, (B) in the case of outstanding Incremental Term Loans held by Disqualified Institutions, prepay such Incremental Term Loans by paying the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such Incremental Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and under the other Loan Documents and/or (C) require such Disqualified Institution to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 10.06), all of its interest, rights and obligations under this Agreement and related Loan Documents to an Eligible Assignee that shall assume such obligations at the lesser of (1) the principal amount thereof and (2) the amount that such Disqualified Institution paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and other the other Loan Documents; provided, that, (x) the Company shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 10.06(b), (y) such assignment does not conflict with applicable laws and (z) in the case of clause (B) above, the Company shall not use the proceeds from any Loans to prepay Incremental Term Loans held by Disqualified Institutions.
(iii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Institutions (A) will not (1) have the right to receive information, reports or other materials provided to Lenders by the Borrowers, the Administrative Agent or any other Lender, (2) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (3) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B)(1) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Institution will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Institutions consented to such matter, and (2) for purposes of voting on any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws (any such plan, a “Plan of Reorganization”), each Disqualified Institution party hereto hereby agrees (x) not to vote on such Plan of Reorganization, (y) if such Disqualified Institution does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (x), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (z) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (y).
(iv)    The Administrative Agent shall have the right, and the Borrowers hereby expressly authorizes the Administrative Agent, to (A) post the list of Disqualified Institutions provided by the Borrowers and any updates thereto from time to time (collectively, the “DQ List”) on the Platform, including that portion of the Platform that is designated for “public side” Lenders or (B) provide the DQ List to each Lender requesting the same.
10.07    Treatment of Certain Information; Confidentiality.
Each of the Administrative Agent, each Lender and each L/C Issuer agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed: (a) to its Affiliates, auditors and to its and its Affiliates’ Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; provided, that, the Administrative Agent, any Lender or any L/C Issuer shall (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising supervisory, examination or regulatory authority) exercise commercially reasonable efforts to notify the Company as soon as reasonably practicable in the event of any such disclosure, unless such notification shall be prohibited by applicable law, legal process or regulatory request; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any Eligible Assignee invited to be a Lender pursuant to Sections 2.15(b) or 2.16(b) or (ii) any actual or prospective counterparty (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to any of the Borrowers and their obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Company or its Subsidiaries or the credit facilities provided hereunder, (ii) the provider of any Platform or other electronic delivery service used by the Administrative Agent, any L/C Issuer and/or any Swing Line Lender to deliver Borrower Materials or notices to the Lenders or (iii) the CUSIP Service Bureau or any similar agency in connection with the application, issuance, publishing and monitoring of CUSIP numbers or other market identifiers with respect to the credit facilities provided hereunder; (h) with the consent of the Company; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, (y)

becomes available to the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates on a nonconfidential basis from a source other than the Company (provided, that, the source of such information was not actually known by the Administrative Agent, any Lender, any L/C Issuer or any of their respective Affiliates, as the case may be, to be bound by a confidentiality agreement with the Company or any of its Subsidiaries with respect to such Information) or (z) is independently discovered or developed by a party hereto without utilizing any Information received from any Borrower or violating the terms of this Section. For purposes of this Section, “Information” means all information received from the Company or any of its Subsidiaries relating to the Company or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any L/C Issuer on a nonconfidential basis prior to disclosure by the Company or any of its Subsidiaries; provided, that, in the case of information received from the Company or any Subsidiary after the Closing Date, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Notwithstanding the foregoing, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Loan Documents and the Commitments.
Each of the Administrative Agent, the Lenders and the L/C Issuers acknowledges that (A) the Information may include material non-public information concerning the Company or any of its Subsidiaries (including any Unrestricted Subsidiary to the extent such Unrestricted Subsidiary would constitute a Subsidiary but for being excluded from the definition of “Subsidiary”), as the case may be, (B) it has developed compliance procedures regarding the use of material non-public information and (C) it will handle such material non-public information in accordance with applicable Requirements of Law, including United States Federal and state securities Requirements of Law.
10.08    Right of Setoff.
If an Event of Default shall have occurred and be continuing, each Lender, each L/C Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of any Borrower or any other Loan Party against any and all of the obligations of such Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender or such L/C Issuer or their respective Affiliates, irrespective of whether or not such Lender, such L/C Issuer or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such obligations of such Borrower or such Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or such L/C Issuer different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided, that, in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.18 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the L/C Issuers and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such

Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have. Each Lender and each L/C Issuer agrees to notify the Company and the Administrative Agent promptly after any such setoff and application; provided, that, the failure to give such notice shall not affect the validity of such setoff and application.
10.09    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Requirements of Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Company. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Requirements of Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10    Counterparts; Integration; Effectiveness.
This Agreement and any other Loan Document may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent or any L/C Issuer constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or any other Loan Document by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement or such other Loan Document.
10.11    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.
10.12    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, any L/C Issuer or any Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.
10.13    Replacement of Lenders.
If (v) any Lender requests compensation under Section 3.04, (w) any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01 and a replacement of such Lender would result in a reduction in such compensation or amount, (x) any Lender’s Loans are prepaid or converted under Section 3.02, (y) any Lender is a Defaulting Lender, or (z) any Lender shall refuse to consent to a waiver or amendment to, or a departure from the provisions of, this Agreement or any other Loan Document which requires the consent of all the Lenders or all Lenders directly affected thereby and that has been consented to by the Required Lenders, then the Company may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Sections 10.04, 3.01 or 3.04) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that:
(a)    the Company shall have paid (or caused a Designated Borrower to pay) to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and L/C Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Company or applicable Designated Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;
(d)    such assignment does not conflict with applicable Requirements of Law; and
(e)    in the case of an assignment resulting from a Lender not consenting to an amendment, waiver or consent, the applicable assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply.

Each party hereto agrees that (a) an assignment required pursuant to this Section 10.13 may be effected pursuant to an Assignment and Assumption executed by the Company, the Administrative Agent and the assignee and (b) the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective and shall be deemed to have consented to an be bound by the terms thereof; provided, that, following the effectiveness of any such assignment, the other parties to such assignment agree to execute and deliver such documents necessary to evidence such assignment as reasonably requested by the applicable Lender; provided, further, that, any such documents shall be without recourse to or warranty by the parties thereto.
Notwithstanding anything in this Section 10.13 to the contrary, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such Lender (including the furnishing of a backstop standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such L/C Issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.06.
10.14    Governing Law; Jurisdiction; Etc.
(a)    GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, WHERE SUCH OTHER LOAN DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (EXCEPT, AS TO ANY OTHER LOAN DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, ANY L/C ISSUER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION, LITIGATION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT

THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST ANY BORROWER OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN CLAUSE (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, EACH OF THE BORROWERS HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION, WITH OFFICES ON THE CLOSING DATE AT 28 LIBERTY STREET, NEW YORK, NY 10005, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO; PROVIDED, THAT, BORROWERS MAY APPOINT ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE ADMINISTRATIVE AGENT OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT.
10.15    Waiver of Jury Trial.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
10.16    California Judicial Reference.
If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Agreement or any other Loan Document: (a) the court shall, and is hereby directed to, make a general reference pursuant to California

Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court; and (b) without limiting the generality of Section 10.04, the Company shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
10.17    No Advisory or Fiduciary Responsibility.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent, the Lenders and the Arrangers, are arm’s-length commercial transactions between such Borrower, each other Loan Party and their respective Affiliates, on the one hand, and the Administrative Agent, the Lenders and the Arrangers, on the other hand, (ii) each Borrower and the other Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate (and, for the avoidance of doubt, it being understood and agreed that none of the Administrative Agent, any Arranger, any Lender or any L/C Issuer are providing any legal, accounting, regulatory or tax advice with respect to this Agreement or the other transactions contemplated hereby), and (iii) each Borrower and each other Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Administrative Agent, the Lenders and the Arrangers each are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, have not been, are not, and will not be acting as an advisor, agent or fiduciary for any Borrower, any other Loan Party or any of their respective Affiliates, or any other Person and (ii) none of the Administrative Agent, the Lenders or the Arrangers have any obligation to any Borrower, any other Loan Party or any of their respective Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (c) the Administrative Agent, the Lenders and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each Borrower, the other Loan Parties and their respective Affiliates, and none of the Administrative Agent, the Lenders or the Arrangers have any obligation to disclose any of such interests to any Borrower, any other Loan Party or any of their respective Affiliates. To the fullest extent permitted by law, each of the Borrowers and the other Loan Parties hereby waives and releases any claims that it may have against the Administrative Agent, the Lenders and the Arrangers with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18    Electronic Execution.
This Agreement, any other Loan Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Agreement or any other Loan Document (each a “Communication”), including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each Borrower agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Borrower to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature will constitute the legal, valid and binding obligation of such Borrower enforceable against such Borrower in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this Section may include use or acceptance by the Administrative Agent and each Lender of a manually signed paper Communication which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. The Administrative Agent and each Lender may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (each, an “Electronic Copy”), which shall be deemed created in the ordinary course of the such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided, that, without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each Lender shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Borrower without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by such manually executed counterpart.
10.19    Judgment Currency.
If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Borrower in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from any Borrower in the Agreement Currency, such Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Borrower (or to any other Person who may be entitled thereto under applicable law).
10.20    Bermuda Branch; Full Recourse Obligations.
All Loans to and Letters of Credit for the account of the Company shall be made to or incurred by the Company at its Bermuda branch located at Canon’s Court, 22 Victoria Street, Hamilton HM 12 Bermuda and all payments of principal and interest by, and other Obligations of, the Company will be incurred by the Company at its Bermuda branch with a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton, HM08 Bermuda; provided, that, notwithstanding the foregoing, the Company acknowledges and agrees that the Obligations hereunder are full recourse to Flex Ltd., a company incorporated in Singapore, and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Administrative Agent’s or any Lender’s ability to enforce or collect any Obligation from the Company.

10.21    Waiver of Notice Under Existing Credit Agreement.
Each Lender which is a “Lender” under the Existing Credit Agreement (such Lenders hereunder collectively constituting the “Required Lenders” under the Existing Credit Agreement) hereby waives the requirement set forth in Section 2.06 of the Existing Credit Agreement that notice of the termination of the commitments under the Existing Credit Agreement be delivered at least five Business Days prior to the effective date of such termination and agree that notice of such termination delivered as of the Closing Date shall satisfy such requirement.
10.22    USA PATRIOT Act.
Each Lender that is subject to the Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies the Borrowers and other Loan Parties, which information includes the name and address of each Borrower and other Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify such Borrower or other Loan Party in accordance with the Act. Each Borrower shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the Act.
10.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender or any L/C Issuer that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender or any L/C Issuer that is an Affected Financial Institution, and (b) the effects of any Bail-In Action on any such liability, including, if applicable, (i) a reduction in full or in part or cancellation of any such liability, (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.24    Acknowledgement Regarding Any Supported QFC.
To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Rate Contract or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree that, with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the following provisions applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States), in the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S.

Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	FLEX LTD.

	By:	/s/ B Vijayandran A/L S Balasingam
	Name:	B Vijayandran A/L S Balasingam
	Title:	Authorized Signatory

FLEX LTD.
CREDIT AGREEMENT

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as the Administrative Agent

	By:	/s/ Anthea Del Bianco
	Name:	Anthea Del Bianco
	Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

LENDERS:	BANK OF AMERICA, N.A., as a Lender, a Swing Line Lender and an L/C Issuer

	By:	/s/ Puneet Lakhotia
	Name:	Puneet Lakhotia
	Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

CITIBANK, N.A., as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Susan M. Olsen
Name:	Susan M. Olsen
Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

BANCO SANTANDER, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Juan Galan
Name:	Juan Galan
Title:	Managing Director

By:	/s/ Rita Walz-Cuccioli
Name:	Rita Walz-Cuccioli
Title:	Executive Director

FLEX LTD.
CREDIT AGREEMENT

BANK OF CHINA, NEW YORK BRANCH, as a Lender and an L/C Issuer

By:	/s/ Raymond Qiao
Name:	Raymond Qiao
Title:	Executive Vice President

FLEX LTD.
CREDIT AGREEMENT

BARCLAYS BANK, PLC, as a Lender and an L/C Issuer

By:	/s/ Martin Corrigan
Name:	Martin Corrigan
Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

BNP PARIBAS, as a Lender and an L/C Issuer

By:	/s/ Brendan Heneghan
Name:	Brendan Heneghan
Title:	Director

By:	/s/ Karim Remtoula
Name:	Karim Remtoula
Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

HSBC BANK USA, N.A., as a Lender and an L/C Issuer

By:	/s/ David Wagstaff
Name:	David Wagstaff
Title:	Managing Director

FLEX LTD.
CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ John Kowalczuk
Name:	John Kowalczuk
Title:	Executive Director

FLEX LTD.
CREDIT AGREEMENT

MIZUHO BANK, LTD., as a Lender, a Swing Line Lender and an L/C Issuer

By:	/s/ Edward Sacks
Name:	Edward Sacks
Title:	Executive Director

FLEX LTD.
CREDIT AGREEMENT

MUFG BANK, LTD., as a Lender and an L/C Issuer

By:	/s/ Marlon Mathews
Name:	Marlon Mathews
Title:	Director

FLEX LTD.
CREDIT AGREEMENT

SUMITOMO MITSUI BANKING CORPORATION, as a Lender and an L/C Issuer

By:	/s/ Michael Maguire
Name:	Michael Maguire
Title:	Managing Director

FLEX LTD.
CREDIT AGREEMENT

LENDERS:	THE BANK OF NOVA SCOTIA, as a Lender and an L/C Issuer

	By:	/s/ Khrystyna Manko
	Name:	Khrystyna Manko
	Title:	Director

FLEX LTD.
CREDIT AGREEMENT

TRUIST BANK, as a Lender and an L/C Issuer

By:	/s/ Carlos Cruz
Name:	Carlos Cruz
Title:	Director

FLEX LTD.
CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender and an L/C Issuer

By:	/s/ BRIAN SEIPKE
Name:	BRIAN SEIPKE
Title:	SENIOR VICE PRESIDENT

FLEX LTD.
CREDIT AGREEMENT

UNICREDIT BANK AG, NEW YORK BRANCH, as a Lender and an L/C Issuer

By:	/s/ Douglas Riahi
Douglas Riahi
Managing Director

By:	/s/ Marc Fußbahn
Marc Fußbahn
Managing Director

FLEX LTD.
CREDIT AGREEMENT

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K Chu
Name:	Ming K Chu
Title:	Director

By:	/s/ Marko Lukin
Name:	Marko Lukin
Title:	Vice President

FLEX LTD.
CREDIT AGREEMENT

DBS BANK LTD., as a Lender

By:	/s/ Josephine Lim
Name:	Josephine Lim
Title:	Senior Vice President

FLEX LTD.
CREDIT AGREEMENT

INDUSTRIAL AND COMMERCIAL BANK OF CHINA LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Tony Huang
Name:	Tony Huang
Title:	Director

By:	/s/ Yuanyuan Peng
Name:	Yuanyuan Peng
Title:	Director

FLEX LTD.
CREDIT AGREEMENT

STANDARD CHARTERED BANK, as a Lender

By:	/s/ James Beck
Name:	James Beck
Title:	Associate Director

FLEX LTD.
CREDIT AGREEMENT

LENDERS:	Agricultural Bank of China Ltd., New York Branch as a Lender

	By:	/s/ Nelson Chou
	Name:	Nelson Chou
	Title:	Head of Corporate Banking

FLEX LTD.
CREDIT AGREEMENT

BANCO BRADESCO S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Roberto Diniz
Name:	Roberto Diniz
Title:	Regional Manager

By:	/s/ Sonia Cristina I A Bettencourt
Name:	128268 Sonia Cristina I A Bettencourt
Title:

FLEX LTD.
CREDIT AGREEMENT

CHINA CITIC BANK INTERNATIONAL LIMITED, as a Lender

By:	/s/ Qing Hong
Name:	Qing Hong
Title:	General Manager

FLEX LTD.
CREDIT AGREEMENT

KBC BANK NV, NEW YORK BRANCH, as a Lender

By:	/s/ Nicholas A. Fiore
Name:	Nicholas A. Fiore
Title:	Director

By:	/s/ Francis Payne
Name:	Francis Payne
Title:	Managing Director

FLEX LTD.
CREDIT AGREEMENT

RAIFFEISEN BANK INTERNATIONAL AG, as a Lender

By:	/s/ Valerie Croy-Markones	/s/ K. Soustal
Name:	Valerie Croy-Markones	K. Soustal
Title:	Executive Director	Director

FLEX LTD.
CREDIT AGREEMENT

SCHEDULE 1.01

SUSTAINABILITY TABLE

KPI Metrics	Baseline	Annual Sustainability Targets and Thresholds
	2019	CY2020	CY2021	CY2022	CY2023	CY2024
CO2 Intensity	33.14	≤32.15	≤31.15	≤30.16	≤29.16	≤28.17	CO2 Intensity Target A

		>34.17	>33.14	>32.40	>31.75	>31.40	CO2 Intensity Threshold A
Incident Rate	0.34	≤0.33	≤0.32	≤0.31	≤0.30	≤0.29	Incident Rate Target B

		>0.36	>0.35	>0.34	>0.33	>0.32	Incident Rate Threshold B

Schedule 1.01

SCHEDULE 2.01

COMMITMENTS AND APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment	Applicable Percentage of Revolving Credit Facility
Bank of America, N.A.	$107,500,000.00	5.3750000000%
Citibank, N.A.	$107,500,000.00	5.3750000000%
Banco Santander, S.A., New York Branch	$95,000,000.00	4.7500000000%
Bank of China, New York Branch	$95,000,000.00	4.7500000000%
Barclays Bank PLC	$95,000,000.00	4.7500000000%
BNP Paribas	$95,000,000.00	4.7500000000%
HSBC Bank USA, N.A.	$95,000,000.00	4.7500000000%
JPMorgan Chase Bank, N.A.	$95,000,000.00	4.7500000000%
Mizuho Bank, Ltd.	$95,000,000.00	4.7500000000%
MUFG Bank, Ltd.	$95,000,000.00	4.7500000000%
Sumitomo Mitsui Banking Corporation	$95,000,000.00	4.7500000000%
The Bank of Nova Scotia	$95,000,000.00	4.7500000000%
Truist Bank	$95,000,000.00	4.7500000000%
U.S. Bank National Association	$95,000,000.00	4.7500000000%
UniCredit Bank AG, New York Branch	$95,000,000.00	4.7500000000%
Deutsche Bank AG New York Branch	$75,000,000.00	3.7500000000%
DBS Bank Ltd.	$75,000,000.00	3.7500000000%
Industrial and Commercial Bank of China Limited, New York Branch	$75,000,000.00	3.7500000000%
Standard Chartered Bank	$75,000,000.00	3.7500000000%
Agricultural Bank of China Ltd., New York Branch	$50,000,000.00	2.5000000000%
Banco Bradesco S.A., New York Branch	$50,000,000.00	2.5000000000%
China CITIC Bank International Limited	$50,000,000.00	2.5000000000%
KBC Bank NV, New York Branch	$50,000,000.00	2.5000000000%
Raiffeisen Bank International AG	$50,000,000.00	2.5000000000%
Total:	$2,000,000,000.00	100.0000000000%

Schedule 2.01

SCHEDULE 5.14

SUBSIDIARIES

Name of Subsidiary	Country/State of Incorporation/Organization
Advance Mold & Manufacturing, Inc.	United States – Connecticut
AGM Automotive Costa Rica S.A.	Costa Rica
AGM Automotive Mexico, LLC	United States – Delaware
AGM Automotive, LLC	United States – Delaware
AGM Durmont Austria GmbH	Austria
AGM Durmont Mexico International, S. de R.L. de C.V.	Mexico
AGM Durmont Mexico, S. de R.L. de C.V.	Mexico
Avail Medical Products, Inc.	United States – Delaware
Availmed, S.A. de C.V.	Mexico
Ciii Ltd.	Federal Territory of Labuan
Commercial Company in the form of a limited liability company factory “Flextronics LLC”	Ukraine
Connexion Innovation Systems, LLC	United States – Delaware
Dongguan Flextronics Precision Metal Co., Ltd.	China
Elementum Holding Ltd	Cayman Islands
Esju Oy	Finland
Express Cargo Forwarding Limited	United Kingdom
Farm Design, Inc.	United States – New Hampshire
Finchley Trading Limited	Hong Kong
FIT Instituto de Tecnologia da Amazônia	Brazil
Flex Asia Investment Limited	Mauritius
Flex Automotive GmbH	Germany
Flex Electronics (Shanghai) Co., Ltd.	China
Flex Foundation	United States – California
Flex Home Products (M) Sdn. Bhd.	Malaysia
Flex Intelligent Technology Solutions Limited	Ireland
Flex International s.r.o.	Czech Republic
Flex IoT Technology (Shenzhen) Co., Ltd	China
Flex Lighting Solutions, Inc.	United States – Delaware
Flex Precision Plastics Solutions (Switzerland) AG	Switzerland
Flex Solutions Nordic AB	Sweden
Flex Solutions Poland sp. z o. o.	Poland
Flex Technology (Changsha) Co., Ltd	China
Flextronics (Israel) Ltd.	Israel
Schedule 5.14

Flextronics (Malaysia) Sdn. Bhd.	Malaysia
Flextronics (Shanghai) Co., Ltd	China
Flextronics Aerospace & Defense Services Inc	United States – Colorado
Flextronics America, LLC	United States – Delaware
Flextronics AP, LLC	United States – Colorado
Flextronics Australia Pty Ltd	Australia
Flextronics Automotive (Suzhou) Co., Ltd.	China
Flextronics Automotive de Juarez, S.A. de C.V.	Mexico
Flextronics Automotive Sales and Marketing, Ltd.	Mauritius
Flextronics Automotive USA (Texas), LLC	United States – Texas
Flextronics Automotive USA Design and Development Corporation	Philippines
Flextronics Automotive USA Manufacturing Co.	United States – Ohio
Flextronics Automotive USA, Inc.	United States – Michigan
Flextronics Beerse N.V.	Belgium
Flextronics Bermuda Ltd.	Bermuda
Flextronics Canada Design Services, Inc.	Canada
Flextronics Cayman (SLR) Limited	Cayman Islands
Flextronics Central Europe B.V.	Netherlands
Flextronics China (Mauritius) Electronics Technology Co., Ltd.	Mauritius
Flextronics China Holding (Singapore) Pte. Ltd.	Singapore
Flextronics Computing (Suzhou) Co., Ltd	China
Flextronics Computing Mauritius Limited	Mauritius
Flextronics Computing Sales and Marketing (L) Ltd.	Federal Territory of Labuan
Flextronics Corporation	United States – Delaware
Flextronics da Amazônia Ltda.	Brazil
Flextronics Design Asia Pte. Ltd.	Singapore
Flextronics Design S.r.l.	Italy
Flextronics Display Cayman Ltd.	Cayman Islands
Flextronics Electronics (Mauritius) Limited	Mauritius
Flextronics Electronics Technology (Shenzhen) Co., Ltd.	China
Flextronics Electronics Technology (Suzhou) Co., Ltd.	China
Flextronics Enclosure (Zhuhai) Co., Ltd	China
Flextronics Enclosure Zhuhai (Mauritius) Co., Ltd.	Mauritius
Flextronics Enclosures (Hong Kong) Limited	Hong Kong
Flextronics Europe Holdings C.V.	Netherlands
Flextronics Europe Holdings LLC	United States – Delaware
Flextronics Europe Limited	United Kingdom
Flextronics Funding LLC	United States – Delaware
Flextronics Global Enclosures (Shanghai) Co., Ltd.	China
Flextronics Global Enclosures (Singapore) Pte. Ltd.	Singapore
Flextronics Global Enclosures Shanghai (Mauritius) Co., Ltd	Mauritius
Schedule 5.14

Flextronics Global Holdings II Ltd.	Cayman Islands
Flextronics Global Holdings L.P.	Cayman Islands
Flextronics Global Procurement Ltd.	Bermuda
Flextronics Global Services (Manchester) Limited	United Kingdom
Flextronics Global Services Canada Inc. Services Globaux Flextronics Canada Inc.	Canada
Flextronics Global Services Lojistik Hizmetleri Limited Şirketi	Turkey
Flextronics Guadalajara Group, S. de R.L. de C.V.	Mexico
Flextronics Holding (Singapore) Pte. Ltd.	Singapore
Flextronics Holding do Brasil Ltda.	Brazil
Flextronics Holding Finland Oy	Finland
Flextronics Holding France SAS	France
Flextronics Holding GmbH	Austria
Flextronics Holding USA, Inc.	United States – Delaware
Flextronics Holdings Mexico Dos, S.A. de C.V.	Mexico
Flextronics Holdings Mexico, S.A. de C.V.	Mexico
Flextronics Holdings Spain, S.L.U.	Spain
Flextronics Ind. (Malaysia) Sdn. Bhd.	Malaysia
Flextronics Industrial (Shenzhen) Co Ltd	China
Flextronics Industrial (Suzhou) Co., Ltd.	China
Flextronics Industrial (Zhuhai) Co., Ltd.	China
Flextronics Industrial Ltd.	Mauritius
Flextronics Industrial Shenzhen (Mauritius) Co Ltd.	Mauritius
Flextronics Industrial Zhuhai (Mauritius) Co., Ltd.	Mauritius
Flextronics Industries Marketing (L) Ltd.	Federal Territory of Labuan
Flextronics Industries Singapore Ltd.	Singapore
Flextronics Information Technology (Shen Zhen) Co., Ltd	China
Flextronics Information Technology Shen Zhen (Mauritius) Co., Ltd.	Mauritius
Flextronics Instituto de Tecnologia – FIT	Brazil
Flextronics Integrated Services Mex, S. de R.L. de C.V.	Mexico
Flextronics International (Singapore Group) Pte. Ltd.	Singapore
Flextroncs Internatonal (Taiwan) Ltd.	Taiwan
Flextronics International Asia-Pacific Ltd	Mauritius
Flextronics International Componentes Ltda.	Brazil
Flextronics International Europe B.V.	Netherlands
Flextronics International Gesellschaft m.b.H.	Austria
Flextronics International Holding LLC	United States – Delaware
Flextronics International Holdings Pte. Ltd.	Singapore
Flextronics International Ireland Limited	Ireland
Flextronics International Japan Co., Ltd	Japan
Flextronics International Lojıstık Hızmetler Tıcaret Lımıted Şırketı	Turkey
Schedule 5.14

Flextronics International Management Services Ltd.	Mauritius
Flextronics International N.V.	Curacao
Flextronics International Ostersund AB	Sweden
Flextronics International Poland Sp. z o.o.	Poland
Flextronics International Sweden AB	Sweden
Flextronics International Tecnologia Ltda	Brazil
Flextronics International Termelő és Szolgáltató Vámszabadterületi Korlátolt Felelősségű Társaság	Hungary
Flextronics International USA, Inc.	United States – California
Flextronics Investment Holding (Singapore) Pte. Ltd.	Singapore
Flextronics Italy S.p.A.	Italy
Flextronics Laval S.N.C.	France
Flextronics Logistics (Hong Kong) Limited	Hong Kong
Flextronics Logistics B.V.	Netherlands
Flextronics Logistics Poland Sp. z o.o.	Poland
Flextronics Logistics USA, Inc.	United States – California
Flextronics Manufacturing (H.K.) Limited	Hong Kong
Flextronics Manufacturing (Singapore) Pte. Ltd.	Singapore
Flextronics Manufacturing (Tianjin) Co., Ltd.	China
Flextronics Manufacturing (Zhuhai) Co., Ltd.	China
Flextronics Manufacturing Aguascalientes, S.A. de C.V.	Mexico
Flextronics Manufacturing Europe B.V.	Netherlands
Flextronics Manufacturing Juarez, S. de R.L. de C.V.	Mexico
Flextronics Manufacturing Mex, S.A. de C.V.	Mexico
Flextronics Manufacturing S.r.l.	Italy
Flextronics Manufacturing Zhuhai (Mauritius) Co., Ltd.	Mauritius
Flextronics Marketing (L) Ltd.	Federal Territory of Labuan
Flextronics Mauritius Limited	Mauritius
Flextronics Mechanicals Marketing (L) Ltd.	Federal Territory of Labuan
Flextronics Mechanicals Singapore Pte. Ltd.	Singapore
Flextronics Medical Sales and Marketing, Ltd	Mauritius
Flextronics Mexico Holdings II LLC	United States – Delaware
Flextronics New Zealand Pty Limited	New Zealand
Flextronics ODM Luxembourg S.A.	Luxembourg
Flextronics Ostersund AB	Sweden
Flextronics Photonics PPT, Inc.	United States – Oregon
Flextronics Plastic (Asia Pacific) Limited	Hong Kong
Flextronics Plastic Technology (Chengdu) Co., Ltd.	China
Flextronics Plastic Technology (ShenZhen) Ltd.	China
Flextronics Plastic Technology ShenZhen (Mauritius) Ltd.	Mauritius
Flextronics Plastics (Shenzhen) Co., Ltd	China
Schedule 5.14

Flextronics Plastics (Singapore) Pte. Ltd.	Singapore
Flextronics Plastics Gushu (Mauritius) Co., Ltd	Mauritius
Flextronics Plastics, S.A. de C.V.	Mexico
Flextronics Power Systems (Dongguan) Co., Ltd.	China
Flextronics Precision Metal (Hong Kong) Limited	Hong Kong
Flextronics Precision Plastics, Inc.	United States – Delaware
Flextronics Puerto Rico Limited	Cayman Islands
Flextronics R&D (Shenzhen) Co., Ltd	China
Flextronics R&D Shenzhen (Mauritius) Co., Ltd	Mauritius
Flextronics Romania S.R.L.	Romania
Flextronics S.R.L.	Italy
Flextronics Sales & Marketing (A-P) Ltd.	Mauritius
Flextronics Sales & Marketing North Asia (L) Ltd	Federal Territory of Labuan
Flextronics Sales and Marketing Consumer Digital Ltd.	Mauritius
Flextronics Sárvár Logistics Korlátolt Felelősségű Társaság	Hungary
Flextronics Scotland Limited	United Kingdom
Flextronics Shah Alam Sdn. Bhd.	Malaysia
Flextronics Shanghai (Mauritius) Co., Ltd.	Mauritius
Flextronics Systems (Penang) Sdn. Bhd.	Malaysia
Flextronics Technologies (India) Private Limited	India
Flextronics Technologies Luxembourg S.a r.l.	Luxembourg
Flextronics Technologies Mexico, S. de R.L. de C.V.	Mexico
Flextronics Technologies San Luis, S.A. de C.V.	Mexico
Flextronics Technology (Malaysia) Sdn. Bhd.	Malaysia
Flextronics Technology (Nanjing) Co., Ltd	China
Flextronics Technology (Penang) Sdn. Bhd.	Malaysia
Flextronics Technology (Shah Alam) Sdn. Bhd.	Malaysia
Flextronics Technology (Shanghai) Co., Ltd.	China
Flextronics Technology (ShenZhen) Co., Ltd	China
Flextronics Technology (Singapore) Pte Ltd	Singapore
Flextronics Technology (Zhuhai) Co. Ltd.	China
Flextronics Technology Nanjing (Mauritius) Co., Ltd	Mauritius
Flextronics Technology Shanghai (Mauritius) Co., Ltd.	Mauritius
Flextronics Technology ShenZhen (Mauritius) Co., Ltd	Mauritius
Flextronics Technology Wujiang (Mauritius) Ltd	Mauritius
Flextronics Technology Zhuhai (Mauritius) Co., Ltd.	Mauritius
Flextronics Tecnologia Do Brasil Ltd.	Cayman Islands
Flextronics Telecom Systems Ltd	Mauritius
Flextronics UK Limited	United Kingdom
Flextronics Vagyonkezelő és Befektetési Korlátolt Felelősségű Társaság	Hungary
Schedule 5.14

Flextronics Verwaltungs GmbH	Germany
Glouple Ventures 2000-II, LLC	United States – Delaware
I E C Holdings Limited	Ireland
IDE8 Cayman	Cayman Islands
IDE8 Mauritius Limited	Mauritius
IDE8 Technology (Shanghai) Co., Ltd.	China
International Manufacturing Synergies, Ltd.	British Virgin Islands
Irish Express Cargo Limited	Ireland
Irumold Servicios, S.L.U.	Spain
Irumold, S.L.U.	Spain
Kunshan AGM Automotive Components Co., Ltd.	China
Kunshan AGM Trading Company Ltd.	China
Lab IX	Cayman Islands
Lighting Acquisition LLC	United States – Delaware
MCi (Mirror Controls International) Asia B.V.	Netherlands
MCi (Mirror Controls International) B.V.	Netherlands
MCi (Mirror Controls International) Inc.	United States – Delaware
MCi (Mirror Controls International) Ireland Limited	Ireland
MCi (Mirror Controls International) Ireland Operations Limited	Ireland
MCi (Mirror Controls International) Ltd.	Republic of Korea
MCi (Mirror Controls International) Netherlands B.V.	Netherlands
MCi (Mirror Controls International), S. de R.L. de C.V.	Mexico
MCi Mirror Controls (Suzhou) Co., Ltd.	China
MICOH B.V.	Netherlands
Multilayer Technology Geschäftsführungs GmbH	Germany
Multilayer Technology GmbH & Co. KG	Germany
Nanjing Flextronics Panda Mobile Terminals Co., Ltd	China
NEXTracker Argentina, S.A.	Argentina
NEXTracker Australia Pty. Ltd.	Australia
NEXTracker Chile SpA	Chile
NEXTracker Inc.	United States – Delaware
NEXTracker México, S. de R.L. de C.V.	Mexico
NEXTracker Spain, S.L.	Spain
Pacific Device, Inc.	United States – Delaware
Parque de Tecnologia Electronica, S.A. de C.V.	Mexico
Power Systems R&D (Singapore) Pte. Ltd.	Singapore
Power Systems Technologies Far East Limited	Hong Kong
Power Systems Technologies GmbH	Germany
Power Systems Technologies Ltd.	Mauritius
Private Joint Stock Company “Flextronics Service UA”	Ukraine
PT. Flextronics Technology Indonesia	Indonesia
Schedule 5.14

Sheldahl Flexible Technologies, Inc.	United States – Delaware
Shiant Resource Service Co., Ltd	China
Solectron France SAS	France
Sønderborg Værktøjsfabrik A/S	Denmark
Swedform Enclosure Systems AB	Sweden
ThermoMend B.V.	The Netherlands
Vim Technologies Ltd	Mauritius
Z124	Cayman Islands

Schedule 5.14

SCHEDULE 5.19

IDENTIFICATION NUMBERS FOR THE COMPANY

Borrower	Identification Number	Jurisdiction of Organization
Flex Ltd.	199002645H	Singapore

Schedule 5.19

SCHEDULE 7.01

EXISTING INDEBTEDNESS

	Facility	Borrower	Administrative Agent / Trustee	US Dollar Equivalent Outstanding Amount (as of December 31, 2020)
1.	Facility Agreement, dated January 23, 2017	Flextronics International Termelö és Szolgáltató Vámszabadterületi Korlátolt Felelösségü Társaság	UniCredit Bank Austria AG	$122,414,004
2.	Overdraft Agreement September 19, 2020	Flextronics Holding GmbH	UniCredit Bank Austria AG	52,638,022
3.	Buyer Credit Import Advance Facility Agreement, dated 16 July 2018	Flextronics Technologies (India) Private Limited	DBS Bank Ltd.	135,943,505
			Total Unsecured Debt	$310,995,531

CAPITAL LEASES

	Subsidiary	Lender	Collateral Pledge Type	US Dollar Equivalent Outstanding Amount (as of December 31, 2018)
1.	Flextronics International USA, Inc.	Cisco	Computer Equipment & Software	$10,394,267
2.	Sønderborg Værktøjsfabrik A/S	Danske Leasing	Production Machinery	230,095
			Total Capital Leases	$10,624,362
Schedule 7.01

SCHEDULE 10.02
ADMINISTRATIVE AGENT'S OFFICE;
CERTAIN ADDRESSES FOR NOTICES
BORROWER:

Flex Ltd.

Flex Ltd.
2 Changi South Lane
Singapore 486123
Attention: Chief Financial Officer
Telephone: OMITTED
Electronic Mail: OMITTED
Website Address: www.flex.com

With courtesy copy to:
Flextronics International USA, Inc.
6201 America Center Drive
4th Floor
San Jose, CA 95002
Attention: Corporate Treasury
Telephone: OMITTED
Electronic Mail: OMITTED

ADMINISTRATIVE AGENT:

Administrative Agent’s Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
Mail Code: NC1-026-06-04
Gateway Village
900 West Trade St.
Charlotte, NC 28255-0001
Attention: OMITTED
Telephone: OMITTED
Telecopier: OMITTED
Electronic Mail: OMITTED
For US Dollars:
OMITTED
Schedule 10.02

EUR PAYMENT INSTRUCTIONS:
OMITTED
GBP PAYMENT INSTRUCTIONS:
OMITTED
YEN PAYMENT INSTRUCTIONS:
OMITTED

(Other Notices as Administrative Agent):
Bank of America, N.A.
Agency Management
555 California Street, 4th Floor
Mail Code: CA5-705-04-09
San Francisco, CA 94104
Attention: OMITTED
Telephone: OMITTED
Facsimile: OMITTED
E-Mail: OMITTED
L/C ISSUER:
Bank of America, N.A.
Trade Operations
1 Fleet Way
Mail Code: PA6-580-02-30
Scranton, PA 18507
Telephone: OMITTED
Facsimile: OMITTED
E-Mail: OMITTED
SWING LINE LENDER:
Bank of America, N.A.
Mail Code: NC1-026-06-04
Gateway Village
900 West Trade St.
Charlotte, NC 28255-0001
Attention: OMITTED
Telephone: OMITTED
Telecopier: OMITTED
Electronic Mail: OMITTED
Wire Instructions:
OMITTED

Schedule 10.02

EXHIBIT A
FORM OF LOAN NOTICE
Date: _________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The Company hereby requests, on behalf of itself or, if applicable, the Designated Borrower referenced in item 6 below (the “Applicable Designated Borrower”) (select one):
☐ A Borrowing of [Revolving Credit Loans][Incremental Term Loans].
☐ A conversion or continuation of Loans.
1.    On ___ (a Business Day).
2.    In the amount of ____.
3.    Comprised of ______.
[Type of Loan requested]
4.    In the following currency:
5.    For Eurocurrency Rate Loans: with an Interest Period of ___ months.
6.    On behalf of _________________________________ [insert name of Applicable Designated Borrower].
The Revolving Credit Borrowing, if any, requested herein complies with the provisos to the first sentence of Section 2.01 of the Agreement.

FLEX LTD.

By:
Name:
Title:

A-1
Form of Loan Notice

EXHIBIT B
FORM OF SWING LINE LOAN NOTICE
Date: ________, _____
To:    [Insert Applicable Swing Line Lender], as Swing Line Lender
    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The undersigned hereby requests a Swing Line Loan:
1.    On ___ (a Business Day).
2.    In the amount of $________.
The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.04(a) of the Agreement.

FLEX LTD.

By:
Name:
Title:

B-1
Form of Swing Line Loan Notice

EXHIBIT C-1
FORM OF INCREMENTAL TERM NOTE
______________________
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ______________________ or registered assigns (the “Term Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Incremental Term Loan made by the Term Lender to the Borrower under that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Incremental Term Loan from the date of such Incremental Term Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Term Lender in the currency in which such Incremental Term Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Incremental Term Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Incremental Term Note is also entitled to the benefits of any Subsidiary Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Incremental Term Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Incremental Term Loans made by the Term Lender shall be evidenced by one or more loan accounts or records maintained by the Term Lender in the ordinary course of business. The Term Lender may also attach schedules to this Incremental Term Note and endorse thereon the date, amount, currency and maturity of its Incremental Term Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Incremental Term Note.
THIS INCREMENTAL TERM NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

FLEX LTD.

By:
Name:
Title:

C-1-1
Form of Incremental Term Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Incre-mental Term Loan Made	Currency and Amount of Incre-mental Term Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-1-2
Form of Incremental Term Note

EXHIBIT C-2
FORM OF REVOLVING CREDIT NOTE
______________________
FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to ________________________ or registered assigns (the “Revolving Credit Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Revolving Credit Loan and each Swing Line Loan from time to time made by the Revolving Credit Lender to the Borrower under that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The Borrower promises to pay interest on the unpaid principal amount of each Revolving Credit Loan and each Swing Line Loan from the date of such Revolving Credit Loan or Swing Line Loan, as applicable, until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. Except as otherwise provided in Section 2.04(f) of the Agreement with respect to Swing Line Loans, all payments of principal and interest shall be made to the Administrative Agent for the account of the Revolving Credit Lender in the currency in which such Loan was denominated and in Same Day Funds at the Administrative Agent’s Office for such currency. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.
This Revolving Credit Note is one of the Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Revolving Credit Note is also entitled to the benefits of the Company Guaranty, if then existing, and any Subsidiary Guaranty. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Revolving Credit Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Revolving Credit Loans and Swing Line Loans made by the Revolving Credit Lender shall be evidenced by one or more loan accounts or records maintained by the Revolving Credit Lender in the ordinary course of business. The Revolving Credit Lender may also attach schedules to this Revolving Credit Note and endorse thereon the date, amount, currency and maturity of its Revolving Credit Loans and Swing Line Loans and payments with respect thereto.
The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Revolving Credit Note.

THIS REVOLVING CREDIT NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
C-2-1
Form of Revolving Credit Note

[FLEX LTD.]

[OR]

[APPLICABLE DESIGNATED BORROWER]

By:
Name:
Title:

C-2-2
Form of Revolving Credit Note

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Revolving Credit Loan Made	Currency and Amount of Revolving Credit Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

C-2-3
Form of Revolving Credit Note

EXHIBIT D
FORM OF COMPLIANCE CERTIFICATE

Check for distribution to PUBLIC and Private side Lenders [1]

Financial Statement Date: _______, ___
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the ___________________________________ of the Company, and that, as such, he/she is authorized to execute and deliver this Compliance Certificate to the Administrative Agent on the behalf of the Company, and that:
[Use following paragraph 1 for fiscal year-end financial statements]
1.    The Company has delivered the year-end audited Financial Statements required by Section 6.01(b) of the Agreement for the fiscal year of the Company ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.
[Use following paragraph 1 for fiscal quarter-end financial statements]
1.    The Company has delivered the unaudited Financial Statements required by Section 6.01(a) of the Agreement for the fiscal quarter of the Company ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.
2.    The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Company during the accounting period covered by such financial statements.
1     If this is not checked, this certificate will only be posted to private side Lenders.

Form of Compliance Certificate

3.    A review of the activities of the Company during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Company performed and observed all its Obligations under the Loan Documents, and
[select one:]
[to the best knowledge of the undersigned, during such fiscal period the Company performed and observed each covenant and condition of the Loan Documents applicable to it, and no Default has occurred and is continuing.]
--or--
[to the best knowledge of the undersigned, during such fiscal period the following covenants or conditions have not been performed or observed and the following is a list of each such Default and its nature and status:]
4.    The representations and warranties of (i) the Borrowers contained in Article V of the Agreement (other than the representations set forth in Section 5.07 and Section 5.16) and (ii) each Loan Party contained in each other Loan Document or in any document furnished at any time under or in connection with the Loan Documents, are (A) in the case of representations and warranties that are qualified as to materiality, true and correct, and (B) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct or true and correct in all material respects, as the case may be, as of such earlier date, and except that for purposes of this Compliance Certificate, the representations and warranties contained in Section 5.09 of the Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b) of Section 6.01 of the Agreement, including the statements in connection with which this Compliance Certificate is delivered.
5.    The financial covenant analyses and information set forth on Schedules 1 and 2 attached hereto are true and accurate on and as of the date of this Certificate.
IN WITNESS WHEREOF, the undersigned has executed this Certificate as of ____________________, ___________.

FLEX LTD.

By:
Name:
Title:

Form of Compliance Certificate

For the Quarter/Year ended ____________________ (“Statement Date”)
SCHEDULE 1
to the Compliance Certificate

[See attached]

Form of Compliance Certificate

For the Quarter/Year ended ___________________________ (“Statement Date”)
SCHEDULE 2
to the Compliance Certificate

[See attached]

Form of Compliance Certificate

EXHIBIT E
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [the][each]2 Assignor identified in item 1 below ([the][each, an] “Assignor”) and [the][each]3 Assignee identified in item 2 below ([the][each, an] “Assignee”). [It is understood and agreed that the rights and obligations of [the Assignors][the Assignees]4 hereunder are several and not joint.]5 Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, [the][each] Assignor hereby irrevocably sells and assigns to [the Assignee][the respective Assignees], and [the][each] Assignee hereby irrevocably purchases and assumes from [the Assignor][the respective Assignors], subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of [the Assignor’s][the respective Assignors’] rights and obligations in [its capacity as a Lender][their respective capacities as Lenders] under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of [the Assignor][the respective Assignors] under the respective facilities identified below (including, without limitation, the Letters of Credit and the Swing Line Loans included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of [the Assignor (in its capacity as a Lender)][the respective Assignors (in their respective capacities as Lenders)] against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned by [the][any] Assignor to [the][any] Assignee pursuant to clauses (i) and (ii) above being referred to herein collectively as [the][an] “Assigned Interest”). Each such sale and assignment is without recourse to [the][any] Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by [the][any] Assignor.

1.	Assignor[s]:

2.	Assignee[s]:

[for each Assignee, indicate [Affiliate][Approved Fund] of [identify Lender]]
2 For bracketed language here and elsewhere in the form relating to the Assignors(s), if the assignment is from a single Assignor, choose the first bracketed language. If the assignment is from multiple Assignors, choose the second bracketed language.
3 For bracketed language here and elsewhere in the form relating to the Assignee(s), if the assignment is to a single Assignee, choose the first bracketed language. If the assignment is to multiple Assignees, choose the second bracketed language.
4 Select as appropriate.
5 Include bracketed language if there are either multiple Assignors or multiple Assignees.

Form of Assignment and Assumption

3.    Borrower(s): Flex Ltd. and Designated Borrowers.
4.    Administrative Agent: Bank of America, N.A., as the administrative agent under the Credit Agreement.
5.    Credit Agreement: Credit Agreement, dated as of January 7, 2021, among Flex Ltd., the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
6.    Assigned Interest[s]:

Assignor[s]	Assignee[s]	Facility Assigned	Aggregate Amount of Commitment/ Loans for all Lenders	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans	CUSIP Number
			$	$	$
			$	$	$
			$	$	$
[7.    Trade Date: __________________]6
Effective Date:     , 20__ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
6 To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

Form of Assignment and Assumption

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to and]7 Accepted:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:
[Consented to:]8

FLEX LTD.

By:
Name:
Title:

7 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.
8 To be added only if the consent of the Borrower and/or other parties (e,g, Swing Line Lenders, L/C Issuers) is required by the terms of the Credit Agreement.

Form of Assignment and Assumption

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
FLEX LTD.
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
    1.    Representations and Warranties.
1.1.    Assignor. [The][Each] Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of [the][the relevant] Assigned Interest, (ii) [the][such] Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby, and (iv) is not a Defaulting Lender; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2.    Assignee. [The][Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all the requirements to be an assignee under Section 10.06(b)(iii), (v) and (vii) of the Credit Agreement (subject to such consents, if any, as may be required under Section 10.06(b)(iii) of the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, and has received or has been accorded the opportunity to receive copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it deems appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, (vi) it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Assignment and Assumption and to purchase [the][such] Assigned Interest, [and] (vii) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the][such] Assignee [and (viii) as of the Effective Date to the Administrative Agent, [the][each] Assignor and the respective Affiliates of each, and not, for the avoidance of doubt, for the benefit of the Borrowers or any other Loan Party, is not and will not be (1) an employee benefit plan subject to ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.]9; and (b) agrees that (i) it will, independently and without reliance upon the
9 To be included for assignments in connection with primary syndication.

Form of Assignment and Assumption

Administrative Agent, [the][any] Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.    Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to [the][the relevant] Assignor for amounts which have accrued to but excluding the Effective Date and to [the][the relevant] Assignee for amounts which have accrued from and after the Effective Date.
3.    General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy or other electronic imaging means (e.g. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

Form of Assignment and Assumption

EXHIBIT F
FORM OF COMPANY GUARANTY
THIS COMPANY GUARANTY (this “Guaranty”), dated as of [______ __], 20[__] is made by Flex Ltd., a Singapore company acting, subject to Section 24 hereof, through its Bermuda branch having a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton HM08 Bermuda (the “Guarantor”), in favor of the Lenders from time to time party to the Credit Agreement referred to below and Bank of America, as Administrative Agent.
A.    The Guarantor, the Designated Borrowers, the Lenders from time to time party thereto (each a “Lender” and, collectively, together with the Swing Line Lenders and the L/C Issuers, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).
B.    The Subsidiaries of the Guarantor are permitted to become Designated Borrowers from time to time pursuant to Section 2.14 of the Credit Agreement.
C.    The Guarantor, as the parent of the Designated Borrowers, will derive substantial direct and indirect benefits from the making of the Loans to and the issuance of Letters of Credit for the account of the Designated Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantor).
Accordingly, to induce the Administrative Agent and the Lenders to make Loans to and issue Letters of Credit for the account of the Designated Borrowers pursuant to the Credit Agreement, and in consideration thereof, the Guarantor hereby agrees as follows:
SECTION 1.    Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)    Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:
“Agreement Currency” has the meaning set forth in Section 23.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended.
“Credit Agreement” has the meaning specified in the recitals to this Guaranty.
“Guaranteed Obligations” has the meaning set forth in Section 2.
“Guaranteed Parties” means the Administrative Agent and each Lender.
“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party under or in connection with this Guaranty and the Loan Documents.

Form of Company Guaranty

“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.
“Judgment Currency” has the meaning set forth in Section 23.
“Lenders” has the meaning specified in the recitals to this Guaranty.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning set forth in Section 8(c).
(c)    Interpretation. The rules of interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.
SECTION 2.    (a)    Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably guarantees for the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all the indebtedness, liabilities and other payment obligations of each Designated Borrower (now existing or hereafter arising pursuant to Section 2.15 or Section 2.16 of the Credit Agreement) to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all amounts owing in respect of the L/C Obligations, all fees due under the Credit Agreement and all other amounts payable by each Designated Borrower to the Guaranteed Parties thereunder, in connection therewith, and in connection with any other Loan Document. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities, whether now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Laws, and including interest that accrues after the commencement by or against any Designated Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of each Designated Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty (including any and all amounts due under Section 12), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”
(b)    Termination of Guaranty. Upon the termination by the Guarantor of any Designated Borrower’s status as such in accordance with Section 2.14(d) of the Credit Agreement, and so long as, after giving effect to such termination, there are no Designated Borrowers then existing under the Credit Agreement, the guarantee provided by the Guarantor hereunder shall terminate and the Administrative Agent shall with reasonable promptness execute and deliver such reasonable release

Form of Company Guaranty

documentation (which shall contain appropriate representations and warranties by the Guarantor as to the circumstances underlying such release, but shall require no representation, warranty or other undertaking on the part of the Administrative Agent) as the Guarantor may reasonably request to evidence the release and termination of the guarantee provided by the Guarantor hereunder.
SECTION 3.    Liability of Guarantor. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the payment and performance in full of all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted). In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:
(a)    the Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Designated Borrower or any other Person;
(b)    this Guaranty is a guaranty of payment when due and not merely of collectibility;
(c)    the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Designated Borrower with respect to the existence of such Event of Default;
(d)    the Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(e)    the Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:
(i)    any Insolvency Proceeding with respect to any Designated Borrower, the Guarantor, any other Loan Party or any other Person;
(ii)    any limitation, discharge, or cessation of the liability of any Designated Borrower, the Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(iii)    any merger, acquisition, consolidation or change in structure of any Designated Borrower, the Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Designated Borrower, the Guarantor, any other Loan Party or other Person;
(iv)    any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations;
(v)    any claim, defense, counterclaim or setoff, other than that of prior performance, that any Designated Borrower, the Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;
(vi)    any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, or any Guaranteed Obligations;

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(vii)    any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations; and
(viii)    any other guaranty, whether by the Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Designated Borrower to any Guaranteed Party.
SECTION 4.    Consents of Guarantor. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:
(a)    the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
(b)    the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;
(c)    the time for any Designated Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;
(d)    any Guaranteed Party may discharge or release, in whole or in part, any other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, nor shall any Guaranteed Party be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;
(e)    the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of any Designated Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and
(f)    the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against the Designated Borrowers;
all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
SECTION 5.    Guarantor Waivers.
(a)    Certain Waivers. The Guarantor waives and agrees not to assert:
(i)    any right to require any Guaranteed Party to marshal assets in favor of any Designated Borrower, the Guarantor, any other Loan Party or any other Person, to proceed against the

Form of Company Guaranty

Designated Borrowers, any other Loan Party or any other Person, or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;
(ii)    the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(iii)    any defense arising by reason of any lack of corporate or other authority or any other defense of the Designated Borrowers or any other Person;
(iv)    any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;
(v)    any rights to set-offs and counterclaims;
(vi)    any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against any Designated Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and
(vii)    without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.
(b)    Additional Waivers.
(i)    The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Designated Borrowers, the Guarantor or any other Person with respect to the Guaranteed Obligations.
(ii)    Until the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash, the Guarantor waives (A) any defenses the Guarantor may have to the Guaranty by reason of an election of remedies by the Guaranteed Parties, (B) any rights or defenses the Guarantor may have by reason of protection afforded to any Designated Borrower or any other Loan Party pursuant to the anti-deficiency or other laws of the State of New York or other applicable law (to the extent waivable under such applicable law) limiting or discharging the Designated Borrowers’ or such other Loan Party’s indebtedness, (C) any defenses arising by reason of any disability or other defense of the Designated Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Designated Borrower, (D) any defenses based on any claim that the Guarantor’s obligations exceed or are more burdensome than those of the Designated Borrowers, (E) any right to compel any Guaranteed Party to proceed against or exhaust any security for the Guaranteed Obligations (or to proceed against such security in a particular order) or to pursue any other remedy in such Guaranteed Party’s power whatsoever, and (F) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties.
(iii)    The Guarantor warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.

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(c)    Independent Obligations. The obligations of the Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of and separate from the obligations of any other guarantor of the Guaranteed Obligations, the Designated Borrowers and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not the Designated Borrowers or any such other Loan Party is joined therein or a separate action or actions are brought against any Designated Borrower or any such other Loan Party.
(d)    Financial Condition of Designated Borrowers. The Guarantor shall not have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Designated Borrowers or the ability of the Designated Borrowers to pay and perform the Obligations; (ii) the Guaranteed Obligations; (iii)  the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of any Guaranteed Party or any other Person; or (v) any other matter, fact or occurrence whatsoever.
SECTION 6.    Subrogation. Until the Guaranteed Obligations (other than contingent indemnification obligations) shall be satisfied in full and the Commitments shall be terminated, the Guarantor shall not have, and the Guarantor shall not directly or indirectly exercise, (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this Guaranty, or (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of any Guaranteed Party as against the Designated Borrowers or any other Loan Party, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Upon the payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination of all Commitments, the Guarantor shall be subrogated to the rights of the Guaranteed Parties against the Designated Borrowers to the extent otherwise permitted by law; provided, that, such subrogation shall not (i) constitute a representation or warranty, express or implied, by any Guaranteed Party as to the enforceability or collectibility of any obligations of the Designated Borrowers under the Loan Documents or as to the perfection, priority, or enforceability of any lien or security interest contained in or relating to any Loan Document; (ii) grant to the Guarantor any right of recourse against any Guaranteed Party in respect thereof; (iii) give rise to any duty on the part of any Guaranteed Party to cooperate with the Guarantor in the protection, preservation or enforcement of any rights the Guarantor may have against any Designated Borrower or any other Loan Party; (iv) impair any Guaranteed Party’s unfettered discretion to settle or otherwise compromise any claims such Guaranteed Party may have against any Designated Borrower or otherwise impair or affect any of the waivers or consents contained herein; or (v) restrict any Guaranteed Party from enforcing or forbearing from enforcing any of its rights or remedies against any Designated Borrower; provided, further, that, the Guarantor shall, upon demand, indemnify each Guaranteed Party against any and all costs and expenses arising directly or indirectly in connection with such right of subrogation.
SECTION 7.    Continuing Guaranty; Reinstatement.
(a)    This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time in connection with successive transactions consummated under the Credit Agreement and the other Loan Documents, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed

Form of Company Guaranty

Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted).
(b)    This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of any of the Designated Borrowers shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Designated Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.
SECTION 8.    Payments.
(a)    The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may have against the Guarantor by virtue hereof, upon the failure of any Designated Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code or comparable provision of other applicable Debtor Relief Laws), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Designated Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Designated Borrower for such interest in any such Insolvency Proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated in Same Day Funds, to the Administrative Agent at such office of the Administrative Agent and to such account as is specified in the Credit Agreement.
(b)    Any and all payments by or on account of any obligation of the Guarantor hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the Guarantor and, if applicable, the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by the Guarantor to a Governmental Authority pursuant to this Section 8, the Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    In addition, the Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under the Guarantor Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Documents (hereinafter referred to as “Other Taxes”).

Form of Company Guaranty

(d)    Without limiting the provisions of subsection (c) above, the Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(e)    The Guarantor shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Guarantor by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)    Any payment by the Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.
(g)    As soon as practicable after any payment of Taxes or Other Taxes by the Guarantor to a Governmental Authority, Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payments, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(h)    The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.
SECTION 9.    Consideration. In order to induce the Lenders to make Loans to and issue Letters of Credit for the account of the Designated Borrowers pursuant to the Credit Agreement, the Guarantor represents and warrants to each Guaranteed Party that the Guarantor has received at least “reasonably equivalent value” (as such phrase is used in § 548 of the Bankruptcy Code), and at least “fair consideration” (as such term is used in § 272 of the New York Uniform Fraudulent Conveyance Act) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.
SECTION 10.    Notices. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be delivered to the Guarantor’s attention at the address of the Company as set forth in Section 10.02 of the Credit Agreement and the terms of Section 10.02 of the Credit Agreement with respect to notices are incorporated herein by reference, mutatis mutandis, with each reference to the “Company,” “Borrower” or the “Borrowers” therein (whether express or by reference to the Company or Designated Borrower or the Company or Designated Borrowers as a “party” thereto) being a reference to the Guarantor and each reference to any “Loan Document” or the “Loan Documents” therein being a reference to the “Guarantor Documents”, and the parties hereto agree to such terms.
SECTION 11.    No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Guarantor Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

Form of Company Guaranty

SECTION 12.    Costs and Expenses.
(a)    Costs and Expenses. The Guarantor shall: (i) pay or reimburse the Administrative Agent and its Affiliates for all reasonable out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all out-of-pocket expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Laws), including the fees, charges and disbursements of counsel for the Administrative Agent. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by any Guaranteed Party.
(b)    Interest. Any amounts payable by the Guarantor under this Section 12 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.
(c)    Payment. All amounts due under this Section 12 shall be payable within ten Business Days after demand therefor.
(d)    Survival. The agreements in this Section 12 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
SECTION 13.    Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default each Lender, each L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the Guarantor, any such notice being waived by the Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of the Guarantor against any and all Obligations owing to such Lender or such L/C Issuer, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or such L/C Issuer shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders and L/C Issuers agree (by its acceptance hereof) promptly to notify the Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.
SECTION 14.    Marshalling; Payments Set Aside. Neither the Administrative Agent nor any other Guaranteed Party shall be under any obligation to marshal any assets in favor of the Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent

Form of Company Guaranty

that the Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 15.    Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantor, and such obligations shall be limited to those expressly stated herein.
SECTION 16.    Binding Effect; Assignment.
(a)    Binding Effect. This Guaranty shall be binding upon the Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.
(b)    Assignment. Except to the extent otherwise provided in the Credit Agreement, the Guarantor shall not have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by the Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 13 hereof in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 12 hereof.
SECTION 17.    Governing Law and Jurisdiction.
(a)    GOVERNING LAW. THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, WHERE SUCH OTHER GUARANTOR DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTION CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT IN SUCH BOROUGH, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR

Form of Company Guaranty

PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER GUARANTOR DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT AGAINST THE GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, THE GUARANTOR HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO; PROVIDED, THAT, THE GUARANTOR MAY APPOINT ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE ADMINISTRATIVE AGENT OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT.
SECTION 18.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER

Form of Company Guaranty

GUARANTOR DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.
SECTION 19.    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions contemplated by this Guaranty or any other Guarantor Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantor shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
SECTION 20.    Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire final agreement of the Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantor, verbal or written, relating to the subject matter hereof and thereof and shall not be amended except by written agreement of the Guarantor, the Administrative Agent and the Required Lenders. This Guaranty and the other Guarantor Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by the Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 21.    Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 22.    Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.
SECTION 23.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guarantor Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Guarantor in the Agreement Currency, the Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative

Form of Company Guaranty

Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent (by its acceptance hereof) agrees to return the amount of any excess to the Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section 23 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
SECTION 24.    Bermuda Branch; Full Recourse Obligations. All the obligations of the Guarantor hereunder are incurred by the Guarantor at its Bermuda branch having a principal place of business from which it conducts operations in accordance with its permit located at 16 Par-la-Ville Road, Hamilton HM08 Bermuda, and all payments hereunder including, without limitation, payments of principal and interest, by the Guarantor of the Guaranteed Obligations will be made through its Bermuda branch; provided, however, that, notwithstanding the foregoing, Guarantor acknowledges and agrees that the Guarantor's obligations hereunder are full recourse to the Guarantor, and are in no manner limited to any extent to any branch thereof and shall in no manner impair the Administrative Agent’s or any Lender’s ability to enforce or collect any of the Guaranteed Obligations from the Guarantor.
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Form of Company Guaranty

IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

FLEX LTD.

By:
Name:
Title:

Form of Company Guaranty

EXHIBIT G
FORM OF SUBSIDIARY GUARANTY
THIS SUBSIDIARY GUARANTY (this “Guaranty”), dated as of [______ __], 20[__], is made by each of the undersigned (together, the “Guarantors”; each a “Guarantor”), in favor of the Lenders from time to time party to the Credit Agreement referred to below and Bank of America, N.A., as Administrative Agent.

A.    Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers, the Lenders from time to time party thereto (each a “Lender” and, collectively, together with the Swing Line Lenders and the L/C Issuers, the “Lenders”) and the Administrative Agent are parties to a Credit Agreement dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”).
B.    The Guarantors are Subsidiaries of the Company.
C.    The Guarantors, as Subsidiaries or Affiliates of the Company and the Designated Borrowers (together, the “Borrowers”), will derive substantial direct and indirect benefits from the making of the Loans to and the issuance of Letters of Credit for the account of the Borrowers pursuant to the Credit Agreement (which benefits are hereby acknowledged by the Guarantors).
Accordingly, to induce the Administrative Agent and the Lenders to enter into the Credit Agreement, and in consideration thereof, the Guarantors hereby agree as follows:
SECTION 1.    Definitions; Interpretation.
(a)    Terms Defined in Credit Agreement. All capitalized terms used in this Guaranty (including in the recitals hereof) and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
(b)    Certain Defined Terms. As used in this Guaranty (including in the recitals hereof), the following terms shall have the following meanings:
“Aggregate Guaranty Payments” shall mean, with respect to any Guarantor at any time, the aggregate amount of all payments made by such Guarantor under this Guaranty (including under Section 9 hereof) at or prior to such time.
“Agreement Currency” has the meaning set forth in Section 25.
“Bankruptcy Code” means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended.
“Credit Agreement” has the meaning specified in the recitals to this Guaranty.
“Fair Share” shall mean, with respect to any Guarantor at any time, an amount equal to (i) a fraction, the numerator which is the Maximum Guaranty Amount of such Guarantor and the denominator of which is the aggregate Maximum Guaranty Amounts of all Guarantors, multiplied by (ii) the aggregate amount paid by all Funding Guarantors under this Guaranty at or prior to such time.

Form of Subsidiary Guaranty

“Fair Share Shortfall” shall mean, with respect to any Guarantor at any time, the amount, if any, by which the Fair Share of such Guarantor at such time exceeds the Aggregate Guaranty Payments of such Guarantor at such time.
“Funding Guarantor” has the meaning set forth in Section 9.
“Guaranteed Obligations” has the meaning set forth in Section 2.
“Guaranteed Parties” means the Administrative Agent and each Lender.
“Guarantor Documents” means this Guaranty and all other certificates, documents, agreements and instruments delivered to any Guaranteed Party by a Guarantor under or in connection with this Guaranty and the Loan Documents.
“Insolvency Proceeding” means, with respect to any Person, (i) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (ii) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in either case undertaken under Debtor Relief Laws.
“Judgment Currency” has the meaning set forth in Section 25.
“Lenders” has the meaning specified in the recitals to this Guaranty.
“Maximum Guaranty Amount” shall mean, with respect to any Guarantor at any time, (i) the full amount of the Guaranteed Obligations at such time or (ii) if any court of competent jurisdiction determines in any action to enforce this Guaranty that enforcement against such Guarantor for the full amount of the Guaranteed Obligations is not lawful under or would be subject to avoidance under Section 548 of the Bankruptcy Code or any applicable provision of any comparable law of any state or other jurisdiction, then the maximum amount lawful and not subject to such avoidance.
“Organization Documents” means (i) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (ii) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (iii) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” has the meaning set forth in Section 8(c).
(c)    Interpretation. The rules of interpretation set forth in Sections 1.02 and 1.03 of the Credit Agreement shall be applicable to this Guaranty and are incorporated herein by this reference.
SECTION 2.    Guaranty.
(a)    Each Guarantor hereby severally absolutely, unconditionally and irrevocably guarantees for the Guaranteed Parties, and their respective successors, endorsees, transferees and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise) of all (and not merely a lesser or proportional part of) the

Form of Subsidiary Guaranty

indebtedness, liabilities and other obligations of each Borrower (now existing or hereafter arising pursuant to Section 2.15 or Section 2.16 of the Credit Agreement) to the Guaranteed Parties under or in connection with the Credit Agreement, the Notes and the other Loan Documents, including all unpaid principal of the Loans, all interest accrued thereon, all amounts owing in respect of L/C Obligations, all fees due under the Credit Agreement and all other amounts payable by each Borrower to the Guaranteed Parties thereunder, in connection therewith, and in connection with any other Loan Document. The terms “indebtedness,” “liabilities” and “obligations” are used herein in their most comprehensive sense and include without limitation any and all advances, debts, obligations and liabilities, whether now existing or hereafter arising, whether voluntary or involuntary and whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, and whether recovery upon such indebtedness, liabilities and obligations may be or hereafter become unenforceable or shall be an allowed or disallowed claim under any Debtor Relief Law, and including interest that accrues after the commencement by or against any Borrower or any Affiliate thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding. The foregoing indebtedness, liabilities and other obligations of each Borrower, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantors in connection with this Guaranty (including any and all amounts due under Section 14), shall hereinafter be collectively referred to as the “Guaranteed Obligations.”
(b)    To the extent that any court of competent jurisdiction shall impose by final judgment under applicable law (including if applicable, the New York Uniform Fraudulent Conveyance Act or other applicable state law and §§ 544 and 548 of the Bankruptcy Code) any limitations on the amount of any Guarantor’s liability with respect to the Guaranteed Obligations which any Guaranteed Party can enforce under this Guaranty, the Guaranteed Parties by their acceptance hereof accept such limitation on the amount of such Guarantor’s liability hereunder to the extent needed to make this Guaranty and the Guarantor Documents fully enforceable and nonavoidable.
SECTION 3.    Liability of Guarantors. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the payment and performance in full of all Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted). In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:
(a)    such Guarantor’s liability hereunder shall be the immediate, direct, and primary obligation of such Guarantor and shall not be contingent upon any Guaranteed Party’s exercise or enforcement of any remedy it may have against any Borrower or any other Person;
(b)    this Guaranty is a guaranty of payment when due and not merely of collectibility;
(c)    the Guaranteed Parties may enforce this Guaranty upon the occurrence and during the continuance of an Event of Default notwithstanding the existence of any dispute between any of the Guaranteed Parties and any Borrower with respect to the existence of such Event of Default;
(d)    such Guarantor’s payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge such Guarantor’s liability for any portion of the Guaranteed Obligations remaining unsatisfied; and
(e)    such Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Guarantor be exonerated or discharged by, any of the following events:

Form of Subsidiary Guaranty

(i)    any Insolvency Proceeding with respect to any Borrower, such Guarantor, any other Guarantor or other Loan Party or any other Person;
(ii)    any limitation, discharge, or cessation of the liability of any Borrower, such Guarantor, any other Guarantor or other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;
(iii)    any merger, acquisition, consolidation or change in structure of any Borrower, such Guarantor or any other Guarantor or other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of any Borrower, such Guarantor, any other Guarantor or other Loan Party or other Person (in each case, except as otherwise provided in Section 26 hereof);
(iv)    any assignment or other transfer, in whole or in part, of any Guaranteed Party’s interests in and rights under this Guaranty or the other Loan Documents, including any Guaranteed Party’s right to receive payment of the Guaranteed Obligations;
(v)    any claim, defense, counterclaim or setoff, other than that of prior performance, that any Borrower, such Guarantor, any other Guarantor or other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;
(vi)    any Guaranteed Party’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, or any Guaranteed Obligations;
(vii)    any Guaranteed Party’s vote, claim, distribution, election, acceptance, action or inaction in any Insolvency Proceeding related to the Guaranteed Obligations; and
(viii)    any other guaranty, whether by such Guarantor or any other Guarantor or other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party.
SECTION 4.    Consents of Guarantors. Each Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:
(a)    the principal amount of the Guaranteed Obligations may be increased or decreased and additional Obligations of the Loan Parties under the Loan Documents may be incurred, by one or more amendments, modifications, renewals or extensions of any Loan Document or otherwise;
(b)    the time, manner, place or terms of any payment under any Loan Document may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or any fee or other amount payable under such Loan Document, by an amendment, modification or renewal of any Loan Document or otherwise;
(c)    the time for any Borrower’s (or any other Person’s) performance of or compliance with any term, covenant or agreement on its part to be performed or observed under any Loan Document may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Guaranteed Parties may deem proper;

Form of Subsidiary Guaranty

(d)    any Guaranteed Party may discharge or release, in whole or in part, any other Guarantor or other Loan Party or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, and may permit or consent to any such action or any result of such action, nor shall any Guaranteed Party be liable to such Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;
(e)    the Guaranteed Parties may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of any Borrower to any Guaranteed Party and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and
(f)    the Guaranteed Parties may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege (including the right to accelerate the maturity of any Loan and any power of sale) granted by any Loan Document or agreement, or otherwise available to any Guaranteed Party, with respect to the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of such Guarantor against the Borrowers;
all as the Guaranteed Parties may deem advisable, and all without impairing, abridging, releasing or affecting this Guaranty.
SECTION 5.    Guarantor Waivers.
(a)    Certain Waivers. Each Guarantor waives and agrees not to assert:
(i)    any right to require any Guaranteed Party to marshal assets in favor of any Borrower, such Guarantor, any other Loan Party or any other Person, to proceed against the Borrowers, any other Loan Party or any other Person, or to pursue any other right, remedy, power or privilege of any Guaranteed Party whatsoever;
(ii)    the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;
(iii)    any defense arising by reason of any lack of corporate or other authority or any other defense of the Borrowers or any other Person;
(iv)    any defense based upon any Guaranteed Party’s errors or omissions in the administration of the Guaranteed Obligations;
(v)    any rights to set-offs and counterclaims;
(vi)    any defense based upon an election of remedies (including, if available, an election to proceed by nonjudicial foreclosure) which destroys or impairs the subrogation rights of such Guarantor or the right of such Guarantor to proceed against any Borrower or any other obligor of the Guaranteed Obligations for reimbursement; and
(vii)    without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.

Form of Subsidiary Guaranty

(b)    Additional Waivers.
(i)    Each Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Guaranteed Parties upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. Each Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon the Borrowers, such Guarantor or any other Guarantor or other Person with respect to the Guaranteed Obligations.
(ii)    Until the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) have been paid in full in cash, each Guarantor waives (A) any defenses such Guarantor may have to the Guaranty by reason of an election of remedies by the Guaranteed Parties, (B) any rights or defenses such Guarantor may have by reason of protection afforded to any Borrower or any other Loan Party pursuant to the anti-deficiency or other laws of the State of New York or other applicable law (to the extent waivable under such applicable law) limiting or discharging the Borrowers’ or such other Loan Party’s indebtedness, (C) any defenses arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Guaranteed Party) of the liability of any Borrower, (D) any defenses based on any claim that such Guarantor’s obligations exceed or are more burdensome than those of the Borrowers, (E) any right to compel any Guaranteed Party to proceed against or exhaust any security for the Guaranteed Obligations (or to proceed against such security in a particular order) or to pursue any other remedy in such Guaranteed Party’s power whatsoever, and (F) any benefit of and any right to participate in any security now or hereafter held by the Guaranteed Parties.
(iii)    Each Guarantor warrants and agrees that each of the waivers set forth herein is made with full knowledge of its significance and consequences and that if any such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by applicable law.
(c)    Independent Obligations. The obligations of each Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of and separate from the obligations of any other Guarantor or other guarantor of the Guaranteed Obligations, the Borrowers and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against each Guarantor, whether or not the Borrowers or any such other Guarantor or other Loan Party is joined therein or a separate action or actions are brought against any Borrower or any such other Guarantor or other Loan Party.
(d)    Financial Condition of Borrowers. No Guarantor shall have any right to require any Guaranteed Party to obtain or disclose any information with respect to: (i) the financial condition or character of the Borrowers or the ability of the Borrowers to pay and perform the Obligations; (ii) the Guaranteed Obligations; (iii) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (iv) any action or inaction on the part of any Guaranteed Party or any other Person; or (v) any other matter, fact or occurrence whatsoever.
SECTION 6.    Subrogation. Until the Guaranteed Obligations (other than contingent indemnification obligations) shall be satisfied in full and the Commitments shall be terminated, no Guarantor shall have, and no Guarantor shall directly or indirectly exercise, (a) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (b) any rights of contribution, indemnification, reimbursement or similar suretyship claims arising out of this

Form of Subsidiary Guaranty

Guaranty, or (c) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy, or security of any Guaranteed Party as against the Borrowers or any other Guarantor or other Loan Party, whether in connection with this Guaranty, any of the other Loan Documents or otherwise. If any amount shall be paid to any Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Guaranteed Parties and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Loan Documents. Upon the payment in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted) and the termination of all Commitments, each Guarantor shall be subrogated to the rights of the Guaranteed Parties against the Borrowers to the extent otherwise permitted by law; provided, that, such subrogation shall not (i) constitute a representation or warranty, express or implied, by any Guaranteed Party as to the enforceability or collectibility of any obligations of the Borrowers under the Loan Documents or as to the perfection, priority, or enforceability of any lien or security interest contained in or relating to any Loan Document; (ii) grant to such Guarantor any right of recourse against any Guaranteed Party in respect thereof; (iii) give rise to any duty on the part of any Guaranteed Party to cooperate with such Guarantor in the protection, preservation or enforcement of any rights such Guarantor may have against any Borrower or any other Loan Party; (iv) impair any Guaranteed Party’s unfettered discretion to settle or otherwise compromise any claims such Guaranteed Party may have against any Borrower or otherwise impair or affect any of the waivers or consents contained herein; or (v) restrict any Guaranteed Party from enforcing or forbearing from enforcing any of its rights or remedies against any Borrower; provided, further, that, each Guarantor shall, upon demand, indemnify each Guaranteed Party against any and all costs and expenses arising directly or indirectly in connection with such right of subrogation.
SECTION 7.    Continuing Guaranty; Reinstatement.
(a)    This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time in connection with successive transactions consummated under the Credit Agreement and the other Loan Documents, and each Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall, subject to Section 27 hereof, continue in effect and be binding upon each Guarantor until termination of the Commitments and payment and performance in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted).
(b)    This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of any of the Borrowers shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to the Borrower, its estate, trustee, receiver or any other Person (including under the Bankruptcy Code or other state or federal law), or must otherwise be restored by the Administrative Agent or any Lender, whether as a result of Insolvency Proceedings or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.
SECTION 8.    Payments.
(a)    Each Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which any Guaranteed Party or any other Person may

Form of Subsidiary Guaranty

have against such Guarantor by virtue hereof, upon the failure of any Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under § 362(a) of the Bankruptcy Code or comparable provision of other applicable Debtor Relief Law), such Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any Insolvency Proceeding with respect to any Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such Insolvency Proceeding). Each Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in the currency in which such Guaranteed Obligations are denominated in Same Day Funds, to the Administrative Agent at such office of the Administrative Agent and to such account as is specified in the Credit Agreement.
(b)    Any and all payments by or on account of any obligation of any Guarantor hereunder shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law requires the deduction or withholding of any Tax from any such payment, then the applicable Guarantor and, if applicable, the Administrative Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made. As soon as practicable after any payment of Taxes by any Guarantor to a Governmental Authority pursuant to this Section 8, such Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(c)    In addition, each Guarantor agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under the Guarantor Documents or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, the Guarantor Documents (hereinafter referred to as “Other Taxes”).
(d)    Without limiting the provisions of subsection (c) above, each Guarantor shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(e)    The Guarantors shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Company by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(f)    Any payment by any Guarantor hereunder the application of which is not otherwise provided for herein, shall be applied in the order specified in Section 8.03 of the Credit Agreement.

Form of Subsidiary Guaranty

(g)    As soon as practicable after any payment of Taxes or Other Taxes by any Guarantor to a Governmental Authority, each Guarantor shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payments, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(h)    The agreements in this Section 8 shall survive the payment of all Guaranteed Obligations.
SECTION 9.    Contribution among Guarantors. Guarantors desire to allocate among themselves, in a fair and equitable manner, their rights of contribution from each other when any payment is made by any Guarantor under this Guaranty. Accordingly, if any payment is made by any Guarantor under this Guaranty (a “Funding Guarantor”) that exceeds its Fair Share, the Funding Guarantor shall be entitled to a contribution from each other Guarantor in the amount of such other Guarantor’s Fair Share Shortfall, so that all such contributions shall cause each Guarantor’s Aggregate Guaranty Payments to equal its Fair Share. The amounts payable as contributions hereunder shall be determined by the Funding Guarantor as of the date on which the related payment or distribution is made by the Funding Guarantor, and such determination shall be binding on the other Guarantors absent manifest error. The allocation and right of contribution among Guarantors set forth in this Section 9 shall not be construed to limit in any way the liability of any Guarantor under this Guaranty or the amount of the Guaranteed Obligations.
SECTION 10.    Representations and Warranties. In order to induce the Lenders to make Loans to and issue Letters of Credit for the account of the Borrowers pursuant to the Credit Agreement, each Guarantor represents and warrants to each Guaranteed Party that:
(a)    Organization and Powers. Such Guarantor (i)(A) is duly organized or incorporated and validly existing and (B) in any jurisdiction in which such legal concept is applicable, is in good standing under the laws of its jurisdiction of organization, (ii) has the power and authority to own, lease and operate its properties and carry on its business as now conducted and (iii) is duly qualified and licensed to do business as a foreign entity in each jurisdiction where the ownership, lease or operation of its properties or the conduct of its business requires such qualification or license, except in each case referred to in clauses (i)(B) or (iii), where the failure to be in good standing or so qualified or licensed is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
(b)    Authorization; No Conflict. The execution, delivery and performance by such Guarantor of this Guaranty and any other Guarantor Documents executed, or to be executed, by such person and the consummation of the transaction contemplated thereby (i) are within the power of such person and (ii) have been duly authorized by all necessary actions on the part of such Person, and do not and will not (w) violate any Requirement of Law applicable to such Guarantor, (x) violate any provision of, or result in the breach or the acceleration of, or entitle any other Person to accelerate (whether after the giving of notice or lapse of time or both), any Contractual Obligation of such Guarantor, (y) result in the creation or imposition of any Lien (or the obligation to create or impose any Lien) upon any material property, material asset or material revenue of such Guarantor (other than Liens created under the Loan Documents), or (z) violate the articles or certificate of incorporation or by-laws, constitution, partnership agreement or other organizational, constitutional or governing documents of such Person, except in each case referred to in clauses (w) or (x) above, where any such violation, breach, or acceleration is not reasonably and substantially likely (alone or in the aggregate) to have a Material Adverse Effect.
(c)    Binding Obligation. This Guaranty has been, and the other Guarantor Documents, when executed and delivered by such Guarantor, will have been, duly executed and delivered by such Guarantor. This Guaranty constitutes, and each other Guarantor Document when so executed and delivered will constitute, a legal, valid and binding obligation of such Guarantor, enforceable against such

Form of Subsidiary Guaranty

Guarantor in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors’ rights generally and general principles of equity.
(d)    Governmental Consents. No material consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person (including the shareholders of any Person) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, such Guarantor of this Guaranty or any other Guarantor Documents, except such as (i) have been made or obtained and are in full force and effect or (ii) are being made or obtained in a timely manner and once made or obtained will be in full force and effect.
(e)    Consideration. Such Guarantor has received at least “reasonably equivalent value” (as such phrase is used in § 548 of the Bankruptcy Code), and at least “fair consideration” (as such term is used in § 272 of the New York Uniform Fraudulent Conveyance Act) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations.
(f)    Credit Agreement Representations. Each representation and warranty made by the Borrowers in the Credit Agreement in reference to any Guarantor is true and correct (i) in the case of representations and warranties that are qualified as to materiality, in all respects, and (ii) in the case of representations and warranties that are not qualified as to materiality, true and correct in all material respects, in each case, as to such Guarantor on and as of the date of this Guaranty.
SECTION 11.    Credit Agreement Covenants. Each Guarantor shall observe, perform and comply with all covenants applicable to such Guarantor set forth in Articles VI and VII of the Credit Agreement, which by their terms the Company is required to cause such Guarantor to observe, perform and comply with (or which by the terms of such Articles are to be complied with by such Guarantor), as if such covenants were set forth in full herein.
SECTION 12.    Notices. Unless otherwise expressly provided herein, all notices and other communications with a Guarantor provided for hereunder shall be delivered to such Guarantor’s attention at the address of the Company as set forth in Section 10.02 of the Credit Agreement and the terms of Section 10.02 of the Credit Agreement with respect to notices are incorporated herein by reference, mutatis mutandis, with each reference to the “Company,” “Borrower” or the “Borrowers” therein (whether express or by reference to the Company or Borrower or the Company or Borrowers as a “party” thereto) being a reference to each Guarantor and each reference to any “Loan Document” or the “Loan Documents” therein being a reference to the “Guarantor Documents”, and the parties hereto agree to such terms.
SECTION 13.    No Waiver; Cumulative Remedies. No failure by any Guaranteed Party to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Guarantor Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided, and provided under each other Guarantor Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
SECTION 14.    Costs and Expenses.
(a)    Costs and Expenses. Each Guarantor, severally, shall: (i) pay or reimburse the Administrative Agent and its Affiliates for all reasonable out-of-pocket expenses incurred in connection with the development, preparation, negotiation and execution of this Guaranty and the other Guarantor Documents and any amendment, waiver, consent or other modification of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the

Form of Subsidiary Guaranty

consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent; and (ii) pay or reimburse the Administrative Agent and each other Guaranteed Party for all out-of-pocket expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Guaranty or the other Guarantor Documents (including all such costs and expenses incurred during any “workout” or restructuring in respect of the Guaranteed Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including the fees, charges and disbursements of counsel for the Administrative Agent. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by any Guaranteed Party.
(b)    Interest. Any amounts payable by any Guarantor under this Section 14 or otherwise under this Guaranty if not paid upon demand shall bear interest from the date of such demand until paid in full, at a fluctuating interest rate per annum at all times equal to the Default Rate applicable to Base Rate Loans to the fullest extent permitted by applicable law. Any such interest shall be due and payable upon demand and shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed.
(c)    Payment. All amounts due under this Section 14 shall be payable within ten Business Days after demand therefor.
(d)    Survival. The agreements in this Section 14 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
SECTION 15.    Right of Set-Off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default each Lender, each L/C Issuer and each of their respective Affiliates is authorized at any time and from time to time, without prior notice to the applicable Guarantor, any such notice being waived by such Guarantor to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender, such L/C Issuer or any such Affiliate to or for the credit or the account of such Guarantor against any and all Obligations owing to such Lender or such L/C Issuer, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender or such L/C Issuer shall have made demand under this Guaranty or any other Guarantor Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or indebtedness. Each of the Lenders agrees (by its acceptance hereof) promptly to notify such Guarantor and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that, the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender, each L/C Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such L/C Issuer or their respective Affiliates may have.
SECTION 16.    Marshalling; Payments Set Aside. Neither the Administrative Agent nor any other Guaranteed Party shall be under any obligation to marshal any assets in favor of any Guarantor or any other Person or against or in payment of any or all of the Guaranteed Obligations. To the extent that any Guarantor makes a payment to any Guaranteed Party, or any Guaranteed Party exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any Guaranteed Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in

Form of Subsidiary Guaranty

full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each of the Lenders severally agrees (by its acceptance hereof) to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect.
SECTION 17.    Benefits of Guaranty. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and each other Guaranteed Party and their respective successors and assigns, and no other Person (other than any Indemnitee specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Guaranteed Parties, by their acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Guarantors, and such obligations shall be limited to those expressly stated herein.
SECTION 18.    Binding Effect; Assignment.
(a)    Binding Effect. This Guaranty shall be binding upon each Guarantor and its successors and assigns, and inure to the benefit of and be enforceable by the Administrative Agent and each other Guaranteed Party and their respective successors, endorsees, transferees and assigns.
(b)    Assignment. Except to the extent otherwise provided in the Credit Agreement, no Guarantor shall have the right to assign or transfer its rights and obligations hereunder or under any other Guarantor Documents without the prior written consent of the Required Lenders. Each Lender may, without notice to or consent by any Guarantor, sell, assign, transfer or grant participations in all or any portion of such Lender’s rights and obligations hereunder and under the other Guarantor Documents in connection with any sale, assignment, transfer or grant of a participation by such Lender in accordance with Section 10.06 of the Credit Agreement of or in its rights and obligations thereunder and under the other Loan Documents. In the event of any grant of a participation, the participant (A) shall be deemed to have a right of setoff under Section 15 hereof in respect of its participation to the same extent as if it were such “Guaranteed Party;” and (B) shall also be entitled to the benefits of Section 14 hereof.
SECTION 19.    Governing Law and Jurisdiction.
(a)    GOVERNING LAW. THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, WHERE SUCH OTHER GUARANTOR DOCUMENT EXPRESSLY SETS FORTH OTHERWISE) AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT (EXCEPT, AS TO ANY OTHER GUARANTOR DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT IN SUCH BOROUGH, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT

Form of Subsidiary Guaranty

PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUITS ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS GUARANTY OR IN ANY OTHER GUARANTOR DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT AGAINST ANY GUARANTOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 19. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 12. NOTHING IN THIS GUARANTY WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE FOREGOING, EACH OF THE GUARANTORS HEREBY APPOINTS, IN THE CASE OF ANY SUCH ACTION OR PROCEEDING BROUGHT IN THE COURTS OF OR IN THE STATE OF NEW YORK, CT CORPORATION, WITH OFFICES ON THE DATE HEREOF AT 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, TO RECEIVE FOR IT AND ON ITS BEHALF, SERVICE OF PROCESS IN THE STATE OF NEW YORK WITH RESPECT THERETO; PROVIDED, THAT, THE GUARANTORS MAY APPOINT ANY OTHER PERSON, REASONABLY ACCEPTABLE TO THE ADMINISTRATIVE AGENT, WITH OFFICES IN THE STATE OF NEW YORK TO REPLACE SUCH AGENT FOR SERVICE OF PROCESS UPON DELIVERY TO THE ADMINISTRATIVE AGENT OF A REASONABLY ACCEPTABLE AGREEMENT OF SUCH NEW AGENT AGREEING SO TO ACT.
SECTION 20.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OTHER GUARANTOR DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER GUARANTOR DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.
SECTION 21.    California Judicial Reference. If any action or proceeding is filed in a court of the State of California by or against any party hereto in connection with any of the transactions

Form of Subsidiary Guaranty

contemplated by this Guaranty or any other Guarantor Document, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision; provided, that, at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) without limiting the generality of Section 10.04 of the Credit Agreement, the Guarantors shall be solely responsible to pay all fees and expenses of any referee appointed in such action or proceeding.
SECTION 22.    Entire Agreement; Amendments and Waivers. This Guaranty together with the other Guarantor Documents embodies the entire, final agreement of each Guarantor with respect to the matters set forth herein and supersedes all prior or contemporaneous agreements and understandings of the Guarantors, verbal or written, relating to the subject matter hereof and thereof and shall not be amended as to any Guarantor except by written agreement of such Guarantor, the Administrative Agent and the Required Lenders. This Guaranty and the other Guarantor Documents may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties. No waiver of any rights of the Guaranteed Parties under any provision of this Guaranty or consent to any departure by any Guarantor therefrom shall be effective unless in writing and signed by the Administrative Agent and the Required Lenders, or the Administrative Agent (with the written consent of the Required Lenders). Any such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 23.    Severability. If any provision of this Guaranty or the other Guarantor Documents is held to be illegal, invalid or unenforceable as to any or all Guarantors, (a) the legality, validity and enforceability of the remaining provisions of this Guaranty and the other Guarantor Documents as to such affected Guarantor(s) shall not be affected or impaired thereby, (b) the legality, validity and enforceability of such provisions and any other provisions as to any other Guarantor shall not be affected or impaired thereby, and (c) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
SECTION 24.    Counterparts. This Guaranty may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which together shall constitute one and the same instrument.
SECTION 25.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Guarantor Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of each Guarantor in respect of any such sum due from it to any Guaranteed Party hereunder or under the other Guarantor Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of the Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from any Guarantor in the Agreement Currency, such Guarantor agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the

Form of Subsidiary Guaranty

Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent (by its acceptance hereof) agrees to return the amount of any excess to such Guarantor (or to any other Person who may be entitled thereto under applicable law). The agreements in this Section 25 shall survive the termination of the Commitments and repayment of all Guaranteed Obligations.
SECTION 26.    Future Guarantors. At such time following the date hereof the Company chooses to add as any Subsidiary of the Company (an “Acceding Subsidiary”) as a Guarantor pursuant to the terms of Section 6.10 of the Credit Agreement, such Acceding Subsidiary shall execute and deliver to the Administrative Agent a Guaranty Joinder Agreement substantially in the form of Annex I hereto, signifying its agreement to be bound by the provisions of this Guaranty as a Guarantor to the same extent as if such Acceding Subsidiary had originally executed this Guaranty as of the date hereof.
SECTION 27.    Guarantor Release. Each Guarantor shall remain obligated under and bound by this Guaranty until termination of the Commitments and payment and performance in full of the Guaranteed Obligations (other than contingent indemnification obligations for which no claim has been asserted); provided, that, this Guaranty shall be terminated as to any Guarantor upon receipt by the Administrative Agent of a request from the Company to release such Guarantor in accordance with Section 6.10 of the Credit Agreement, without affecting or impairing the obligations of any other Guarantor hereunder.
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Form of Subsidiary Guaranty

IN WITNESS WHEREOF, the Guarantors have executed this Guaranty, as of the date first above written.

[GUARANTOR]

By:
Title:

[GUARANTOR]

By:
Title:

[GUARANTOR]

By:
Title:

Form of Subsidiary Guaranty

[FORM OF]
GUARANTY JOINDER AGREEMENT
THIS GUARANTY JOINDER AGREEMENT (this “Joinder”) is executed as of __________, 20__ by _____________________, a _________ [corporation/limited liability company/partnership] (“Joining Party”), and delivered to BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”), for the benefit of the Lenders (as defined below). Except as otherwise defined herein, terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.
A.    Flex Ltd., a Singapore company (“Company”) and certain Designated Borrowers (together with the Company, each referred to individually herein as a “Borrower” and collectively as the “Borrowers”), the lenders from time to time party thereto (each a “Lender” and, collectively, together with the Swing Line Lenders and L/C Issuers, the “Lenders”), and the Administrative Agent are parties to a Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”);
B.    The Joining Party is a direct or indirect Subsidiary of the Company and desires to become a Guarantor under that certain Subsidiary Guaranty, dated as of ______________, 20__ (the “Guaranty”); and
C.    The Joining Party will obtain benefits from the incurrence of Loans by and the issuance of Letters of Credit for the account of the Borrowers, in each case pursuant to the Credit Agreement and, accordingly, desires to execute this Joinder;
Accordingly, in consideration of the foregoing and other benefits accruing to the Joining Party, the receipt and sufficiency of which are hereby acknowledged, the Joining Party hereby makes the following representations and warranties to each Lender and the Administrative Agent and hereby covenants and agrees with each Lender and the Administrative Agent as follows:
1.    By this Joinder, the Joining Party becomes a Guarantor for all purposes under the Guaranty, pursuant to Section 26 thereof.
2.    The Joining Party agrees that, upon its execution hereof, it will become a Guarantor under the Guaranty with respect to all Guaranteed Obligations (as defined in the Guaranty), and will be bound by all terms, conditions and duties applicable to a Guarantor under the Guaranty and the other Loan Documents. Without limitation of the foregoing, and in furtherance thereof, the Joining Party severally absolutely, unconditionally and irrevocably guarantees the full and prompt payment when due of all (and not merely a lesser or proportional part of the) Guaranteed Obligations (on the same basis as the other Guarantors under the Guaranty).
3.    The Joining Party hereby makes and undertakes, as the case may be, each covenant, representation and warranty made by, and as a Guarantor pursuant to the Guaranty, in each case as of the date hereof (except to the extent any such representation or warranty relates solely to an earlier date in which case such representation and warranty shall be true and correct as of such earlier date), and agrees to be bound by all covenants, agreements and obligations of a Guarantor and Loan Party pursuant to the Guaranty and all other Loan Documents to which it is or becomes a party.
4.    This Joinder shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors

Form of Subsidiary Guaranty

and assigns, provided, however, that, the Joining Party may not assign any of its rights, obligations or interest hereunder or under any other Loan Document without the prior written consent of the Lenders or as otherwise permitted by the Loan Documents. THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. This Joinder may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument. In the event that any provision of this Joinder shall prove to be invalid or unenforceable, such provision shall be deemed to be severable from the other provisions of this Joinder, which shall remain binding on all parties hereto.
5.    From and after the execution and delivery hereof by the parties hereto, this Joinder shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.
6.    The effective date of this Joinder is ______________, 20__.
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Form of Subsidiary Guaranty

IN WITNESS WHEREOF, the Joining Party has caused this Joinder to be duly executed as of the date first above written.

[NEW GUARANTOR]

By:
Name:
Title:

Accepted and Acknowledged by:

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

Form of Subsidiary Guaranty

EXHIBIT H
FORM OF DESIGNATED BORROWER
REQUEST AND ASSUMPTION AGREEMENT
Date:_________, _____
To:    Bank of America, N.A., as Administrative Agent
Ladies and Gentlemen:
This Designated Borrower Request and Assumption Agreement is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Request and Assumption Agreement and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
Each of _____________________ (the “Designated Borrower”) and the Company hereby confirms, represents and warrants to the Administrative Agent and the Lenders that the Designated Borrower is a Subsidiary of the Company.
The documents required to be delivered to the Administrative Agent under Section 2.14 of the Credit Agreement will be furnished to the Administrative Agent in accordance with the requirements of the Credit Agreement.
Complete if the Designated Borrower is a Domestic Subsidiary: The true and correct U.S. taxpayer identification number of the Designated Borrower is             .
Complete if the Designated Borrower is a Foreign Subsidiary: The true and correct unique identification number that has been issued to the Designated Borrower by its jurisdiction of organization and the name of such jurisdiction are set forth below:

Identification Number	Jurisdiction of Organization

The parties hereto hereby confirm that with effect from the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower shall have obligations, duties and liabilities toward each of the other parties to the Credit Agreement identical to those which the Designated Borrower would have had if the Designated Borrower had been an original party to the Credit Agreement as a Borrower. Effective as of the date of the Designated Borrower Notice for the Designated Borrower, the Designated Borrower confirms its acceptance of, and consents to, all representations and warranties, covenants, and other terms and provisions of the Credit Agreement.
The parties hereto hereby request that the Designated Borrower be entitled to receive Revolving Credit Loans and obtain for its account Letters of Credit under the Credit Agreement, and understand, acknowledge and agree that neither the Designated Borrower nor the Company on its behalf shall have any right to request any Revolving Credit Loans or Letters of Credit for its account unless and until the
H-1
Form of Designated Borrower Request and Assumption Agreement

date five Business Days after the effective date designated by the Administrative Agent in a Designated Borrower Notice delivered to the Company and the Lenders pursuant to Section 2.14 of the Credit Agreement.
This Designated Borrower Request and Assumption Agreement shall constitute a Loan Document under the Credit Agreement.
THIS DESIGNATED BORROWER REQUEST AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
IN WITNESS WHEREOF, the parties hereto have caused this Designated Borrower Request and Assumption Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

[DESIGNATED BORROWER]

By:
Title:

FLEX LTD.

By:
Title:

H-2
Form of Designated Borrower Request and Assumption Agreement

EXHIBIT I
FORM OF DESIGNATED BORROWER NOTICE
Date: ___________, ____
To:    Flex Ltd.
The Lenders party to the Credit Agreement referred to below
Ladies and Gentlemen:
This Designated Borrower Notice is made and delivered pursuant to Section 2.14 of that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent, and reference is made thereto for full particulars of the matters described therein. All capitalized terms used in this Designated Borrower Notice and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.
The Administrative Agent hereby notifies Company and the Lenders that effective as of the date hereof [_________________________] shall be a Designated Borrower and may receive Revolving Credit Loans for its account on the terms and conditions set forth in the Credit Agreement.
This Designated Borrower Notice shall constitute a Loan Document under the Credit Agreement.

BANK OF AMERICA, N.A., as Administrative Agent

By:
Name:
Title:

I-1
Form of Designated Borrower Notice

EXHIBIT J
FORM OF ADMINISTRATIVE QUESTIONNAIRE
[See attached]

J-1
Form of Administrative Questionnaire

LSTA/LMA Standard Administrative Details Form

The Loan Market Association ("LMA") and Loan Syndications & Trading Association ("LSTA") consent to the use and reproduction of this document for the preparation and documentation of agreements relating to transactions or potential transactions in the loan markets.

© Loan Market Association, Loan Syndications & Trading Association. All rights reserved.

LSTA/LMA Standard Administrative Details Form

BORROWER DETAILS
Borrower Name	Flex Ltd.

ENTITY DETAILS
Name	Lender’s name as it appears on tax/registration documentation.				MEI	Markit Entity ID
GIIN	FATCA Global Intermediary Identification Number (Optional)	CRN	UK Company Registration Number (Optional)	LEI	Legal Entity ID (Optional)
Entity Type	Type of lender. If lender/entity type does not appear in list, you may provide your own value.
Address (of Lending Office): Registered address of lending office, including country of domicile.		Signature Block: Signature Block as it would appear on settlement documentation. E.g. (for separately managed account): ABC Fund by 123 Asset Management as Advisor
Fund Manager	Moore & Van Allen PLLC				MEI	Markit Entity ID
Lender Parent	Name of legal parent if different from lender entity. (Optional)				MEI	Markit Entity ID

NOTICE/SERVICING MESSAGE DELIVERY INSTRUCTIONS
Firm	Name of Company	Fax	Fax Number	Email	Email Address	Email Pfd.
Firm	Name of Company	Fax	Fax Number	Email	Email Address	Email Pfd.

STANDARD SETTLEMENT INSTRUCTIONS / WIRING INSTRUCTIONS
Currency	Applicable Currency.
Account With Institution	Name of Beneficiary’s Bank (usually custodian / trustee)
SWIFT BIC	8/11-Character BIC of Beneficiary’s Bank	ABA #	Routing # or UK Sort Code of Beneficiary’s Bank (optional)
Beneficiary Customer	Name of Ultimate Beneficiary (Lender) Name of Ultimate Beneficiary (Lender)
Beneficiary Account #	Account # of Ult. Beneficiary Account # of Ult. Beneficiary	IBAN	IBAN of Ultimate Beneficiary (opt)
Payment Reference (Remittance Info)	Use Standard Wire Reference Format*: [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]
Special Instructions
Template above can be used for wire instructions where receiving bank is custodian/trustee, and lender has dedicated account. Additional templates provided at Appendix A.

SERVICE PROVIDERS & THIRD-PARTY DATA ACCESS
						Doc. Delivery	Recon & Inventory
Role	Custodian/Trustee	Name	Name of Company	MEI	Markit Entity ID	☐	☐
Role	Relationship to lender:	Name	Name of Company	MEI	Markit Entity ID	☐	☐

CREDIT CONTACTS (LEGAL DOCUMENTATION, AMENDMENTS & WAIVERS)
Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.
Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.
Phone	Fax	Email
☐ Data Room Access		Pfd. Contact Method		Preferred contact method for inquiries.
Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

OPERATIONS CONTACTS (INQUIRIES ONLY)
Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.
Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.
Phone	Fax	Email
☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC		Pfd. Contact Method		Preferred contact method for inquiries.
Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

OPERATIONS CLOSER CONTACTS
Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.
Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.
Phone	Fax	Email
☐ Settlements ☐ Servicing ☐ SSI Verification ☐ KYC		Pfd. Contact Method		Preferred contact method for inquiries.
Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

LETTER OF CREDIT CONTACTS
Name	Name of group or individual.	Select group or Individual	Firm	Firm with which contact is affiliated.
Address: Registered address of contact’s office (if different than the lender’s office), including country of domicile.
Phone	Fax	Email
		Pfd. Contact Method		Preferred contact method for inquiries.
Copy and paste section above to add any additional contacts. It is recommended that at least one of the contacts be a group.

ADDITIONAL ENTITY DETAILS & KYC INFORMATION
Country of Incorporation	Country of Incorporation of lender	Country of Tax Residence	Country of Residence of lender for tax purposes
EIN	US Employee ID Number	UK Treaty Passport #	UK Treaty Passport #
US Tax Form	Type of tax form used/attached	UK Treaty Passport Expiry Date	UK Treaty Passport Expiry Date
Entity Referenced As	Primary Entity

CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION

PLEASE CHECK BOX OF THE CURRENCIES YOUR INSTITUTION CAN FUND UNDER THIS TRANSACTION:

☐ EURO	☐	☐
☐ GBP	☐	☐
☐ YEN	☐	☐
☐	☐	☐

PLEASE CHECK BOX IF YOUR INSTITUTION IS LICENSED TO FUND TO BORROWERS LOCATED IN THE FOLLOWING COUNTRIES:

☐ Singapore (through Bermuda Branch)	☐	☐
☐	☐	☐
☐	☐	☐
☐	☐	☐

Appendix A: Additional Wire Instruction Templates and Bank of America USD / FX Wire Instructions:

Template below can be used for wire instructions where recipient is intermediary bank with nostro account for custodian and the Lender does not have a dedicated account. Lender may copy and paste the template below as many times as necessary to capture various currency remittance instructions.

Currency	Applicable Currency.
Correspondent Bank	Name of Receiver’s Correspondent Bank (SWIFT 54a)
SWIFT BIC	8/11-Character SWIFT BIC of Correspondent Bank
Intermediary Bank	Name of Intermediary Bank (SWIFT 56a)
SWIFT BIC	8/11-Character SWIFT BIC of Intermediary Bank	ABA #	ABA/Routing # or UK Sort Code of Intermediary Bank (optional)
Account With Institution	Name of Beneficiary’s Bank – usually custodian (SWIFT 57a)
SWIFT BIC	8/11-Character SWIFT BIC of Beneficiary’s Bank	IBAN	IBAN of Beneficiary’s Bank at Intermediary
Beneficiary Customer	Name of Ultimate Beneficiary (Lender) (SWIFT 59a)
Beneficiary Account #	Account #/Code of Ult. Beneficiary
Payment Reference (Remittance Info)	Use Standard Wire Reference Format*: [Borrower Name] [Facility Name/Abbr.] [Facility/Deal CUSIP/ISIN] [Payment Purpose(s)] [Transaction Reference ID]
Special Instructions

Lender’s Payment Instructions:

Please input payment instructions for each respective currency referenced in CURRENCIES AND JURISDICTIONS FOR MULTICURRENCY TRANSACTIONS INFORMATION section above. If your respective institution is unable to fund any of the currencies noted, please notify Administrative Agent immediately.

Bank of America’s Payment Instructions:

USD Payment Instructions:
OMITTED

Foreign Currency Payment Instructions:

Appendix B: Lender’s Organizational Structure and Tax Status:

Please refer to the enclosed withholding tax instructions below and then complete this section accordingly.

Lender Taxpayer Identification Number (TIN):

Tax Withholding Form Delivered to Bank of America (circle applicable one):

W-9 W-8BEN W-8BEN-E W-8ECI W-8EXP W-8IMY

Tax Contact:
First:	MI:	Last:
Title:
Street Address:
Suite/ Mail Code:
City:	State:
Postal Code:	Country:
Telephone:	Facsimile:
E-Mail Address:
SyndTrak E-Mail Address:

NON–U.S. LENDER INSTITUTIONS

1.    Corporations:

If your institution is organized outside of the United States, is classified as a Corporation or other non-flow through entity for U.S. federal income tax purposes, and is the beneficial owner of the interest and other income it receives, you must complete one of the following three tax forms, as applicable to your institution: a.) Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding and Reporting (and a U.S. Tax Compliance Certificate if applicable)) or Form W-8BEN-E, b.) Form W-8ECI (Certificate of Foreign Person’s Claim that Income is Effectively Connected with the Conduct of a Trade or Business in the United States), or c.) Form W-8EXP (Certificate of Foreign Government or Other Foreign Organization for United States Tax Withholding and Reporting).

A U.S. taxpayer identification number is required for any institution submitting a Form W-8 ECI. It is also required on Form W-8BEN or Form W-8BEN-E for certain institutions claiming the benefits of a tax treaty with the U.S. Please refer to the instructions when completing the form applicable to your institution.

2.    Flow Through Entities

If your institution is organized outside the U.S., and is classified for U.S. federal income tax purposes as either a Partnership, Trust, Qualified or Non-Qualified Intermediary, or other non-U.S. flow-through entity, an original Form W-8IMY (Certificate of Foreign Intermediary, Foreign Flow-Through Entity, or Certain U.S. branches for United States Tax Withholding and Reporting) must be completed by the intermediary together with a withholding statement. Flow-through entities other than Qualified Intermediaries are required to include tax forms for each of the underlying beneficial owners.

Please refer to the instructions when completing this form

U.S. LENDER INSTITUTIONS:

If your institution is incorporated or organized within the United States, you must complete and return Form W-9 (Request for Taxpayer Identification Number and Certification).

Pursuant to the language contained in the tax section of the Credit Agreement, the applicable tax form for your institution must be completed and returned on or prior to the date on which your institution becomes a lender under this Credit Agreement.  Failure to provide the proper tax form when requested will subject your institution to U.S. tax withholding.

*Additional guidance and instructions as to where to submit this documentation can be found at this link:

EXHIBIT K
FORM OF U.S. TAX CERTIFICATES
[See attached]

Form of U.S. Tax Certificates

EXHIBIT K-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:    __, 20[ ]

Form of U.S. Tax Certificates

EXHIBIT K-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships
For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:    __, 20[ ]

Form of U.S. Tax Certificates

EXHIBIT K-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date:    __, 20[ ]

Form of U.S. Tax Certificates

EXHIBIT K-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Credit Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
Pursuant to the provisions of Section 3.01 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 881(c)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Company with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Company and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Company and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date:    __, 20[ ]

Form of U.S. Tax Certificates

EXHIBIT L

FORM OF LETTER OF CREDIT REPORT

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:
Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.
The undersigned, [insert name of L/C Issuer] (the “L/C Issuer”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.03(l) of the Credit Agreement.
The L/C Issuer plans to issue, amend, renew, increase or extend the follow Letter(s) of Credit on [insert date].

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal

[The L/C Issuer made a payment, with respect to L/C No. [_______], on [insert date] in the amount of [$]_____________].
[[Insert applicable person] failed to reimburse the L/C Issuer for a payment made in the amount of [$][_____________] pursuant to L/C No. [______] on [insert date of such failure].]

Set forth in the table below is a description of each Letter of Credit issued by the undersigned and outstanding on the date hereof.

L/C No.	Maximum Face Amount	Current Face Amount	Currency	Beneficiary Name	Issuance Date	Expiry Date	Auto Renewal

L-1
Form of Letter of Credit Report

IN WITNESS WHEREOF, the undersigned has caused this Letter of Credit Report to be duly executed as of the date first above written.

[l/c issuer], as L/C Issuer

By:
Name:
Title:
L-2
Form of Letter of Credit Report

EXHIBIT M

FORM OF SWING LINE LOAN REPORT

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned, [insert name of Swing Line Lender] (the “Swing Line Lender”) hereby delivers this report to the Administrative Agent, pursuant to the terms of Section 2.04(g) of the Credit Agreement.

The Swing Line Lender funded a Swing Line Loan on [insert date] in the amount of $[_____] with an interest rate of [_____]%

[On [insert date] the Company failed to make a payment then due in the amount of $[_____] on such outstanding Swing Line Loan.]

Set forth in the table below is a description of each Swing Line Loan issued by the undersigned and outstanding on the date hereof.

Date of Swing Line Loan	Amount of Swing Line Loan	Interest Rate

IN WITNESS WHEREOF, the undersigned has caused this Letter of Credit Report to be duly executed as of the date first above written.

[SWING LINE LENDER], as Swing Line Lender

By:
Name:
Title:
M-1
Form of Swing Line Loan Report

EXHIBIT N

FORM OF PRICING CERTIFICATE

To:    Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of January 7, 2021 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement”; the terms defined therein being used herein as therein defined), among Flex Ltd., a Singapore company (the “Company”), the Designated Borrowers from time to time party thereto, the Lenders from time to time party thereto and Bank of America, N.A., as Administrative Agent.

The undersigned hereby certifies, solely in [his/her] capacity as the [chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Company, that:

1.    [He/She] is the duly elected [chief executive officer, chief operating officer, chief financial officer, treasurer, assistant treasurer, controller or senior vice president of finance] of the Company, and [he/she] is authorized to deliver this Pricing Certificate on behalf of the Company;

2.    Attached as Annex A hereto is a true and correct copy of the KPI Metrics Report for the 20[__] calendar year;

3.    The Sustainability Fee Adjustment in respect of the 20[__] calendar year is [+][-][__] basis points per annum, and the Sustainability Rate Adjustment in respect of the 20[__] calendar year is [+][-][__] basis points per annum, in each case as computed as set forth on Annex B hereto; and

4    Attached as Annex C hereto is a review report of the KPI Metrics Auditor confirming that the KPI Metrics Auditor is not aware of any material modifications that should be made to such computations referred to in the immediately preceding paragraph 3 of this Pricing Certificate in order for them to be presented in all material respects in conformity with the applicable reporting criteria.
The foregoing certifications are made and delivered this [__] day of [_____], 20[__].

FLEX LTD.

By:
Name:
Title:
N-4
Form of Pricing Certificate

Annex A
KPI Metrics Report
[See attached]

N-4
Form of Pricing Certificate

Annex B
Sustainability Fee Adjustment; Sustainability Rate Adjustment
[See attached]

N-4
Form of Pricing Certificate

Annex C
Review Report of KPI Metrics Auditor
[See attached]

N-4
Form of Pricing Certificate